    As filed with the Securities and Exchange Commission on March 31, 1999
                                                     Registration No. 333-
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C. 20549
                               ---------------
                                   FORM S-3
                            REGISTRATION STATEMENT
                                     Under
                          The Securities Act of 1933
                               ---------------
                       GREEN TREE FINANCIAL CORPORATION
            (Exact name of registrant as specified in its charter)
                               ---------------
              Delaware                            41-1807858
   (State or other jurisdiction of   (I.R.S. Employer Identification No.)
   incorporation or organization)
                             1100 Landmark Towers
                             345 St. Peter Street
                       Saint Paul, Minnesota 55102-1639
                                (612) 293-3400
  (Address, including zip code, and telephone number, including area code, of registrant's principal executive offices)
                               ---------------
                               Joel H. Gottesman
                              300 Landmark Towers
                             345 St. Peter Street
                       Saint Paul, Minnesota 55102-1639
                                (612) 293-3400
(Name, address, including zip code, and telephone number, including area code, of agent for service)
                                  Copies to:
          Charles F. Sawyer                     Cathy M. Kaplan
        Dorsey & Whitney LLP                   Brown & Wood LLP
       220 South Sixth Street               One World Trade Center
    Minneapolis, Minnesota 55402           New York, New York 10048
                               ---------------
  Approximate date of commencement of proposed sale of securities to the public: As soon as practicable after the effective date of this Registration Statement.
  If the only securities being registered on this Form are being offered pursuant to dividend or interest reinvestment plans, please check the following box. [_]
  If any of the securities being registered on this Form are to be offered on a delayed or continuous basis pursuant to Rule 415 under the Securities Act of 1933, other than securities offered only in connection with dividend or interest reinvestment plans, check the following box. [X]
  If this Form is filed to register additional securities for an offering pursuant to Rule 462(b) under the Securities Act, please check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If this Form is a post-effective amendment filed pursuant to Rule 462(c) under the Securities Act, check the following box and list the Securities Act registration statement number of the earlier effective registration statement for the same offering. [_]
  If delivery of the prospectus is expected to be made pursuant to Rule 434, please check the following box. [_]
                        CALCULATION OF REGISTRATION FEE
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

                                            Proposed       Proposed
 Title of each class of       Amount        maximum        maximum      Amount of
    securities to be          to be      offering price   aggregate    registration
       registered           Registered    per unit(1)   offering price    fee(2)
-----------------------------------------------------------------------------------
 Manufactured Housing
  Contract
  Pass-Through
  Certificates.........   $4,000,000,000      100%      $4,000,000,000  $1,112,000
-----------------------------------------------------------------------------------
 Limited Guarantee of
  Green Tree Financial
  Corporation..........        (3)            (3)            (3)           (3)

-------------------------------------------------------------------------------
-------------------------------------------------------------------------------
(1) Estimated solely for the purpose of calculating the registration fee on the basis of the proposed maximum aggregate offering price, pursuant to Rule 457(c).
(2) The amount of Manufactured Housing Contract Pass Through Certificates
    being carried forward from Registration Statement No. 333-63265 pursuant to Rule 429 is $639,782,945, and the Registrant previously paid a filing fee with respect to such securities of $188,736 (calculated at the rate of $295 per $1,000,000 of the amount of securities registered, the rate in effect at the time such Registration Statement was filed).
(3) No additional consideration will be paid for the Limited Guarantee; accordingly, no separate filing fee is being paid herewith pursuant to
    Rule 457(n).
                               ---------------
  Pursuant to Rule 429, the Prospectus contained in this Registration
Statement relates to and constitutes Post-Effective Amendment No. 1 to Registration Statement No. 333-63265, which first became effective on
September 25, 1998.
  The Registrant hereby amends this Registration Statement on such date or dates as may be necessary to delay its effective date until the Registrant shall file a further amendment which specifically states that the Registration Statement shall thereafter become effective in accordance with Section 8(a) of the Securities Act of 1933, or until the Registration Statement shall become effective on such date as the Commission, acting pursuant to said Section
8(a), may determine.
-------------------------------------------------------------------------------
-------------------------------------------------------------------------------

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This preliminary Prospectus Supplement and the information contained herein   +
+are subject to completion or amendment and prospective purchasers are         +
+referred to the related final Prospectus Supplement for definitive            +
+information on any matter contained herein. This preliminary Prospectus       +
+Supplement shall not constitute an offer to sell or the solicitation of an    +
+offer to buy nor shall there be any sale of these securities in any           +
+jurisdiction in which such offer, solicitation or sale would be unlawful + +prior to registration or qualification under the securities laws of any such +
+jurisdiction.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS SUPPLEMENT
(To Prospectus dated February  , 1999)

                              $     (Approximate)

GREEN TREE

                              Seller and Servicer

   Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates
                                 Series 1999-

 The Certificates will consist of 14 classes, but we are offering only the following classes now:

             Remittance     Approximate     Price to  Underwriting Proceeds to
  Class         Rate    Principal Amount(1) Public(2)   Discount   Company(3)
  -----      ---------- ------------------- --------- ------------ -----------
  A-1.......       %           $                 %          %             %
  A-2.......       %           $                 %          %             %
  A-3.......       %           $                 %          %             %
  A-4.......       %           $                 %          %             %
  A-5.......       %           $                 %          %             %
  A-6.......       %           $                 %          %             %
  A-7.......       %(4)        $                 %          %             %
  M-1.......       %(4)        $                 %          %             %
  M-2.......       %(4)        $                 %          %             %
  B-1.......       %(4)        $                 %          %             %
  B-2.......       %(4)        $                 %          %             %
                               -----                                  -----
  Total.....                   $                                      $
                               =====                                  =====

 -----
 (1) May vary plus or minus 5%.
 (2) Plus any accrued interest beginning on      , 1999.
 (3) Before deducting expenses, which we estimate to be $515,000.
 (4) Or the weighted average of the rates on the contracts in the contract pool, if less.

    Consider carefully the Risk Factors beginning on page S-9 in this prospectus supplement and on page 9 in the prospectus.

    Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

    These Certificates will be delivered through the Same-Day Funds Settlement
System of the Depository Trust Company on or about     , 1999.

    The underwriters named below will offer these securities to the public at the offering price listed on this cover page and they will receive the discount listed above. See "Underwriting" on page S-57 in this prospectus supplement and on page 58 in the prospectus.

                                 [Underwriters]

             The date of this prospectus supplement is      , 1999

                               TABLE OF CONTENTS
                             Prospectus Supplement

                                                                            Page
                                                                            ----
Summary of the Terms of the Offered Certificates...........................  S-3
Risk Factors...............................................................  S-9
Structure of the Transaction............................................... S-11
The Contract Pool.......................................................... S-11
Green Tree Financial Corporation........................................... S-16
Yield and Prepayment Considerations........................................ S-19
Description of the Certificates............................................ S-32
Use of Proceeds............................................................ S-53
ERISA Considerations....................................................... S-54
Legal Investment Considerations............................................ S-56
Underwriting............................................................... S-57
Legal Matters.............................................................. S-58

                                   Prospectus

Important Information About Information Presented in this Prospectus and
 the Accompanying Prospectus Supplement...................................   2
Reports to Holders of the Certificate.....................................   2
Where You Can Find More Information.......................................   2
Summary of the Terms of the Certificates..................................   4
Risk Factors..............................................................   9
The Trust Fund............................................................  11
Use of Proceeds...........................................................  13
Green Tree Financial Corporation..........................................  13
Yield Considerations......................................................  15
Maturity and Prepayment Considerations....................................  16
Description of the Certificates...........................................  16
Description of FHA Insurance and VA Guarantees............................  32
Certain Legal Aspects of the Contracts....................................  33
ERISA Considerations......................................................  39
Certain Federal Income Tax Consequences...................................  41
Legal Investment Considerations...........................................  58
Ratings...................................................................  59
Underwriting..............................................................  59
Legal Matters.............................................................  60
Experts...................................................................  60
Glossary..................................................................  61

      No dealer, salesperson or other individual has been authorized to give any information or make any representations not contained in this Prospectus in connection with the offering covered by this Prospectus. If given or made, such information or representations must not be relied upon as having been authorized by the Company or the Underwriters. This Prospectus does not constitute an offer to sell, or a solicitation of an offer to buy, the Certificates in any jurisdiction where, or to any person to whom, it is unlawful to make such offer or solicitation. Neither the delivery of this Prospectus nor any sale made hereunder shall, under any circumstances, create an implication that there has not been any change in the facts set forth in this Prospectus or in the affairs of the Trust since the date hereof.

      This document consists of a prospectus supplement and a prospectus. The prospectus provides general information about Green Tree Financial Corporation ("Green Tree" or the "Company"), about Green Tree's manufactured housing lending business, and about any series of certificates for manufactured housing loans that Green Tree may wish to sell. This prospectus supplement contains more detailed information about this series of certificates. Since the terms of this series may differ from the general information provided in the prospectus, you should rely on the information in this prospectus supplement rather than any different information in the prospectus.

      If you have received a copy of this prospectus supplement and prospectus in an electronic format, and if the legal prospectus delivery period has not expired, you may obtain a paper copy of this prospectus supplement and prospectus from Green Tree or an underwriter by asking for it.

                SUMMARY OF THE TERMS OF THE OFFERED CERTIFICATES

     This summary highlights selected information regarding the Certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Certificates, read this entire prospectus supplement and the accompanying prospectus.

     The    classes of Certificates (the "Certificates"), Series 1999, listed in the table below will represent interests in a trust (the "Trust") consisting of a pool of manufactured housing contracts and installment loan agreements.

                                                  Approximate       S&P   Fitch
Class                         Remittance Rate Principal Amount (1) Rating Rating
-----                         --------------- -------------------- ------ ------
A-1..........................          %          $
A-2..........................
A-3..........................
A-4..........................
A-5..........................
A-6..........................
A-7..........................          (2)
M-1..........................          (2)
M-2..........................          (2)
B-1..........................          (2)
B-2..........................          (2)
B-3I.........................          (3)
C Master.....................          (4)
C Subsidiary.................          (4)

-------
(1) May vary plus or minus 5%.
(2) Or the weighted average of the rates on the contracts in the contract pool, if less.
(3) This class is entitled to any excess interest on each remittance date.
(4)This class is not entitled to any distributions of interest.

     Only some classes of the Certificates are being offered pursuant to this prospectus supplement and prospectus, and they are identified on the cover page of this prospectus supplement. Green Tree (or an affiliate) initially will retain the Class B-2 Certificates, but may sell any or all of these Certificates in negotiated transactions or otherwise at varying prices to be determined at the time of the sale. The proceeds to the Company from any sale of the Class B-2 Certificates will be the purchase price paid by the purchaser, less any expenses payable by the Company and any compensation payable to any underwriter and dealer.

Seller and Servicer........  Green Tree Financial Corporation.

Trustee....................  [Trustee]

Remittance Date............  The first day of each month, or, if that first day is not a business day, the next succeeding business day, beginning in 1999.

Record Date................  The business day just before the related remittance date.

Priority of                  Distributions on the Certificates on any
 Distributions.............  remittance date will be made primarily from amounts collected on the Contracts during the prior calendar month (the "Amount Available"). On each remittance date, the Trustee will apply the Amount Available to make distributions of principal and interest on the Certificates in the following order of priority:

                                   ^ Class A interest

                                   ^ Class M-1 interest

                                   ^ Class M-2 interest

                                   ^ Class B-1 interest

                                   ^ Class A principal

                                   ^ Class M-1 principal

                                   ^ Class M-2 principal

                                   ^ Class B-1 principal

                                   ^ Class B-2 interest

                                   ^ Class B-2 principal

                             See "Description of the Certificates--Payments on Contracts; Distributions on Certificates" for a detailed description of the amounts that will constitute the Amount Available for any remittance date.

A. Interest on the Class
  A, Class M-1, Class M-2
  and Class B-1
  Certificates.............  Interest will be payable on each remittance date first to each Class of Class A Certificates concurrently, then to the Class M-1 Certificates, then to the Class M-2 Certificates, and then to the Class B-1 Certificates to the extent of the Amount Available. See "Description of the Certificates--Distributions" and "--Losses on Liquidated Contracts" for a more detailed description of the calculation of interest payable on the Certificates.

B. Principal on the Class
  A, Class M-1, Class M-2
  and Class B-1
  Certificates.............  After paying the amounts of interest due on the
                             Certificates described above, the Trustee will then apply the remaining Amount Available to pay principal on the Class A, Class M-1, Class M-2, and Class B-1 Certificates. The applicable class percentage of a formula amount dictated by the principal due (whether or not collected) and certain other collections on the Contracts for that remittance date will be paid:

                                   ^to the Class A-1 Certificates until
                                    retired, then

                                   ^to the Class A-2 Certificates until
                                    retired, then

                                   ^to the Class A-3 Certificates until
                                    retired, then

                                   ^to the Class A-4 Certificates until
                                    retired, then

                                   ^to the Class A-5 Certificates until
                                    retired, then

                                   ^to the Class A-6 Certificates until
                                    retired, then

                                   ^to the Class A-7 Certificates until
                                    retired, then

                                   ^to the Class M-1 Certificates, then

                                   ^to the Class M-2 Certificates, and then

                                   ^to the Class B-1 Certificates.

                             Prior to the Remittance Date in the applicable class percentage for the Class M Certificates and the Class B Certificates will probably be zero. Thereafter, assuming delinquencies, defaults and losses on the Contracts remain below certain thresholds, the applicable class percentage for each class will probably be proportionate to its outstanding balance. See "Description of the Certificates-- Distributions" for a more detailed description of the calculation of principal payable on the Certificates.

C. Class B-2 Interest......  After paying the amounts of interest and principal due on the other Certificates described above, the Trustee will then apply the remaining Amount Available to pay interest on the Class B-2 Certificates. See "Description of the Certificates--Distributions" and "--Losses on Liquidated Contracts."

D. Class B-2 Principal.....  After paying the amounts of interest and principal due on the Certificates described above, the Trustee will then apply the remaining Amount Available to pay principal due on the Class B-2 Certificates. In general, principal will not be payable on the Class B-2 Certificates until the Class B-1 Certificates have been retired. After that has occurred, the Class B-2 Certificates will be entitled to receive principal in an amount equal to the Class B Percentage of the formula principal distribution amount described above. See "Description of the Certificates--Distributions" and "--Losses on Liquidated Contracts."

Subordination of Class M-
 1, Class M-2, Class B,
 Class B-3I and Class C
 Certificates..............  The Class M-1 Certificates, Class M-2
                             Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates will be subordinated to the Class A Certificates in payment of both interest and principal:

                                   ^the Trustee will apply the Amount
                                    Available to pay all interest then due on the Class A Certificates before paying the interest then due on the Class M-1 Certificates, Class M-2 Certificates, Class B Certificates or Class B-3I Certificates; and

                                   ^the subordinated certificates are entitled
                                    to principal distributions only after the principal then due on the Class A Certificates is paid.

                             This increases the possibility that the Class A Certificates would be paid in full but the other classes of certificates would not. The Class B Certificates will be subordinated to the Class A and Class M Certificates in the same manner, with interest paid from the Amount Available only after all interest then due on the Class A and Class M Certificates has been paid, and principal paid only after payment of all principal then due on the Class A and Class M Certificates. The Class B-3I and Class C Certificates will be subordinated to all the other Certificates. See "Description of the Certificates--Distributions" for a more detailed description of the manner and order of priority of distributions on the Certificates.

                             In addition, in the event of severe losses and delinquencies on the Contracts, those losses will first be imposed on the

                             Class B-2 Certificates, and then on the Class B-1 Certificates, and so on through classes of increasing seniority. See "Description of Certificates--Losses on Liquidated Contracts" for a more detailed description of the allocation of losses on the Contracts.

Class B-2 Limited            We will guarantee payment of interest and
 Guarantee.................  principal on the Class B-2 Certificates. The
                             Class B-2 Limited Guarantee does not benefit any other class of Certificates. The Class B-2
                             Limited Guarantee will be an unsecured general obligation of Green Tree and will not be supported by any letter of credit or other credit enhancement. See "Description of the
                             Certificates--Limited Guarantee of the Company" for a complete description of our obligation under the Class B-2 Limited Guarantee.

Capitalized Interest         On the closing date, we will establish a
 Account ..................  capitalized interest account to cover interest payments on the Certificates on the remittance
                             dates in     and     1999 in the event interest
                             payments on the Contracts are insufficient. To
                             establish the account, we will deposit an amount
                             that is approved by the rating agencies. If we do
                             not collect enough on the Contracts to make a
                             full interest distribution on the Certificates on
                             the remittance dates in     and     1999, the
                             Trustee will withdraw the amount of the shortfall from the Capitalized Interest Account and deposit it in the Certificate Account. The Trustee will release any funds remaining in the Capitalized
                             Interest Account after the distribution to certificateholders in 1999 to one of our subsidiaries.

Repurchase Option..........  After the aggregate principal balance of the
                             Contracts is less than 10% of their aggregate principal balance at the time they were transferred to the Trust, we will have the option to purchase all of the outstanding Contracts. See "Description of the Certificates--Repurchase Option" herein and in the prospectus for a more detailed description of the terms of this repurchase option.

The Contracts..............  The Contract Pool will consist of fixed rate manufactured housing installment sale contracts and installment loan agreements. This prospectus supplement provides information regarding a portion of the contracts, representing about 78% of the Contract Pool, which are referred to as the "Initial Contracts." We will transfer another portion of the Contracts, referred to as the "Additional Contracts," to the Trust on the Closing Date. If the aggregate principal balance of the Initial Contracts and the Additional Contracts is less than the aggregate original principal balance of the Certificates, we may transfer Contracts representing the difference to
                             the Trust no later than         . This last group
                             of Contracts is referred to as the "Subsequent Contracts."

                             With respect to the Initial Contracts (as of
                              , 1999):

                               ^  all are conventional and none are FHA-
                                  insured or VA-guaranteed;

                               ^  the related properties are located in
                                  states;

                               ^ the Contract rates range from % to %, with a weighted average of %;

                               ^  the weighted average term to scheduled
                                  maturity, as of their dates of origination,
                                  is    months, and the weighted average term
                                  to scheduled maturity is     months; and

                               ^  the latest scheduled maturity date is in


                             See "The Contract Pool" for a more detailed description of the first group of Contracts and the permissible characteristics of the second and third groups of Contracts.

Pre-Funding Account........  If the aggregate principal balance of the
                             Contracts we transfer to the Trust on the Closing Date (the Initial Contracts and Additional Contracts) is less than the aggregate original principal balance of the Certificates, that difference will be deposited by the Trustee in the pre-funding account, and those funds will be used to purchase Contracts from time to time
                             until       , 1999. If those funds are not
                             completely used by       , 1999, the remaining
                             funds (if any) will be distributed as principal on the Class A-1 Certificates on the first remittance date on or after the last day of the pre-funding period.

Tax Status.................  In the opinion of counsel to Green Tree, for federal income tax purposes, the Trust will consist of two segregated asset pools--the "Master REMIC" and the "Subsidiary REMIC"--and each will be treated as a separate "real estate mortgage investment conduit" or "REMIC," as described in the Internal Revenue Code of 1986, as amended. The Class A Certificates, the Class M Certificates, the Class B Certificates and the Class B-3I Certificates will constitute "regular interests" in the Master REMIC and generally will be treated as debt instruments of the Trust for federal income tax purposes. The Class C Certificates will constitute "residual interests" in the Master REMIC and the Subsidiary REMIC. As a holder of Certificates, you will be required to include as income interest on your Certificates (including any original issue discount) in accordance with the accrual method of accounting, even if you usually use the cash method of accounting. See "Certain Federal Income Tax Consequences" in the prospectus for a more detailed description of the federal income tax consequences of an investment in the Certificates.

Money Market Eligibility...  The Class A-1 Certificates will have a final
                             maturity date of        , 2000. The Class A-1
                             Certificates will be eligible securities for purchase by money market funds under Rule 2a-7 under the Investment Company Act of 1940. A fund should consult with its advisor regarding the eligibility of the Class A-1 Certificates under Rule 2a-7 and the fund's investment policies and objectives.

ERISA Considerations.......  Subject to the conditions described under "ERISA
                             Considerations," employee benefit plans that are subject to the Employee Retirement Income Security Act of 1974, as amended, may purchase the Class A Certificates. An employee benefit plan may not purchase any other class of Certificates, unless it satisfies the conditions described under "ERISA Considerations" herein and in the prospectus.

Legal Investment             The Class A Certificates and the Class M-1
 Considerations............  Certificates will not constitute "mortgage related securities" for purposes of the Secondary
                             Mortgage Market Enhancement Act of 1984 ("SMMEA") until the amount in the Pre-Funding Account is zero. At such time, the Class A Certificates and Class M-1 Certificates will be "legal investments" for certain types of institutional investors to the extent provided in SMMEA. The
                             Class M-2 Certificates and the Class B
                             Certificates also will not constitute "mortgage related securities" for purposes of SMMEA because they will not be rated in one of the two highest ratings by Standard & Poor's Rating Services, a division of The McGraw-Hill Companies, Inc.
                             ("S&P"), and by Fitch IBCA, Inc. ("Fitch"). This means that many institutions that have the legal authority to invest in "mortgage related securities" may not be legally authorized to invest in the Certificates. You should consult with your own legal advisor to decide whether and to what extent you may legally invest in the Certificates.

Ratings....................  The Certificates will not be issued and sold unless S&P and Fitch have assigned the ratings specified on page S-3 (or better) to the Certificates.

                             The rating of each class of Certificates by S&P addresses the likelihood of timely receipt of interest and ultimate receipt of principal. The rating of each class of Certificates by Fitch addresses the likelihood of timely payment of interest and ultimate payment of principal. A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The ratings of the Class B-2 Certificates are based in part on an assessment of the Company's ability to make payments under the Limited Guarantee.

                             Although the Company has not requested a rating of the Certificates from any rating agencies other than S&P and Fitch, other rating agencies may assign a rating to the Certificates. These ratings could be higher or lower than the ratings initially given by S&P and Fitch to the Certificates.

                                 RISK FACTORS

      Consider the following risk factors in deciding whether to purchase Certificates. More risk factors, applicable to any series of certificates like these, are printed in the prospectus, and you should consider those risk factors also.

Risks That May Cause Increased Delinquencies and Losses on the Contracts

      Payments on the Certificates will be made primarily from payments on the Contracts. If the obligors on the Contracts do not make timely payments, the Trust may not be able to make timely payment of interest and principal on your Certificate. If an obligor defaults on a contract, then the Trust will be relying on the Servicer's ability to repossess and resell that manufactured home. If delinquencies are higher than expected, or defaults are higher than expected, or losses after default are higher than expected, you may lose some or all of your investment. You should consider several risks that might cause higher than expected delinquencies, defaults or losses:

          General Economic Conditions. Downturns in regional or local economic conditions historically have caused increased delinquency, defaults and losses on manufactured housing loans. An economic downturn in any region where a number of the obligors on the Contracts are located might cause higher delinquencies, defaults and losses on the Contracts.

          Depreciation in Value of Manufactured Homes. A manufactured home generally depreciates over time. As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the loan for that home. If the value of the manufactured homes securing the Contracts declines faster than expected, then defaults and losses on the Contracts may rise.

          Security Interests and Certain Other Aspects of the Contracts. If an obligor defaults on a Contract, the Servicer may not be able to repossess that manufactured home, or it may not be able to recover the full amount due on that Contract. For more information, see "Risk Factors" in the prospectus.

Risks Resulting from High Delinquency and Liquidation Losses

      Different classes of Certificates will bear different risks of delinquencies and defaults on the Contracts. The more subordinate classes face greater risks from delinquencies and defaults. Delinquencies and defaults on the Contracts will result in a smaller amount of cash available for distribution on a payment date. Because the available cash is distributed in a specified priority, Certificates that are lower in that priority may not receive some or even any of the amount due to them on that payment date. In addition, a high rate of defaults and losses on the Contracts could result in the outstanding principal balance of the Contracts being lower than the outstanding principal balance of the Certificates. Any such discrepancy would result in a liquidation loss, which would be imposed first on the Class B-2 Certificates until their principal balance was reduced to zero, then on the Class B-1 Certificates until their principal balance was reduced to zero, and so on in increasing order of seniority.

      The only protection against delinquencies and liquidation losses for the more senior classes of Certificates is the subordination of the more subordinate classes. For example, if there are high delinquencies or liquidation losses on the Contracts, the Class B-1 Certificates would lose the protection against losses afforded by the subordination of the Class B-2 Certificates, Class B-3I Certificates and Class C Certificates, and investors in the Class B-1 Certificates might suffer a loss on their investment. Even higher delinquencies or liquidation losses on the Contracts would eliminate the protection the Class M-2 Certificates have from the subordination of the Class B-1 Certificates, and so on for the Class M-1 Certificates and then the Class A Certificates. For more information, see "Description of the Certificates--Subordination of Class M-1 Certificates, Class M-2 Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates."

Risks of Contract Prepayments

      The Contracts may be prepaid in full or in part at any time before their scheduled maturity due to various factors, such as:

    .homeowner mobility,

    .general and regional economic conditions,

    .prevailing interest rates, and

    .natural disasters.

      The prepayment experience on manufactured housing contracts varies greatly and may affect the average life of the Certificates. If you purchase a Certificate at a discount, then slower than expected prepayments on the Contracts will reduce the yield on your Certificate. If you purchase a Certificate at a premium, then faster than expected prepayments on the Contract will reduce the yield on your Certificate. You must not assume that the Contracts will prepay at any particular rate, or at a constant rate. For more information, see "Yield and Prepayment Considerations" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

Uncertain Timing of Distributions of Principal

      The Class M-1, Class M-2 and Class B Certificates will not receive distributions of principal until certain tests are satisfied, and those distributions of principal will stop if those tests are not met later. Those tests depend on the rate of prepayments on the Contracts and on the level of delinquencies, defaults and losses of the Contracts. We cannot predict when the tests for distributions of principal on the Class M-1, Class M-2 and Class B Certificates will be satisfied, or when principal will be paid on the Class M-1, Class M-2 or Class B Certificates. For more information, see "Yield and Prepayment Considerations" in this prospectus supplement and "Maturity and Prepayment Considerations" in the prospectus.

Risk of Limited Liquidity of Certificates

      The Class A Certificates and the Class M-1 Certificates will not constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") until the amount in the Pre-Funding Account (as described in "Description of the Certificates--Conveyance of Subsequent Contracts and Pre-Funding Account") is zero. At such time, the Class A Certificates and Class M-1 Certificates will be "legal investments" for certain types of institutional investors to the extent provided in SMMEA. The Class M-2 Certificates and the Class B Certificates also will not constitute "mortgage related securities" for purposes of SMMEA because they will not be rated in one of the two highest ratings by S&P and Fitch. As a result, the market for these securities will be limited because many institutions that have the legal authority to invest in "mortgage related securities" may not have legal authority to invest in these Certificates.

Bankruptcy

      If we become involved in bankruptcy proceedings, distributions to you could be delayed or reduced. For more information, see "Risk Factors" in the prospectus.

                          STRUCTURE OF THE TRANSACTION

      The Manufactured Housing Contract Senior/Subordinate Pass-Through Certificates, Series1999- (the "Certificates") will represent interests in a trust (the "Trust") consisting of a pool (the "Contract Pool") of manufactured housing installment sale contracts and installment loan agreements (collectively, the "Contracts") and certain related property conveyed by Green Tree Financial Corporation (in such capacity referred to herein as "Green Tree" or the "Company"). The Company will establish the Trust and transfer the Contracts and related rights to the Trust pursuant to a Pooling and Servicing Agreement (the "Agreement") between Green Tree and [Trustee], as trustee (the "Trustee"). The Certificates represent fractional undivided interests in the Trust, the corpus of which will consist of the Contracts (including all rights to receive payments due on or after the related Cut-off Date (as defined below) for each Contract and security interests in the Manufactured Homes securing such Contracts), rights under certain hazard insurance policies with respect to the Manufactured Homes, amounts held for the Trust in the Certificate Account (as defined below) and additional accounts, if any, and all proceeds in any way derived from any of the foregoing. The Company will also service the Contracts for the Trust. [Custodian] will act as custodian to hold the documents relating to all Land-and-Home Contracts, meaning those Contracts that are primarily secured by a lien on real estate (including the manufactured home, which is considered permanently affixed to the real estate). Green Tree will hold all the other Contracts on behalf of the Trustee.

      Payments by obligors on the Contracts will be deposited in a separate Eligible Account maintained in the name of the Trustee (the "Certificate Account") no later than one Business Day after receipt. Funds in the Certificate Account will be applied on the first day of each month (or, if such day is not a Business Day, the next succeeding business day) (a "Remittance Date") to make the distributions to Certificateholders described under "Description of the Certificates--Distributions" and to pay certain monthly fees to the Company as compensation for servicing the Contracts. The Company, in its capacity as Servicer of the Contracts, and any successor servicer are referred to herein as the "Servicer." The Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6, Class A-7, Class M-1, Class M-2 and Class B-1 Certificates are referred to herein as the "Offered Certificates."

      Terms used and not otherwise defined herein shall have the respective meanings ascribed to such terms in the Prospectus.

                               THE CONTRACT POOL

      This Prospectus Supplement contains information regarding the Initial Contracts, which consist of manufactured housing installment sale contracts and
installment loan agreements originated through        , 1999. The Agreement
provides that additional manufactured housing contracts (the "Additional
Contracts") will be purchased by the Trust on        , 1999 (the "Closing
Date"), and that, if necessary, other manufactured housing contracts (the "Subsequent Contracts") will be purchased by the Trust from time to time after
the Closing Date until      , 1999. Although the Additional Contracts and
Subsequent Contracts will have characteristics that differ somewhat from the Initial Contracts described herein, the Company does not expect that the characteristics of the Additional Contracts and Subsequent Contracts will vary materially from the Initial Contracts. In addition, the Additional Contracts and Subsequent Contracts must conform to certain representations and warranties set forth in the Agreement. See "Description of the Certificates" herein.

      The Trust is entitled to all payments due or made on each Contract on or after the Cut-off Date for such Contract. The "Cut-off Date" for the Initial
Contracts and Additional Contracts is        , 1999 (or the date of
origination, if later). For Subsequent Contracts purchased on or before       ,
1999, the "Cut-off Date" is       , 1999 (or the date of origination, if
later). For Subsequent Contracts purchased from       through       , 1999, the
"Cut-off Date" is       , 1999 ( or the date of origination, if later). For
Subsequent Contracts purchased on or after       , 1999, the "Cut-off Date" is
      , 1999 (or the date of origination, if later).

      The Company expects that the Contract Pool will have an aggregate principal balance as of the date of their transfer to the Trust of
approximately $           . The Initial Contracts have an aggregate principal
balance as of the Cut-off Date of $           , or approximately   % of the
Contract Pool. All of the Contracts will have been originated by a manufactured housing dealer and purchased by the Company from such dealer, or will have been originated by the Company directly. The Contracts will have been originated or acquired by the Company in the ordinary course of the Company's business.

      Manufactured housing installment sale contracts and manufactured housing installment loan agreements are hereinafter collectively referred to as "manufactured housing contracts" or "contracts." Each Contract will be secured by a Manufactured Home or, in the case of a Land-and-Home Contract, will be secured by a lien on real estate to which the Manufactured Home is deemed
permanently affixed. As of the Cut-off Date, a total of      , or      % by
aggregate principal amount of the Initial Contracts, were Land-and-Home
Contracts.

      Each Contract will bear a fixed contract rate of interest (the "Contract Rate"). Most of the Contracts, other than "step-up rate" Contracts, provide for level payments over the entire term of the Contract. Of the Initial Contracts,
a total of    , or     % by aggregate principal amount, are step-up rate
Contracts. The Contract Rate of a step-up rate Contract steps up on a
particular date from its initial Contract Rate. A total of    step-up rate
Contracts, or     % of the Initial Contracts by aggregate principal amount,
provide for two increases in the Contract Rate from the initial Contract Rate and the remaining step-up rate Contracts provide for a single increase in the Contract Rate. All of the Initial Contracts that are step-up rate Contracts are still bearing interest at their initial Contract Rate (the period during which such Contracts bear interest at their initial Contract Rate being referred to herein as the "Low Rate Period"). During the Low Rate Period, the total amount and the principal portion of each Scheduled Payment is determined on a basis that would cause the Contract to be fully amortized over its term if the Contract were to bear interest during its entire term at its initial Contract Rate and were to have level payments over its entire term. The total amount and principal portion of each scheduled payment due after the end of the applicable Low Rate Period is determined on a basis that would cause the Contract (which would then be bearing interest at a stepped-up rate) to be fully amortized over its remaining term on a level-payment basis. Of the Initial Contracts, the Low Rate Periods for those step-up rate Contracts providing for a single increase
in the Contract Rate will end no earlier than      1999 and no later than
2000. The Contract Rates for such step-up rate Contracts will increase by     %
or      %. Of the Initial Contracts, the Low Rate Periods for those step-up rate Contracts providing for two increases in the Contract Rate will end no
later than      2000, and the period with the interim applicable Contract Rate
will end in      2001. The Contract Rates for such step-up rate Contracts will
increase first by     % and then by an additional     %. The combined increases
in scheduled payments for all step-up rate Contracts range from $      to
$       per month. The statistical information concerning the Initial Contracts which is set forth below, to the extent it relates to the Contract Rates of the step-up rate Contracts, takes into account only their Contract Rates as of the Cut-off Date.

      The Initial Contracts were originated between      1985 and        .
Approximately 75% of the aggregate principal amount of the Initial Contracts is attributable to loans to purchase Manufactured Homes which were new and
approximately   % is attributable to loans to purchase Manufactured Homes which were used at the time the related Initial Contract was originated. All of the Initial Contracts are conventional contracts and none are FHA-insured or VA-
guaranteed. The Contract Rate on the Initial Contracts ranged from     % to
     % with a weighted average of approximately     %. The Initial Contracts
have remaining maturities, as of the Cut-off Date, of at least   months but not
more than    months and original maturities of at least   months but not more
than    months, and a weighted average remaining term to scheduled maturity, as
of the Cut-off Date, of    months. The average remaining principal balance per
Initial Contract as of the Cut-off Date was $           and the outstanding
principal balances of the Initial Contracts as of the Cut-off Date ranged from
$298.07 to $           . The Obligors on the Initial Contracts are located in
states. The Obligors on approximately     % of the Initial Contracts by
remaining principal balance are located in       ,     % in    ,     % in    ,
    % in    ,     % in     and     % in    . No other state represented more
than 5% of the Initial Contracts.

      Set forth below is a description of certain additional characteristics of the Initial Contracts as of the Cut-off Date.

           Geographical Distribution of Initial Contract Obligors(1)

                                                                             % of Contract
                                                               Aggregate        Pool by
                                           % of Contract   Principal Balance  Outstanding
                            Number of    Pool by Number of    Outstanding      Principal
                         Contracts as of  Contracts as of     as of Cut-     Balance as of
State                     Cut-off Date     Cut-off Date        off Date      Cut-off Date
-----                    --------------- ----------------- ----------------- -------------
Alabama.................                            %          $                      %
Alaska..................
Arizona.................
Arkansas................
California..............
Colorado................
Connecticut.............
Delaware................
Florida.................
Georgia.................
Hawaii..................
Idaho...................
Illinois................
Indiana.................
Iowa....................
Kansas..................
Kentucky................
Louisiana...............
Maine...................
Maryland................
Massachusetts...........
Michigan................
Minnesota...............
Mississippi.............
Missouri................
Montana.................
Nebraska................
Nevada..................
New Hampshire...........
New Jersey..............
New Mexico..............
New York................
North Carolina..........
North Dakota............
Ohio....................
Oklahoma................
Oregon..................
Pennsylvania............
South Carolina..........
South Dakota............
Tennessee...............
Texas...................
Utah....................
Vermont.................
Virginia................
Washington..............
West Virginia...........
Wisconsin...............
Wyoming.................
                              -----           ------           --------         ------
Total...................                      100.00%          $                100.00%
                              =====           ======           ========         ======

--------
[* Indicates an amount greater than zero but less than .005% of the aggregate principal balance of the Initial Contracts as of the Cut-off Date.]
(1) Based on obligor's billing address.

                   Years of Origination of Initial Contracts

                           Number of       Aggregate      % of Contract Pool by
                           Contracts   Principal Balance  Outstanding Principal
                             as of        Outstanding         Balance as of
Year of Origination(1)    Cut-off Date as of Cut-off Date     Cut-off Date
----------------------    ------------ ------------------ ---------------------
1985.....................                   $                          %
1988.....................
1989.....................
1990.....................
1991.....................
1992.....................
1993.....................
1994.....................
1995.....................
1996.....................
1997.....................
1998.....................
1999.....................
                             -----          --------             ------
   Total.................                   $                    100.00%
                             =====          ========             ======

--------
[* Indicates an amount greater than zero but less than .005% of the aggregate principal balance of the Initial Contracts as of the Cut-off Date.]
(1) The Initial Contracts shown in the above table with earlier years of origination primarily represent Contracts originated by the Company and subsequently refinanced through the Company. The Company retains the first origination dates on its records with respect to such refinanced Contracts.

               Distribution of Original Initial Contract Amounts

                          Number of       Aggregate      % of Contract Pool by
                          Contracts   Principal Balance  Outstanding Principal
 Original Contract          as of        Outstanding         Balance as of
Amount (in Dollars)(1)   Cut-off Date as of Cut-off Date     Cut-off Date
----------------------   ------------ ------------------ ---------------------
Less than $10,000.......                   $                          %
Between $10,000 and
 $19,999................
Between $20,000 and
 $29,999................
Between $30,000 and
 $39,999................
Between $40,000 and
 $49,999................
Between $50,000 and
 $59,999................
Between $60,000 and
 $69,999................
Between $70,000 and
 $79,999................
Between $80,000 and
 $89,999................
Between $90,000 and
 $99,999................
Between $100,000 and
 $109,999...............
Between $110,000 and
 $119,999...............
Between $120,000 and
 $129,999...............
Between $130,000 and
 $139,999...............
Between $140,000 and
 $149,999...............
Between $150,000 and
 $159,999...............
Between $160,000 and
 $169,999...............
Between $170,000 and
 $179,999...............
Between $180,000 and
 $189,999...............
Between $190,000 and
 $199,999...............
Between $200,000 and
 $249,999...............
                            -----          --------             ------
   Total................                   $                    100.00%
                            =====          ========             ======

--------
(1) The largest original Initial Contract amount is $     , which represents
       % of the aggregate principal balance of the Initial Contracts as of the Cut-off Date.

       Distribution of Original Loan-to-Value Ratios of Initial Contracts

                                             Aggregate Principal   % of Contract Pool by
                         Number of Contracts Balance Outstanding   Outstanding Principal
Loan-to-Value Ratio (1)  as of Cut-off Date  as of Cut-off Date  Balance as of Cut-off Date
-----------------------  ------------------- ------------------- --------------------------
Less than 61%...........                          $                              %
61% to 65%..............
66% to 70%..............
71% to 75%..............
76% to 80%..............
81% to 85%..............
86% to 90%..............
91% to 95%..............
Over 95%................
                                -----             ---------                ------
   Total................                          $                        100.00%
                                =====             =========                ======

--------
(1) Rounded to the nearest 1%. The method of calculating loan-to-value ratios is described in the Prospectus.

                             Initial Contract Rates

                                              Aggregate Principal   % of Contract Pool by
Range of Contracts by     Number of Contracts Balance Outstanding   Outstanding Principal
Contract Rate             as of Cut-off Date  as of Cut-off Date  Balance as of Cut-off Date
---------------------     ------------------- ------------------- --------------------------
0.00000% to 5.00000%....                          $                               %
5.00001% to 6.00000%....
6.00001% to 7.00000%....
7.00001% to 8.00000%....
8.00001% to 9.00000%....
9.00001% to 10.00000%...
10.00001% to 11.00000%..
11.00001% to 12.00000%..
12.00001% to 13.00000%..
13.00001% to 14.00000%..
14.00001% to 15.00000%..
15.00001% to 16.00000%..
16.00001% to 17.00000%..
                                 -----            -----------               ------
   Total................                          $                         100.00%
                                 =====            ===========               ======

               Remaining Months to Maturity of Initial Contracts

                                             Aggregate Principal   % of Contract Pool by
Months Remaining         Number of Contracts Balance Outstanding   Outstanding Principal
As of Cut-off Date       as of Cut-off Date  as of Cut-off Date  Balance as of Cut-off Date
------------------       ------------------- ------------------- --------------------------
Less than 31............                          $                              %
31 to 60................
61 to 90................
91 to 120...............
121 to 150..............
151 to 180..............
181 to 210..............
211 to 240..............
241 to 270..............
271 to 300..............
301 to 330..............
331 to 360..............
                               -------            --------                 ------
   Total................                          $                        100.00%
                               =======            ========                 ======

                        GREEN TREE FINANCIAL CORPORATION

      The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Green Tree Financial Corporation."

Delinquency, Loan Loss and Repossession Experience

      The following table sets forth the delinquency experience for the periods indicated of the portfolio of conventional manufactured housing contracts serviced by the Company (other than contracts already in repossession). The Company has from time to time subserviced manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.

                             Delinquency Experience

                                                                            At
                                          At December 31,                      ,
                              -------------------------------------------  -----
                               1993     1994     1995     1996     1997    1998
                              -------  -------  -------  -------  -------  -----
Number of Contracts
 Outstanding (1)............  237,566  322,495  416,436  503,076  584,814
Number of Contracts
 Delinquent (2):
  30-59 Days................    2,030    2,809    4,404    6,475    6,567
  60-89 Days................      657      903    1,571    2,121    2,382
  90 Days or More...........    1,167    1,440    2,426    3,668    4,016
Total Contracts Delinquent..    3,854    5,152    8,401   12,264   12,965
Delinquencies as a Percent
 of Contracts
 Outstanding (3)............     1.62%    1.60%    2.02%    2.44%    2.22%     %

--------
(1) Excludes contracts already in repossession.
(2) The period of delinquency is based on the number of days payments are contractually past due (assuming 30-day months). Consequently, a contract due on the first day of a month is not 30 days delinquent until the first day of the next month. The information for December 31, 1996 and later does not include as delinquent those manufactured housing contracts whose obligors have entered bankruptcy proceedings and had their scheduled payment changed under a bankruptcy payment plan, provided that such obligors are current under their bankruptcy payment plan.
(3) By number of contracts.

      The following table sets forth the loan loss and repossession experience for the periods indicated of the portfolio of conventional manufactured housing contracts serviced by the Company. The Company has from time to time subserviced manufactured housing contracts originated by other lenders. These subserviced contracts are not reflected in the following table.

                       Loan Loss/Repossession Experience
                             (Dollars in thousands)

                                              At December 31,                           At
                         -------------------------------------------------------------  --------
                            1993        1994        1995         1996         1997        1998
                         ----------  ----------  -----------  -----------  -----------  --------
Number of Contracts
 Serviced (1)...........    238,951     324,141      419,090      507,539      590,327
Principal Balance of
 Contracts
 Serviced (1)........... $4,630,659  $7,033,882  $10,182,676  $13,553,080  $17,038,136  $
Contract Liquida-
 tions (2)..............       1.77%       1.44%        1.45%        2.01%        2.72%         %
Net Losses:
  Dollars (3)........... $   42,547  $   42,402  $    55,162  $    98,632  $   180,699  $
  Percentage (4)........        .92%        .60%         .54%         .73%        1.06%         %

--------
(1) As of period end. Includes contracts already in repossession.
(2) As a percentage of the total number of contracts being serviced as of period end.
(3) The calculation of net loss includes unpaid interest to the date of repossession and all expenses of repossession and liquidation.
(4) As a percentage of the principal balance of contracts being serviced as of period end.

      The data presented in the foregoing tables are for illustrative purposes only and there is no assurance that the delinquency, loan loss or repossession experience of the Contracts will be similar to that set forth above. The delinquency, loan loss and repossession experience of manufactured housing contracts historically has been sharply affected by a downturn in regional or local economic conditions. These regional or local economic conditions are often volatile, and no predictions can be made regarding future economic conditions in any particular area. These downturns have tended to increase the severity of loss on repossession because of the increased supply of used units, which in turn may affect the supply in other regions. In order to achieve geographic dispersion and to limit the effect of regional and local economic conditions on the Contract Pool, Contracts with obligors located in any one state generally will not exceed 10% of the Cut-off Date Pool Principal Balance (although it is possible that one or more states would exceed this threshold after the transfer of all Additional Contracts).

Ratio of Earnings to Fixed Charges for the Company

      Set forth below are the Company's ratios of earnings (losses) to fixed
charges for the past five years and the      months ended         . For the
purposes of compiling these ratios, earnings (losses) consist of earnings (losses) before income taxes plus fixed charges. Fixed charges consist of interest expense and the interest portion of rent expense.

                                                                        Months
                                                                      Ended
                                          Year Ended December 31,
                                          ------------------------ -----------
                                          1993 1994 1995 1996 1997    1998
                                          ---- ---- ---- ---- ---- -----------
Ratio of Earnings (Losses) to Fixed
 Charges................................. 4.81 7.98 7.90 5.44 3.94        *

--------
[* On July 6, 1998, Conseco announced a second-quarter charge of $498 million, net of income taxes, related to the acquisition of Green Tree. The charges are directly related to (1) $148 million in merger-related costs, and (2) a $350 million non-cash supplemental reserve against the valuation of Green Tree's interest-only securities and servicing rights. As a result, the ratio of earnings (losses) to fixed charges was less than 1.00 for the nine months ended September 30, 1998 and earnings were inadequate to cover fixed charges for such period. The amount of the coverage deficiency for such period was $251,600,000.]

Recent Developments

      The Company has been served with various lawsuits in the United States District Court for the District of Minnesota. These lawsuits were filed by certain stockholders of the Company as purported class actions on behalf of persons or entities who purchased common stock of the Company or traded in options during the alleged class periods. In addition to the Company, certain current and former officers and directors of the Company are named as defendants in one or more of the lawsuits. The lawsuits have been consolidated into two complaints, one relating to an alleged class of purchasers of the Company's common stock and the other relating to an alleged class of traders in options for the Company's common stock. In addition to these two complaints, a separate non-class action lawsuit containing similar allegations was also filed. Plaintiffs in the lawsuits assert claims under Sections 10(b) and 20(a) of the Securities Exchange Act of 1934. In each case, plaintiffs allege that the Company and the other defendants violated federal securities laws by, among other things, making false and misleading statements about the current state and future prospects of the Company (particularly with respect to prepayment assumptions and performance of certain of the Company's loan portfolios) which allegedly rendered the Company's financial statements false and misleading. The Company believes that the lawsuits are without merit and intends to defend such lawsuits vigorously.

                      YIELD AND PREPAYMENT CONSIDERATIONS

      The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under the heading "Yield Considerations."

      The Contracts will have original terms to scheduled maturity ranging from
approximately    months to     months, but may be prepaid in full or in part at
any time. The prepayment experience of the Contracts (including prepayments due to liquidations of defaulted Contracts) will affect the average life of the Offered Certificates. Based on the Company's experience with the portfolio of manufactured housing contracts serviced by it, the Company anticipates that a number of the Contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. Natural disasters may also influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties, including repurchases of staged-funding Contracts that have not been fully disbursed within 90 days, have the effect of prepaying such Contracts and therefore would affect the
average life of the Offered Certificates. Approximately   % of the Initial
Contracts by aggregate principal balance as of the Cut-off Date were staged-funding Contracts. The prepayment experience on manufactured housing contracts varies greatly. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Company will permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies the Company's then-current underwriting standards. See "Maturity and Prepayment Considerations" in the Prospectus.

      The allocation of distributions to the Class A Certificateholders on each Remittance Date on which the Class M-1 Distribution Test is not satisfied, on each Remittance Date on which the Class M-2 Distribution Test is not satisfied, or on each Remittance Date on which the Class B Distribution Test is not satisfied, will have the effect of accelerating the amortization of the Class A Certificates from the amortization that would be applicable if the principal were distributed pro rata according to the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B Principal Balance. If the Class A Certificates are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on the Class A Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Description of the Certificates--Class A Principal."

      On any Remittance Date on which the Class M-1 Distribution Test, the Class M-2 Distribution Test and the Class B Distribution Test is not satisfied, the Class A Certificateholders will receive 100% of the Formula Principal Distribution Amount (as described under "Description of the Certificates--Class A Principal"), subject to the limit of the Amount Available. The rate of principal payments on the Class M-1 Certificates, Class M-2 Certificates and Class B Certificates and the aggregate amount of distributions on the Class M-1 Certificates, Class M-2 Certificates and Class B Certificates will be affected by the rate of obligor defaults resulting in delinquencies on the Contracts and losses on Liquidated Contracts, by the severity of those losses and by the timing of those delinquencies and losses. See "Description of the Certificates--Subordination of Class M-1 Certificates, Class M-2 Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates" for a description of the manner in which such losses are borne by the Class M-1 Certificates, the Class M-2 Certificates and each Class of the Class B Certificates. If a Class of Class B Certificates, Class M-2 Certificates or Class M-1 Certificates are purchased at a discount and the purchaser calculates its anticipated yield to maturity based on an assumed rate of payment of principal on the Class B Certificates, Class M-2 Certificates or Class M-1 Certificates that is faster than the rate actually realized, such purchaser's actual yield to maturity will be lower than the yield so calculated by such purchaser. See "Description of the Certificates--Class B-1 Principal."

      Obligors who have entered bankruptcy proceedings and have had their monthly scheduled payment reduced as a result of an extension of the term of the related Contract may not be pursued by the Company as delinquent, and accordingly the Company uses the reduced monthly payment in calculating the Formula Principal Distribution Amount for each Remittance Date thereafter. If, however, the principal amount of the Contract were reduced in such bankruptcy proceedings, such reduction would be recognized as a loss immediately and added to the Formula Principal Distribution Amount.

      There can be no assurance that the delinquency or repossession experience set forth under "Green Tree Financial Corporation--Delinquency, Loan Loss and Repossession Experience" will be representative of the results that may be experienced with respect to the Contracts.

      The Servicer and the Company each have the option to purchase from the Trust all remaining Contracts, and thereby effect early retirement of the Certificates, on any Remittance Date when the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance. See "Description of the Certificates--Repurchase Option."

      If the aggregate principal balance of the Contracts transferred to the Trust on the Closing Date (the Initial Contracts and Additional Contracts) is less than the aggregate original principal balance of the Certificates, an account (the "Pre-Funding Account") will be established by the Trustee and funded by the Company on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Contracts. Any amounts remaining in the Pre-Funding Account which have not been used to purchase Subsequent Contracts will
be paid to the Class A-1 Certificateholders no later than        . The Company
believes that if a Pre-Funding Account is established, substantially all of the amounts in the account will be used to acquire the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the amount in the Pre-Funding Account, and consequently, Class A-1 Certificateholders will receive some prepayment of principal. See "Description of Certificates--Conveyance of Subsequent Contracts and Pre-Funding Account."

      Although partial prepayments of principal on Contracts are applied on scheduled payment dates for such Contracts, Obligors are not required to pay interest on Contracts after the date of a full prepayment of principal. As a result, full prepayments on Contracts in advance of the scheduled payment dates for such Contracts in any Due Period will reduce the amount of interest received from Obligors during such Due Period. Subject to the availability of the subordination provided by the Class M-1, Class M-2, Class B-1, Class B-2, Class B-3I and Class C Certificates, such subordination would apply to the net shortfall of interest received on account of prepayments in full in any Due Period so that the amount of interest paid on the Class A Certificates on the following Remittance Date would not be affected by such shortfall.

      The expected final scheduled payment date on the Initial Contract with
the latest maturity is in         . The expected final maturity of each Class
of Certificates, based on the assumptions that there are no defaults, prepayments or delinquencies with respect to payments due under the Contracts and that the repurchase option has not been exercised, are as follows: for the
Class A-2 Certificates,         ; for the Class A-3 Certificates,         ; for
the Class A-4 Certificates,         ; for the Class A-5 Certificates,         ;
for the Class A-6 Certificates,         ; for the Class A-7 Certificates,
  ; for the Class M-1 Certificates,         ; for the Class M-2 Certificates,
        ; for the Class B-1 Certificates,         ; and for the Class B-2
Certificates,         .

      Certain statistical information relating to the prepayment behavior of certain pools of manufactured housing contracts sold and serviced by the Company is set forth in the table below. The table relates to the Company's 40 sold pools for which prepayment information is available covering a period of at least 36 months and which had an aggregate principal balance as of the first day of the month of sale of at least $100,000,000. In evaluating the information contained in the table and its relationship to the expected prepayment behavior of the Contracts, prospective Certificateholders should consider the following: the Company has performed no statistical analysis to determine whether the contracts to which the table relates constitute a statistically significant sample of manufactured housing contracts for purposes of determining expected prepayment behavior. Furthermore, the Contracts in the Contract Pool may have an average age as of the Cut-off Date substantially different from the average ages (as of the first day of the month of sale) of the contracts in the sold pools to which the table relates and may have other characteristics substantially different from the contracts in any sold pool. For these reasons, and because of the unpredictable nature of the factors described under "Weighted Average Life of the Class A, Class M-1, Class M-2 and Class B Certificates" which may influence the amount of prepayments of manufactured housing contracts, no assurance can be given that the prepayment experience of the Contracts will exhibit prepayment behavior similar to the behavior summarized in the table for the periods covered thereby. In addition to the foregoing, prospective Class A, Class M-1, Class M-2 and Class B Certificateholders should consider that the table is limited to the periods covered therein and thus cannot reflect the effects, if any, of aging on the prepayment behavior of manufactured housing contracts beyond such periods.

      The table below sets forth with respect to each sold pool (a) the initial aggregate principal balance (calculated as of the first day of the month of the sale), (b) the weighted average Contract Rate ("WAC") of the contracts in each pool as of the first day of the month of the sale of each pool, (c) the original weighted average maturity ("WAM") of the contracts in each pool, (d) the estimated average age of the pool as of the first day of the month of the sale of each pool, (e) the aggregate principal balance of each pool as of
   , (f) the WAC of the contracts in each pool as of          ,  and (g) the
percentage of the Manufactured Housing Prepayment Model ("MHP") (as described in "Weighted Average Life of the Class A, Class M-1, Class M-2 and Class B Certificates" below) for the life of each sold pool through (calculated as the annual rate of the decline in the outstanding aggregate principal balance exhibited over the life of the pool).

                          Aggregate                                 Current
                          Principal           Original   Average   Aggregate
Month and                  Balance      WAC     WAM    Age at Sale Principal Current Percentage
Year of Sale               at Sale    at Sale (months)  (months)    Balance    WAC     of MHP
------------             ------------ ------- -------- ----------- --------- ------- ----------
December 1987........... $112,294,744  13.68%   172          2     $              %        %
March 1988..............  106,739,475  13.56    170          8
September 1988..........  132,287,851  13.64    176          1
December 1988...........  105,566,962  13.76    172          1
June 1989...............  121,205,258  14.39    178          0
September 1989..........  153,845,599  13.93    179          4
December 1989...........  127,799,125  13.74    182          1
June 1990...............  118,256,826  14.23    178          1
September 1990..........  133,311,855  14.21    182          1
December 1990...........  117,246,945  14.07    182          2
March 1991..............  103,147,656  14.09    181         14
June 1991...............  137,954,723  14.25    179         18
September 1991..........  169,226,610  13.49    188          8
December 1991...........  163,375,476  13.07    185          8
March 1992..............  671,900,943  13.55    176         53
June 1992...............  220,603,657  12.22    190          2
September 1992..........  254,409,783  11.89    197          1
December 1992...........  288,323,475  11.28    201          2
March 1993..............  250,400,638  11.36    206          1
June 1993...............  450,602,539  10.65    204          1
September 1993..........  663,353,326  10.23    203          1
December 1993...........  725,268,946   9.73    203          1
March 1994..............  561,614,157   9.81    211          1
May 1994................  387,789,118  10.29    205          1
June 1994...............  197,004,761  10.67    211          1
July 1994...............  307,948,034  11.03    214          1
August 1994.............  384,942,940  11.14    224          1
September 1994..........  463,885,067  11.45    217          1
November 1994...........  353,492,359  11.42    223          1
December 1994...........  523,188,855  11.53    225          1
February 1995...........  378,339,823  11.85    239          1
March 1995..............  328,256,612  12.04    246          1
May 1995................  502,186,400  11.61    250          1
June 1995...............  319,783,607  11.13    255          1
July 1995...............  451,233,973  10.65    268          1
August 1995.............  396,694,720  10.27    269          1
September 1995..........  347,754,066  10.12    271          1
October 1995............  479,886,809  10.11    274          1
November 1995...........  398,796,644  10.15    276          1
December 1995...........  405,121,766  10.05    281          1

Weighted Average Life of the Class A, Class M-1, Class M-2 and Class B Certificates

      The following information is given solely to illustrate the effect of prepayments of the Initial Contracts on the weighted average life of the Class A Certificates, Class M-1 Certificates, Class M-2 Certificates and Class B Certificates under the stated assumptions and is not a prediction of the prepayment rate that might actually be experienced by the Contracts.

      Weighted average life refers to the average amount of time from the date of issuance of a security until each dollar of principal of such security will be repaid to the investor. The weighted average life of the Class A, Class M-1, Class M-2 and Class B Certificates will be influenced by the rate at which principal on the Contracts is paid. Principal payments on Contracts may be in the form of scheduled amortization or prepayments (for this purpose, the term "prepayment" includes repayments and liquidations due to default or other dispositions of Contracts). Prepayments on Contracts may be measured by a prepayment standard or model. The model used in this Prospectus Supplement, the Manufactured Housing Prepayment Model, is based on an assumed rate of prepayment each month of the then unpaid principal balance of a pool of new Contracts. A prepayment assumption of 100% MHP assumes constant prepayment rates of 3.7% per annum of the then unpaid principal balance of such Contracts in the first month of the life of the Contracts and an additional 0.1% per annum in each month thereafter until the 24th month. Beginning in the 24th month and in each month thereafter during the life of all of the Contracts, 100% MHP assumes a constant prepayment rate of 6.0% per annum each month.

      As used in the following tables "75% MHP" assumes the Contracts will prepay at rates equal to 75% of the MHP assumed prepayment rates; 150% assumes the Contracts will prepay at rates equal to 150% of the MHP assumed prepayment rates, and so forth.

      There is no assurance, however, that prepayment of the Contracts will conform to any level of the MHP, and no representation is made that the Contracts will prepay at the prepayment rates shown or any other prepayment rate. The rate of principal payments on pools of manufactured housing contracts is influenced by a variety of economic, geographic, social and other factors, including the level of interest rates and the rate at which homeowners sell their manufactured homes or default on their contracts. Increased competition among manufactured housing lenders and recently declining interest rates have had the effect of increasing the prepayment rates of the Company's contracts. Other factors affecting prepayment of contracts include changes in obligors' housing needs, job transfers, unemployment and obligors' net equity in the manufactured homes. In the case of mortgage loans secured by site-built homes, in general, if prevailing interest rates fall significantly below the interest rates on such mortgage loans, the mortgage loans are likely to be subject to higher prepayment rates than if prevailing interest rates remained at or above the rates borne by such mortgage loans. Conversely, if prevailing interest rates rise above the interest rates on such mortgage loans, the rate of prepayment would be expected to decrease. In the case of manufactured housing contracts, however, because the outstanding principal balances are, in general, much smaller than mortgage loan balances and the original term to maturity of the contracts is generally shorter, the reduction or increase in the size of the monthly payment on a contract arising from a change in the interest rate thereon is generally much smaller. Consequently, changes in prevailing interest rates may not have a similar effect, or may have a similar effect but to a smaller degree, on the prepayment rates on manufactured housing contracts.

      As described under "Description of the Certificates--Class M-1 Principal," payments of principal on the Class M-1 Certificates will not commence until the Remittance Date on which (i) the Class A Principal Balance has been reduced to zero or (ii) the Class M-1 Distribution Test is satisfied. This will have the effect of accelerating the amortization of the Class A Certificates while increasing the respective interest in the Trust of the Class M-1, Class M-2 and Class B Certificates. As described under "Description of the Certificates--Class M-2 Principal," payments of principal on the Class M-2 Certificates will not commence until the Remittance Date on which (i) the Class A Principal Balance and Class M-1 Principal Balance have been reduced to zero or (ii) the Class M-2 Distribution Test is satisfied. This will have the effect of accelerating the amortization of the Class A Certificates and Class M-1 Certificates while increasing the respective interest in the Trust of the Class M-2 Certificates and Class B

Certificates. As described under "Description of the Certificates--Class B-1 Principal," payments of principal on the Class B Certificates will not commence until the Remittance Date on which (i) the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have been reduced to zero or (ii) the Class B Distribution Test is satisfied. This will have the effect of accelerating the amortization of the Class A Certificates, Class M-1 Certificates and Class M-2 Certificates while increasing the respective interest in the Trust of the Class B Certificates.

      The percentages and weighted average lives in the following tables were determined assuming that (i) scheduled interest and principal payments on the Contracts are received in a timely manner and prepayments are made at the indicated percentages of the MHP set forth in the table; (ii) either the Company or the Servicer exercises its right of optional termination described above; (iii) the aggregate principal balance of the Initial Contracts as of the
Cut-off Date is $     and the Initial Contracts have the characteristics
described under "The Contract Pool" and have their first scheduled payment due in 1999; (iv) the Additional Contracts and Subsequent Contracts will have the characteristics set forth in the table following this paragraph and will have
their first scheduled payment due in     and     1999; (v) each Class of
Certificates has the Approximate Principal Amount and the Remittance Rate shown for such Class under "Summary of the Terms of the Offered Certificates" herein;
(vi) no interest shortfalls will arise in connection with prepayment in full of the Contracts; (vii) no delinquencies or losses are experienced on the Contracts; (viii) distributions are made on the Certificates on the first day
of each month, commencing in     1999; and (ix) the Certificates are issued on
  , 1999. No representation is made that the Contracts will not experience delinquencies or losses.

 Assumed Characteristics of Additional and Subsequent Contracts as of the Cut-
                                    off Date

                                      Weighted Average Weighted Average
Remaining Months  Aggregate Principal  Original Term    Remaining Term  Weighted Average
  to Maturity     Balance Outstanding     (months)         (months)      Contract Rate
----------------  ------------------- ---------------- ---------------- ----------------
     0 to
      120                $                                                       %
     121 to
      180
     181 to
      240
     241 to
      300
     301 to
      360
                         ----               ---              ---              ---
     Total               $                                                       %
                         ====

      It is not likely that Contracts will prepay at any constant percentage of the MHP to maturity or that all Contracts will prepay at the same rate.

      Investors are urged to make their investment decisions on a basis that includes their determination as to anticipated prepayment rates under a variety of the assumptions discussed herein.

      Based on the foregoing assumptions, the following tables indicate the projected weighted average life of the Class A-1 Certificates, the Class A-2 Certificates, the Class A-3 Certificates, the Class A-4 Certificates, the Class A-5 Certificates, the Class A-6 Certificates, the Class A-7 Certificates, the Class M-1 Certificates, the Class M-2 Certificates, the Class B-1 Certificates and the Class B-2 Certificates and set forth the percentages of the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance, the Original Class A-6 Principal Balance, the Original Class A-7 Principal Balance, the Original Class M-1 Principal Balance, the Original Class M-2 Principal Balance, the Original Class B-1 Principal Balance and the Original Class B-2 Principal Balance that would be outstanding after each of the dates shown at the indicated percentages of the MHP.

         Percentage of the Original Principal Balance of the Class A-1
               Certificates at the Respective Percentages of the
                              MHP Set Forth Below:

                            75%  100%  125%  150%  175%  200%  250%  300%  350%
          Date             ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage.......  100%  100%  100%  100%  100%  100%  100%  100%  100%
February 1, 2000.........
Weighted Average Life (1)
 (Years).................

--------
(1) The weighted average life of a Class A-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-1 Certificate.

         Percentage of the Original Principal Balance of the Class A-2
               Certificates at the Respective Percentages of the
                              MHP Set Forth Below:

                            75%  100%  125%  150%  175%  200%  250%  300%  350%
          Date             ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage.......  100%  100%  100%  100%  100%  100%  100%  100%  100%
February 1, 2000.........
February 1, 2001.........
February 1, 2002.........
Weighted Average Life (1)
 (Years).................

--------
(1) The weighted average life of a Class A-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-2 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-2 Certificate.

         Percentage of the Original Principal Balance of the Class A-3
               Certificates at the Respective Percentages of the
                              MHP Set Forth Below:

                            75%  100%  125%  150%  175%  200%  250%  300%  350%
          Date             ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage.......  100%  100%  100%  100%  100%  100%  100%  100%  100%
February 1, 2000.........
February 1, 2001.........
February 1, 2002.........
February 1, 2003.........
February 1, 2004.........
February 1, 2005.........
February 1, 2006.........
Weighted Average Life (1)
 (Years).................

--------
(1) The weighted average life of a Class A-3 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-3 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-3 Certificate.

         Percentage of the Original Principal Balance of the Class A-4
               Certificates at the Respective Percentages of the
                              MHP Set Forth Below:

                            75%  100%  125%  150%  175%  200%  250%  300%  350%
          Date             ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage.......  100%  100%  100%  100%  100%  100%  100%  100%  100%
February 1, 2000.........
February 1, 2001.........
February 1, 2002.........
February 1, 2003.........
February 1, 2004.........
February 1, 2005.........
February 1, 2006.........
February 1, 2007.........
February 1, 2008.........
February 1, 2009.........
February 1, 2010.........
February 1, 2011.........
Weighted Average Life (1)
 (Years).................

--------
[ * Indicates an amount greater than zero but less than .5% of the Original
    Class A-4 Principal Balance.]
(1) The weighted average life of a Class A-4 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-4 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-4 Certificate.

         Percentage of the Original Principal Balance of the Class A-5
               Certificates at the Respective Percentages of the
                              MHP Set Forth Below:

                            75%  100%  125%  150%  175%  200%  250%  300%  350%
          Date             ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage.......  100%  100%  100%  100%  100%  100%  100%  100%  100%
February 1, 2000.........
February 1, 2001.........
February 1, 2002.........
February 1, 2003.........
February 1, 2004.........
February 1, 2005.........
February 1, 2006.........
February 1, 2007.........
February 1, 2008.........
February 1, 2009.........
February 1, 2010.........
February 1, 2011.........
February 1, 2012.........
February 1, 2013.........
February 1, 2014.........
February 1, 2015.........
February 1, 2016.........
Weighted Average Life (1)
 (Years).................

--------
(1) The weighted average life of a Class A-5 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-5 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-5 Certificate.

         Percentage of the Original Principal Balance of the Class A-6
               Certificates at the Respective Percentages of the
                              MHP Set Forth Below:

                            75%  100%  125%  150%  175%  200%  250%  300%  350%
          Date             ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage.......  100%  100%  100%  100%  100%  100%  100%  100%  100%
February 1, 2000.........
February 1, 2001.........
February 1, 2002.........
February 1, 2003.........
February 1, 2004.........
February 1, 2005.........
February 1, 2006.........
February 1, 2007.........
February 1, 2008.........
February 1, 2009.........
February 1, 2010.........
February 1, 2011.........
February 1, 2012.........
February 1, 2013.........
February 1, 2014.........
February 1, 2015.........
February 1, 2016.........
February 1, 2017.........
February 1, 2018.........
February 1, 2019.........
Weighted Average Life (1)
 (Years).................

--------
(1) The weighted average life of a Class A-6 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-6 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-6 Certificate.

         Percentage of the Original Principal Balance of the Class A-7
               Certificates at the Respective Percentages of the
                              MHP Set Forth Below:

                            75%  100%  125%  150%  175%  200%  250%  300%  350%
          Date             ----  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage.......  100%  100%  100%  100%  100%  100%  100%  100%  100%
February 1, 2000.........
February 1, 2001.........
February 1, 2002.........
February 1, 2003.........
February 1, 2004.........
February 1, 2005.........
February 1, 2006.........
February 1, 2007.........
February 1, 2008.........
February 1, 2009.........
February 1, 2010.........
February 1, 2011.........
February 1, 2012.........
February 1, 2013.........
February 1, 2014.........
February 1, 2015.........
February 1, 2016.........
February 1, 2017.........
February 1, 2018.........
February 1, 2019.........
February 1, 2020.........
February 1, 2021.........
February 1, 2022.........
February 1, 2023.........
February 1, 2024.........
Weighted Average Life (1)
 (Years).................

--------
(1) The weighted average life of a Class A-7 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class A-7 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class A-7 Certificate.

         Percentage of the Original Principal Balance of the Class M-1
               Certificates at the Respective Percentages of the
                              MHP Set Forth Below:

Date                       75%  100%  125%  150%  175%  200%  250%  300%  350%
----                       ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage........ 100% 100%  100%  100%  100%  100%  100%  100%  100%
February 1, 2000..........
February 1, 2001..........
February 1, 2002..........
February 1, 2003..........
February 1, 2004..........
February 1, 2005..........
February 1, 2006..........
February 1, 2007..........
February 1, 2008..........
February 1, 2009..........
February 1, 2010..........
February 1, 2011..........
February 1, 2012..........
February 1, 2013..........
February 1, 2014..........
February 1, 2015..........
February 1, 2016..........
February 1, 2017..........
February 1, 2018..........
February 1, 2019..........
February 1, 2020..........
February 1, 2021..........
February 1, 2022..........
February 1, 2023..........
February 1, 2024..........
Weighted Average Life (1)
 (Years)..................

--------
(1) The weighted average life of a Class M-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-1 Certificate.

         Percentage of the Original Principal Balance of the Class M-2
               Certificates at the Respective Percentages of the
                              MHP Set Forth Below:

Date                       75%  100%  125%  150%  175%  200%  250%  300%  350%
----                       ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage........ 100% 100%  100%  100%  100%  100%  100%  100%  100%
February 1, 2000..........
February 1, 2001..........
February 1, 2002..........
February 1, 2003..........
February 1, 2004..........
February 1, 2005..........
February 1, 2006..........
February 1, 2007..........
February 1, 2008..........
February 1, 2009..........
February 1, 2010..........
February 1, 2011..........
February 1, 2012..........
February 1, 2013..........
February 1, 2014..........
February 1, 2015..........
February 1, 2016..........
February 1, 2017..........
February 1, 2018..........
February 1, 2019..........
February 1, 2020..........
February 1, 2021..........
February 1, 2022..........
February 1, 2023..........
February 1, 2024..........
Weighted Average Life (1)
 (Years)..................

--------
(1) The weighted average life of a Class M-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class M-2 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class M-2 Certificate.

         Percentage of the Original Principal Balance of the Class B-1
               Certificates at the Respective Percentages of the
                              MHP Set Forth Below:

Date                       75%  100%  125%  150%  175%  200%  250%  300%  350%
----                       ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage........ 100% 100%  100%  100%  100%  100%  100%  100%  100%
February 1, 2000..........
February 1, 2001..........
February 1, 2002..........
February 1, 2003..........
February 1, 2004..........
February 1, 2005..........
February 1, 2006..........
February 1, 2007..........
February 1, 2008..........
February 1, 2009..........
February 1, 2010..........
February 1, 2011..........
February 1, 2012..........
February 1, 2013..........
Weighted Average Life (1)
 (Years)..................

--------
(1) The weighted average life of a Class B-1 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-1 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-1 Certificate.

         Percentage of the Original Principal Balance of the Class B-2
               Certificates at the Respective Percentages of the
                              MHP Set Forth Below:

Date                       75%  100%  125%  150%  175%  200%  250%  300%  350%
----                       ---  ----  ----  ----  ----  ----  ----  ----  ----
Initial Percentage........ 100% 100%  100%  100%  100%  100%  100%  100%  100%
February 1, 2000..........
February 1, 2001..........
February 1, 2002..........
February 1, 2003..........
February 1, 2004..........
February 1, 2005..........
February 1, 2006..........
February 1, 2007..........
February 1, 2008..........
February 1, 2009..........
February 1, 2010..........
February 1, 2011..........
February 1, 2012..........
February 1, 2013..........
February 1, 2014..........
February 1, 2015..........
February 1, 2016..........
February 1, 2017..........
February 1, 2018..........
February 1, 2019..........
February 1, 2020..........
February 1, 2021..........
February 1, 2022..........
February 1, 2023..........
February 1, 2024..........
Weighted Average
 Life (1) (Years).........

--------
(1) The weighted average life of a Class B-2 Certificate is determined by (i) multiplying the amount of cash distributions in reduction of the principal balance of such Certificate by the number of years from the date of issuance of such Class B-2 Certificate to the stated Remittance Date, (ii) adding the results, and (iii) dividing the sum by the initial principal balance of such Class B-2 Certificate.

                        DESCRIPTION OF THE CERTIFICATES

      The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "Description of the Certificates."

      The Certificates will be issued pursuant to the Agreement. A copy of the execution form of the Agreement will be filed in a Current Report on Form 8-K with the Securities and Exchange Commission after the initial issuance of the Certificates. The following summary describes certain terms of the Agreement, does not purport to be complete and is qualified in its entirety by the Agreement, which is incorporated herein by reference.

General

      The Certificates will be issued in fully registered form only in denominations equal to $1,000 or any integral multiple of $1,000 in excess thereof. The "Percentage Interest" of a Class A Certificate will be equal to the percentage obtained from dividing its denomination by the Original Class A-1 Principal Balance, the Original Class A-2 Principal Balance, the Original Class A-3 Principal Balance, the Original Class A-4 Principal Balance, the Original Class A-5 Principal Balance, the Original Class A-6 Principal Balance or the Original Class A-7 Principal Balance, as appropriate. The Class A
Certificates in the aggregate will represent an initial   % (approximate)
undivided interest in the Trust. The "Percentage Interest" of a Class M-1 Certificate will be equal to the percentage obtained by dividing its denomination by the Original Class M-1 Principal Balance. The Class M-1
Certificates in the aggregate will represent an initial   % (approximate)
undivided interest in the Trust. The "Percentage Interest" of a Class M-2 Certificate will be equal to the percentage obtained by dividing its denomination by the Original Class M-2 Principal Balance. The Class M-2
Certificates in the aggregate will represent an initial   % (approximate)
undivided interest in the Trust. The "Percentage Interest" of a Class B Certificate will be equal to the percentage obtained from dividing its denomination by the Original Class B-1 Principal Balance or the Original Class B-2 Principal Balance, as appropriate. The Class B Certificates in the
aggregate will represent an initial   % (approximate) undivided interest in the
Trust. The Trust will consist of the Contracts and the rights, benefits, obligations and proceeds arising therefrom or in connection therewith, proceeds from certain hazard insurance on individual Manufactured Homes, proceeds from the errors and omissions protection policy to the extent such proceeds relate to the Contracts and amounts held for the Trust in the Certificate Account and Capitalized Interest Account, and all proceeds in any way derived from any of the foregoing. (Section 1.02.)

      Distributions on the Certificates will be made by the Paying Agent on each Remittance Date to persons in whose names the Certificates are registered as of the preceding Record Date. The Remittance Date for the Certificates will be the first day of each month (or if such first day is not a business day, the
next succeeding business day) commencing in     1999. Payments will be made by
check mailed on the Remittance Date to such Certificateholder at the address appearing on the Certificate Register; provided that a Certificateholder who holds an aggregate Percentage Interest of at least 5% of a Class of Certificates may request payment by wire transfer of immediately available funds pursuant to written instructions delivered to the Trustee at least 10 days prior to such Remittance Date. Final payments will be made only upon tender of the Certificates to the Paying Agent for cancellation. (Articles I and VIII.)

Conveyance of Contracts

      On the Closing Date, the Company will establish the Trust and transfer, assign, set over and otherwise convey to the Trust all right, title and interest of the Company in the Initial and Additional Contracts, including all principal and interest received on or with respect to such Contracts (other than receipts of principal and interest due on such Contracts before the Cut-off Date). The Agreement permits the Trust to purchase Subsequent Contracts on
one or more dates through      , 1999 (each, a "Subsequent Transfer Date"). See
"Conveyance of Subsequent Contracts and Pre-Funding Account" herein.

      In addition to the representations and warranties described in the Prospectus under "Description of Certificates--Conveyance of Contracts," the Company will make certain warranties with respect to the Initial Contracts, including that (i) the aggregate principal amount payable by the Obligors on
the Initial Contracts as of the Cut-off Date equals $     ; (ii) as of the Cut-
off Date, the Obligors on no more than 10% of the Initial Contracts by remaining principal balance are located in any one state, the Obligors on no more than 5% of the Initial Contracts by remaining principal balance are located in an area with the same zip code and the Obligors on not more than 1% of the Initial Contracts by remaining principal balance are located in California in an area with the same zip code; (iii) approximately % of the aggregate principal amount of Initial Contracts as of the Cut-off Date is attributable to loans to purchase new Manufactured Homes and approximately % is attributable to loans to purchase used Manufactured Homes; (iv) no Initial Contract has a remaining maturity of more than 360 months; (v) the date of each
Initial Contract is on or after         ; and (vi) no adverse selection
procedures were employed in selecting the Initial Contracts. (Article III.) The Company will make certain additional representations and warranties with respect to the Additional Contracts and Subsequent Contracts.

Conveyance of Subsequent Contracts and Pre-Funding Account

      If the aggregate principal balance of the Contracts transferred to the Trust on the Closing Date (the Initial Contracts and Additional Contracts) is less than the aggregate original principal balance of the Certificates, a Pre-Funding Account will be established by the Trustee and funded by the Company on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Contracts. The amount deposited in the Pre-Funding Account (as reduced from time-to-time, the "Pre-Funded Amount") will initially equal the
difference between $      and the aggregate principal balance as of the Cut-off
Date of the Initial Contracts and Additional Contracts. The Pre-Funding Account will be used to purchase Subsequent Contracts during the period from the Closing Date until the earliest of (i) the date on which the amount in the Pre-
Funding Account is less than $10,000, (ii)      , 1999, or (iii) the date on
which an Event of Termination occurs under the Agreement (the "Pre-Funding Period"). The Pre-Funded Amount will be reduced during the Pre-Funding Period by the amount used to purchase Subsequent Contracts in accordance with the Agreement. The Pre-Funding Account will be part of the Trust but not part of the Master REMIC or the Subsidiary REMIC. Any reimbursement income earned on amounts on deposit in the Pre-Funding Account will be taxable to the Company.

      Under the Agreement, following the initial issuance of the Certificates, the Trust will be obligated to purchase Subsequent Contracts from the Company during the Pre-Funding Period, subject to the availability thereof. Each Subsequent Contract will have been underwritten in accordance with the Company's standard underwriting criteria. Subsequent Contracts will be transferred to the Trust pursuant to subsequent transfer instruments between the Company and the Trust. In connection with the purchase of Subsequent Contracts on such dates of transfer (the "Subsequent Transfer Dates"), the Trust will be required to pay to the Company from amounts on deposit in the Pre-Funding Account a cash purchase price of 100% of the principal balance thereof as of the Cut-off Date. The amount paid from the Pre-Funding Account on each Subsequent Transfer Date will not include accrued interest on the related Subsequent Contracts. Following each Subsequent Transfer Date, the aggregate principal balance of the Subsequent Contracts in the Trust will increase by an amount equal to the aggregate principal balance of the Contracts so purchased and the amount in the Pre-Funding Account will decrease accordingly. Any Pre-Funded Amount remaining after the purchase of Subsequent Contracts will be applied on the first Remittance Date on or after the last day of the Pre-Funding Period to prepay principal on the Class A-1 Certificates.

      Any conveyance of Subsequent Contracts on a Subsequent Transfer Date is subject to certain conditions including, but not limited to: (a) each Subsequent Contract must satisfy the representation and warranties specified in the related subsequent transfer instrument and the Agreement; (b) the Company will not select Subsequent Contracts in a manner that it believes is adverse to the interests of the Certificateholders; (c) as of its respective Cut-off Date, each Subsequent Contract must satisfy the following criteria: (i) no Subsequent Contract may be more than 30 days contractually delinquent; (ii) the remaining stated term to maturity of each Subsequent Contract may not exceed 360 months; (iii) each Subsequent Contract must be underwritten in accordance with the Company's standard underwriting criteria; and (iv) no Subsequent Contract may have a loan-to-value ratio greater than 100%; (d) the Contract Pool following the addition of the Subsequent Contracts must satisfy the following criteria: (i) the weighted average Contract Rate must not be less than 9.00%; (ii) the weighted average loan-to-value ratio must not be greater than 89%; (iii) not less than 70% of the Cut-off Date Pool Principal Balance must be attributable to loans to purchase new Manufactured Homes; (iv) not more than 30% of the Cut-off Date Pool Principal Balance must be secured by single-wide Manufactured Homes and not less than 70% of the Cut-off Date Pool Principal Balance must be secured by double-wide Manufactured Homes; and (v) at least 27% of the Cut-off Date Pool Principal Balance must consist of Land-and-Home Contracts; (e) as a result of the purchase of the Subsequent Contracts, the Certificates will not receive from S&P or Fitch a lower credit rating than the rating assigned at the initial issuance of such Class of Certificates; and (f) an independent accountant will provide a letter stating whether or not the characteristics of the Subsequent Contracts conform to the characteristics described herein.

Payments on Contracts; Distributions on Certificates

      The Trustee, on behalf of the Trust, will establish and maintain the Certificate Account in an Eligible Account (as defined below). (Section 1.02.) "Eligible Account" means any account which is (i) an account maintained with an Eligible Institution (as defined below); (ii) a "segregated trust account" maintained with the corporate trust department of a federal or state chartered depository institution or trust company with trust powers and acting in its fiduciary capacity for the benefit of the Trustee, which depository institution or trust company has capital and surplus (or, if such depository institution or trust company is a subsidiary of a bank holding company system, the capital and surplus of the bank holding company) of not less than $50,000,000 and the securities of such depository institution or trust company (or, if such depository institution or trust company is a subsidiary of a bank holding company system and such depository institution's or trust company's securities are not rated, the securities of the bank holding company) has a credit rating from each of Moody's Investors Service, Inc. ("Moody's") (if rated by Moody's), S&P (if rated by S&P) and Fitch (if rated by Fitch) in one of its generic credit rating categories which signifies investment grade; or (iii) an account that will not cause S&P or Fitch to downgrade or withdraw its then-current rating assigned to the Certificates, as confirmed in writing by S&P and Fitch. "Eligible Institution" means any depository institution organized under the laws of the United States or any state, the deposits of which are insured to the full extent permitted by law by the Bank Insurance Fund (currently administered by the Federal Deposit Insurance Corporation), whose short-term deposits have been rated P-1 by Moody's (if rated by Moody's), A-1+ by S&P (if rated by S&P) and F-1 by Fitch, or in one of the two highest rating categories by Moody's (if rated by Moody's), S&P (if rated by S&P) and Fitch in the case of unsecured long-term debt, and which is subject to supervision and examination by federal or state authorities. The Servicer may authorize the Trustee to invest the funds in the Certificate Account in Eligible Investments (as defined in the Agreement) that will mature not later than the business day preceding the applicable monthly Remittance Date. Eligible Investments include, among other investments, direct obligations of, and obligations fully guaranteed by, the United States or of any agency thereof backed by the full faith and credit of the United States and which are noncallable; federal funds, certificates of deposit, time deposits and bankers' acceptances sold by eligible financial institutions; certain repurchase agreements with eligible institutions; securities bearing interest or sold at a discount issued by a corporation which has a credit rating of at least Aa2 from Moody's, at least AAA by S&P and in one of the two highest rating categories from Fitch, not in excess of 10% of amounts in the Certificate Account at the time of such investment; commercial paper assigned at least a P-1 rating by Moody's and at least an A-1+ rating by S&P (if rated by S&P) at the time of such investment; and shares of certain registered investment companies whose shares are registered under the Securities Act of 1933 and have the highest credit rating than available from Moody's and Fitch (if rated by Fitch) and are rated AAAm or AAAm-G by S&P.

      All payments from Obligors on the Contracts received by the Servicer, including Principal Prepayments and advance payments by Obligors not constituting Principal Prepayments ("Advance Payments"), must be paid into the Certificate Account no later than one business day following receipt thereof, except amounts received as late payment fees, extension fees, assumption fees or similar fees. Such fees are included as part of the Servicer's servicing fees. See "Servicing Compensation and Payment of Expenses" in the Prospectus. In addition, amounts paid by the Company for Contracts repurchased as a result of breach of warranties under the Agreement ("Purchased Contracts"), and amounts required to be deposited upon substitution of a Contract because of breach of warranties, as described under "Conveyance of Contracts" in the Prospectus, must be paid into the Certificate Account. The Servicer will not make any advances in respect of delinquent payments on the Contracts.

      On the third business day prior to each Remittance Date (the "Determination Date"), the Servicer will determine the Amount Available and the amounts to be distributed on the Certificates for such Remittance Date. The "Amount Available" on each Remittance Date generally includes (i) payments on the Contracts due and received during the related Due Period (as defined below), (ii) prepayments and other unscheduled collections received during the related Due Period, (iii) all collections of principal on the Contracts received during the Due Period in which such Remittance Date occurs up to and including the third business day prior to such Remittance Date (but in no event later than the 25th day of the month prior to such Remittance Date), minus (iv) with respect to all Remittance Dates other than the Remittance Date in 1999, all collections in respect of principal on the Contracts received during the related Due Period up to and including the third business day prior to the preceding Remittance Date (but in no event later than the 25th day of the prior month). The Amount Available will also be reduced by the following amounts:
Advance Payments in respect of the related Due Period; amounts payable to the Servicer to reimburse it for any REMIC "prohibited transaction" tax imposed on the Trust and paid by the Servicer; Liquidation Expenses incurred and taxes and insurance (on repossessed Manufactured Homes) advanced by the Servicer in respect of Manufactured Homes that are reimbursable to the Servicer under the Agreement; and any amounts incorrectly deposited in the Certificate Account. "Liquidation Expenses" are out-of-pocket expenses incurred by the Servicer in connection with the liquidation of a defaulted Contract, including, without limitation, legal fees and disbursements. (Sections 1.02 and 8.02.)

      The "Due Period" with respect to all Remittance Dates, other than the
Remittance Date in     1999, is the period from and including the 15th day of
the second month preceding such Remittance Date, to and including the 14th day of the month immediately preceding such Remittance Date. With respect to the
Remittance Date in     1999, the Due Period will be the period from and
including     1, 1999 to and including     14, 1999.

      The Trustee will withdraw funds from the Certificate Account to make payments to Certificateholders. From time to time, as provided in the Agreement, the Trustee will also withdraw funds from the Certificate Account to make payments to the Servicer. (Sections 1.02 and 8.02.)

Distributions

      On each Remittance Date, distributions on the Certificates will be made first with respect to interest on the Class A Certificates, then with respect to interest on the Class M-1 Certificates, then with respect to interest on the Class M-2 Certificates, then with respect to interest on the Class B-1 Certificates, then with respect to principal on the Class A Certificates, then with respect to principal on the Class M-1 Certificates, then with respect to principal on the Class M-2 Certificates, then with respect to principal on the Class B-1 Certificates. Following distribution of interest and principal on the Class A, Class M-1, Class M-2 and Class B-1 Certificates, distributions will be made first with respect to interest on the Class B-2 Certificates, then with respect to principal on the Class B-2 Certificates, all as more fully described below.

      Each distribution with respect to a Book-Entry Certificate will be paid to DTC, which will credit the amount of such distribution to the accounts of its Participants in accordance with its normal procedures. Each Participant will be responsible for disbursing such distribution to the Certificate Owners that it represents and to each indirect participating brokerage firm (a "brokerage firm" or "indirect participating firm") for which it acts as agent. Each brokerage firm will be responsible for disbursing funds to the Certificate Owners that it represents. All such credits and disbursements with respect to a Book-Entry Certificate are to be made by DTC and the Participants in accordance with DTC's rules.

      The Servicer will furnish to the Trustee, and the Trustee will send with each distribution on a Remittance Date to each holder of the Offered Certificates, a statement or statements setting forth, among other things,
(i) the amount of such distribution allocable to principal (including Principal Prepayments, if any) and (ii) the amount of such distribution allocable to interest. Such amounts will be expressed as a dollar amount per Class A, Class M-1, Class M-2 or Class B Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A, Class M-1, Class M-2 or Class B Certificate. (Section 6.05.)

Class A Interest

      One month's interest (computed, with respect to the Class A-1 Certificates, on the basis of the actual number of days elapsed from and including the most recent Remittance Date to but excluding the current Remittance Date and a 360-day year, and with respect to all other Class A Certificates, on the basis of a 360-day year of twelve 30-day months) will be paid to the holders of the Class A Certificates on each Remittance Date, to the extent of the Amount Available in the Certificate Account on such date, at the Class A Remittance Rate on the then outstanding Principal Balance of the Class
A Certificates. Interest on the Class A Certificates will accrue from      ,
1999, or from the most recent Remittance Date on which interest has been paid, to but excluding the following Remittance Date. (Sections 1.02 and 8.03.)

      The Remittance Rates for the Class A-1, Class A-2, Class A-3, Class A-4, Class A-5, Class A-6 and Class A-7 Certificates are set forth on the cover of this Prospectus Supplement.

      The Principal Balance of any Class of Class A Certificates as of any Remittance Date is the Original Principal Balance of such Class less all amounts previously distributed to holders of such Class on account of principal. The Class A Principal Balance as of any Remittance Date is the sum of the Class A-1 Principal Balance, the Class A-2 Principal Balance, the Class A-3 Principal Balance, the Class A-4 Principal Balance, the Class A-5 Principal Balance, the Class A-6 Principal Balance and the Class A-7 Principal Balance. (Section 1.02.)

      In the event that, on a particular Remittance Date, the Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the holders of the Class A Certificates, the Amount Available will be distributed among the outstanding Class A Certificates pro rata based on the aggregate amount of interest due on each such Class, and the amount of the shortfall will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. (Section 1.02) Such a shortfall could occur, for example, if delinquencies or losses realized on the Contracts were exceptionally high and were concentrated in a particular Due Period. Any such amount so carried forward will bear interest at the Remittance Rate for each Class of Class A Certificates, to the extent permitted by law.

      The Class A-7 Remittance Rate on each Remittance Date will be   % per
annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment scenarios,
it is anticipated that the Class A-7 Remittance Rate will be   %. In the
unlikely event that a large number of Contracts having Contract Rates higher
than   % were to prepay while the Contracts having Contract Rates equal to or
lower than   % did not prepay, with the result that the interest collections on the remaining Contracts were not sufficient to support a Class A-7 Remittance
Rate of   %, then the Class A-7 Remittance Rate would be equal to the weighted average of the Contract Rates on the Contracts remaining in the Contract Pool.
Of the Initial Contracts,   % by aggregate
principal balance as of the Cut-off Date had Contract Rates higher than   %.
The weighted average of the Contract Rates on the Initial Contracts as of the
Cut-off Date was approximately   %.

Class M-1 Interest

      Interest will be paid to the Class M-1 Certificateholders on each Remittance Date, to the extent of the Amount Available in the Certificate Account after payment of interest on the Class A Certificates. Interest on the
outstanding Class M-1 Adjusted Principal Balance will accrue from     , 1999,
or from the most recent Remittance Date on which interest has been paid, to but excluding the following Remittance Date. The Class M-1 Principal Balance is the Original Class M-1 Principal Balance less the sum of all amounts previously distributed to Class M-1 Certificateholders on account of principal. The Class M-1 Adjusted Principal Balance as of any Remittance Date is the Class M-1 Principal Balance less any Class M-1 Liquidation Loss Amount. In the event that, on a particular Remittance Date, the remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class M-1 Certificateholders, other funds in the Certificate Account representing collections received prior to that Remittance Date, up to a limited amount, will be applied to such deficiency, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the Class M-1 Remittance Rate, to the extent permitted by law.

      The Class M-1 Remittance Rate on each Remittance Date will be   % per
annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment scenarios,
it is anticipated that the Class M-1 Remittance Rate will be   %. In the
unlikely event that a large number of Contracts having Contract Rates higher
than   % were to prepay while the Contracts having Contract Rates equal to or
lower than   % did not prepay, with the result that the interest collections on the remaining Contracts were not sufficient to support a Class M-1 Remittance
Rate of   %, then the Class M-1 Remittance Rate would be equal to the weighted average of the Contract Rates on the Contracts remaining in the Contract Pool.
Of the Initial Contracts,   % by aggregate principal balance as of the Cut-off
Date had Contract Rates higher than   %. The weighted average of the Contract
Rates on the Initial Contracts as of the Cut-off Date was approximately   %.

Class M-2 Interest

      Interest will be paid to the Class M-2 Certificateholders on each Remittance Date, to the extent of the Amount Available in the Certificate Account after payment of interest on the Class A Certificates and the Class M-1 Certificates. Interest on the outstanding Class M-2 Adjusted Principal Balance
will accrue from    , 1999, or from the most recent Remittance Date on which
interest has been paid, to but excluding the following Remittance Date. The Class M-2 Principal Balance is the Original Class M-2 Principal Balance less the sum of all amounts previously distributed to Class M-2 Certificateholders on account of principal. The Class M-2 Adjusted Principal Balance as of any Remittance Date is the Class M-2 Principal Balance less any Class M-2 Liquidation Loss Amount. In the event that, on a particular Remittance Date, the remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class M-2 Certificateholders, other funds in the Certificate Account representing collections received prior to that Remittance Date, up to a limited amount, will be applied to such deficiency, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the Class M-2 Remittance Rate, to the extent permitted by law.

      The Class M-2 Remittance Rate on each Remittance Date will be   % per
annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment scenarios,
it is anticipated that the Class M-2 Remittance Rate will be   %. In the
unlikely event that a large number of Contracts having Contract Rates higher
than   % were to prepay while the Contracts having Contract Rates equal to or
lower than   % did not prepay, with the result that the
interest collections on the remaining Contracts were not sufficient to support
a Class M-2 Remittance Rate of   %, then the Class M-2 Remittance Rate would be
equal to the weighted average of the Contract Rates on the Contracts remaining
in the Contract Pool. Of the Initial Contracts,   % by aggregate principal
balance as of the Cut-off Date had Contract Rates higher than   %. The weighted
average of the Contract Rates on the Initial Contracts as of the Cut-off Date
was approximately   %.

Class B-1 Interest

      Interest will be paid to the Class B-1 Certificateholders on each Remittance Date, to the extent of the Amount Available in the Certificate Account after payment of interest on the Class A Certificates, Class M-1 Certificates and Class M-2 Certificates. Interest on the outstanding Class B-1
Adjusted Principal Balance will accrue from    , 1999 or from the most recent
Remittance Date on which interest has been paid, to but excluding the following Remittance Date. The Class B-1 Principal Balance is the Original Class B-1 Principal Balance less the sum of all amounts previously distributed to Class B-1 Certificateholders on account of principal. The Class B-1 Adjusted Principal Balance as of any Remittance Date is the Class B-1 Principal Balance less any Class B-1 Liquidation Loss Amount. In the event that, on a particular Remittance Date, the remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class B-1 Certificateholders, other funds in the Certificate Account representing collections received prior to that Remittance Date, up to a limited amount, will be applied to such deficiency, and any remaining deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the Class B-1 Remittance Rate, to the extent permitted by law.

      The Class B-1 Remittance Rate on each Remittance Date will be   % per
annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment scenarios,
it is anticipated that the Class B-1 Remittance Rate will be   %. In the
unlikely event that a large number of Contracts having Contract Rates higher
than   % were to prepay while the Contracts having Contract Rates equal to or
lower than   % did not prepay, with the result that the interest collections on the remaining Contracts were not sufficient to support a Class B-1 Remittance
Rate of   %, then the Class B-1 Remittance Rate would be equal to the weighted average of the Contract Rates on the Contracts remaining in the Contract Pool.
Of the Initial Contracts,   % by aggregate principal balance as of the Cut-off
Date had Contract Rates higher than   %. The weighted average of the Contract
Rates on the Initial Contracts was approximately   %.

Class A Principal

      Holders of the Class A Certificates will be entitled to receive a payment of principal on each Remittance Date, to the extent of the Amount Available in the Certificate Account on such date after payment of interest on the Class A Principal Balance, the Class M-1 Adjusted Principal Balance, the Class M-2 Adjusted Principal Balance and the Class B-1 Adjusted Principal Balance, in an amount equal to the Class A Percentage of the sum (such sum being referred to hereinafter as the "Formula Principal Distribution Amount") of:

          (i) all scheduled payments of principal due on each outstanding Contract during the related Due Period (after adjustments for previous Partial Principal Prepayments and after any adjustments to a Contract's amortization schedule as a result of a bankruptcy or a similar proceeding involving the related obligor),

          (ii) the Scheduled Principal Balance of each Contract which, during the month preceding the related Due Period, was purchased by the Company pursuant to the Agreement on account of certain breaches of its representations and warranties,

          (iii) all partial principal prepayments applied and all principal prepayments in full received during the related Due Period,

          (iv) the scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Due Period, plus the amount of any reduction in the outstanding principal balance of a Contract during the related Due Period ordered as the result of a bankruptcy or similar proceeding involving the related obligor,

          (v) without duplication of the foregoing, all collections in respect of principal on the Contracts received during the Due Period in which such Remittance Date occurs up to and including the third business day prior to such Remittance Date (but in no event later than the 25th day of the month prior to such Remittance Rate), minus

          (vi) with respect to all Remittance Dates other than the
    Remittance Date in     1999, the amount included in the Formula
    Principal Distribution Amount for the preceding Remittance Date by virtue of clause (v) above, plus

          (vii) with respect to the Remittance Date in     2000, the amount,
    if any, by which the Class A-1 Principal Balance as of such Remittance Date exceeds the sum on such Remittance Date of the amounts described in clause (i) through (vi) above; minus

          (viii) with respect to the Remittance Date in    2000, the amount,
    if any, distributed in respect of principal on the Class A-1
    Certificates on the Remittance Date in    2000 pursuant to clause (vii)
    above.

When the Principal Balance of a Class of Class A Certificates is reduced to zero, no further distributions of principal will be made to the holders of such Class.

      The Class A Percentage for any Remittance Date will equal a fraction, expressed as a percentage, the numerator of which is the Class A Principal Balance as of such Remittance Date, and the denominator of which is the sum of:
(i) the Class A Principal Balance, (ii) if the Class M-1 Distribution Test is satisfied on such Remittance Date, the Class M-1 Principal Balance, otherwise zero, (iii) if the Class M-2 Distribution Test is satisfied on such Remittance Date, the Class M-2 Principal Balance, otherwise zero, and (iv) if the Class B Distribution Test is satisfied on such Remittance Date, the Class B Principal Balance, otherwise zero, all as of such Remittance Date.

      The Scheduled Principal Balance of a Contract as of any Remittance Date is the unpaid principal balance of such Contract as specified in the amortization schedule at the time relating thereto as of the Due Date in the related Due Period, after giving effect to any previous partial prepayments and to the payment of principal due on such Due Date and irrespective of any delinquency in payment on such Contract. The Pool Scheduled Principal Balance as of any Remittance Date is the aggregate of the Scheduled Principal Balances of Contracts outstanding at the end of the related Due Period. A Liquidated Contract is a defaulted Contract as to which all amounts that the Servicer expects to recover through the date of disposition of the Manufactured Home have been received. (Section 1.02.)

      The Class A Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the Amount Available after payment of interest accrued on the Class A Principal Balance, Class M-1 Adjusted Principal Balance, Class M-2 Adjusted Principal Balance and Class B-1 Adjusted Principal Balance, as follows: first to the Class A-1 Certificateholders until the Class A-1 Principal Balance has been reduced to zero, then to the Class A-2 Certificateholders until the Class A-2 Principal Balance has been reduced to zero, then to the Class A-3 Certificateholders until the Class A-3 Principal Balance has been reduced to zero, then to the Class A-4 Certificateholders until the Class A-4 Principal Balance has been reduced to zero, then to the Class A-5 Certificateholders until the Class A-5 Principal Balance has been reduced to zero, then to the Class A-6 Certificateholders until the Class A-6 Principal Balance has been reduced to zero and then to the Class A-7 Certificateholders until the Class A-7 Principal Balance has been reduced to zero.

      The Class A-1 Certificates will have a final maturity date of     .

Mandatory Prepayments on the Class A-1 Certificates

      If the aggregate principal balance of the Contracts transferred to the Trust on the Closing Date (the Initial Contracts and Additional Contracts) is less than the aggregate original principal balance of the Certificates, a Pre-Funding Account will be established by the Trustee and funded by the Company on the Closing Date to provide the Trust with sufficient funds to purchase Subsequent Contracts. The Class A-1 Certificates will be prepaid in part on the
first Remittance Date after the Pre-Funding Period (in no event later than   ,
1999) in the event that any Pre-Funded Amount remains in the Pre-Funding Account on such Remittance Date. The Company believes that if a Pre-Funding Account is established, substantially all of the Pre-Funded Amount will be used to purchase the Subsequent Contracts. It is unlikely, however, that the aggregate principal amount of Subsequent Contracts purchased by the Trust will be identical to the Pre-Funded Amount, and consequently, Class A-1 Certificateholders will receive some prepayment of principal.

Class M-1 Principal

      Holders of the Class M-1 Certificates will be entitled to receive a payment of principal on each Remittance Date on which (i) the Class A Principal Balance has been reduced to zero or (ii) the Class M-1 Distribution Test is satisfied. The amount of principal paid on the Class M-1 Certificates on any such Remittance Date will be the Class M-1 Percentage of the Formula Principal Distribution Amount, subject to the limit of the Amount Available in the Certificate Account on such date remaining after payment of interest on the Class A Principal Balance, the Class M-1 Adjusted Principal Balance, the Class M-2 Adjusted Principal Balance and the Class B-1 Adjusted Principal Balance and the payment of principal due on the Class A Certificates.

      The Class M-1 Percentage for any Remittance Date will equal (a) zero, if the Class A Principal Balance has not yet been reduced to zero and the Class M-1 Distribution Test is not satisfied or (b) a fraction, expressed as a percentage, the numerator of which is the Class M-1 Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, (ii) the Class M-1 Principal Balance, (iii) if the Class M-2 Distribution Test is satisfied on such Remittance Date, the Class M-2 Principal Balance, otherwise zero and (iv) if the Class B Distribution Test is satisfied on such Remittance Date, the Class B Principal Balance, otherwise zero, all as of such Remittance Date.

      The Class M-1 Distribution Test will be satisfied if each of the
following tests is satisfied: (i) the Remittance Date occurs in or after    ;
(ii) the Average Sixty-Day Delinquency Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 4.50%; (iii) Cumulative Realized Losses (as defined in the Agreement) as of such Remittance Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Remittance Date occurs; (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date must not exceed 2.75%; and (v) the sum of the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Remittance
Date must be equal to or greater than   %.

      After payment of all principal then distributable on the Class M-1 Certificates, any Class M-1 Liquidation Loss Interest Amount that has accrued and has not previously been paid will be distributed, together with interest thereon at the Class M-1 Remittance Rate to the extent legally permissible, to the extent of the remaining Amount Available.

Class M-2 Principal

      Holders of the Class M-2 Certificates will be entitled to receive a payment of principal on each Remittance Date on which (i) the Class A Principal Balance and the Class M-1 Principal Balance have been reduced to zero or (ii) the Class M-2 Distribution Test is satisfied. The amount of principal paid on the Class M-2 Certificates on any such Remittance Date will be the Class M-2 Percentage of the Formula Principal Distribution Amount, subject to the limit of the Amount Available in the Certificate Account on such date remaining after payment of interest on the Class A Principal Balance, the Class M-1 Adjusted Principal Balance, the Class M-2 Adjusted Principal Balance and the Class B-1 Adjusted Principal Balance and the payment of principal due on the Class A and Class M-1 Certificates.

      The Class M-2 Percentage for any Remittance Date will equal (a) zero, if the Class A Principal Balance and the Class M-1 Principal Balance have not yet been reduced to zero and the Class M-2 Distribution Test is not satisfied or
(b) a fraction, expressed as a percentage, the numerator of which is the Class M-2 Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, (ii) the Class M-1 Principal Balance, if any, (iii) the Class M-2 Principal Balance, and (iv) if the Class B Distribution Test is satisfied on such Remittance Date, the Class B Principal Balance, otherwise zero, all as of such Remittance Date.

      The Class M-2 Distribution Test will be satisfied if each of the
following tests is satisfied: (i) the Remittance Date occurs in or after    ;
(ii) the Average Sixty-Day Delinquency Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 4.50%; (iii) Cumulative Realized Losses (as defined in the Agreement) as of such Remittance Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such Remittance Date occurs; (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date must not exceed 2.75%; and (v) the sum of the Class M-2 Principal Balance and the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date must be equal to or greater
than   %.

      After payment of all principal then distributable on the Class M-2 Certificates, any Class M-2 Liquidation Loss Interest Amount that has accrued and has not previously been paid will be distributed, together with interest thereon at the Class M-2 Remittance Rate to the extent legally permissible, to the extent of the remaining Amount Available.

Class B-1 Principal

      Holders of the Class B-1 Certificates will be entitled to receive a payment of principal on each Remittance Date on which (i) the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have been reduced to zero or (ii) the Class B Distribution Test is satisfied. The amount of principal paid on the Class B-1 Certificates on any such Remittance Date will be the Class B Percentage of the Formula Principal Distribution Amount, subject to the limit of the Amount Available in the Certificate Account on such date remaining after payment of interest on the Class A Principal Balance, the Class M-1 Adjusted Principal Balance, the Class M-2 Adjusted Principal Balance and the Class B-1 Adjusted Principal Balance and the payment of principal due on the Class A, Class M-1 and Class M-2 Certificates.

      The Class B Percentage for any Remittance Date will equal (a) zero, if the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have not yet been reduced to zero and the Class B Distribution Test is not satisfied or (b) a fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, (ii) the Class M-1 Principal Balance, if any, (iii) the Class M-2 Principal Balance, if any, and (iv) the Class B Principal Balance, all as of such Remittance Date.

      The Class B Distribution Test will be satisfied if each of the following
tests is satisfied: (i) the Remittance Date occurs in or after    ; (ii) the
Average Sixty-Day Delinquency Ratio Test (as defined in the Agreement) as of such Remittance Date must not exceed 4.50%; (iii) the Cumulative Realized Losses (as defined in the Agreement) as of such Remittance Date must not exceed a certain specified percentage of the Cut-off Date Pool Principal Balance, depending on the year in which such

Remittance Date occurs; (iv) the Current Realized Loss Ratio (as defined in the Agreement) as of such Remittance Date must not exceed 2.75%; (v) the Class B Principal Balance divided by the Pool Scheduled Principal Balance as of the immediately preceding Remittance Date must be equal to or greater than 12.00%;
and (vi) the Class B Principal Balance must not be less than $    .

      After payment of all principal then distributable on the Class B-1 Certificates, any Class B-1 Liquidation Loss Interest Amount that has accrued and has not previously been paid will be distributed, together with interest thereon at the Class B-1 Remittance Rate to the extent legally permissible, to the extent of the remaining Amount Available.

Class B-2 Interest

      Interest will be paid to the Class B-2 Certificateholders on each Remittance Date, to the extent of (i) the remaining Amount Available, if any, and (ii) the amount, if any, paid pursuant to the Limited Guarantee. Interest
on the outstanding Class B-2 Principal Balance will accrue from      , 1999, or
from the most recent Remittance Date on which interest has been paid, to but excluding the following Remittance Date. The Class B-2 Principal Balance is the Original Class B-2 Principal Balance less the sum of all amounts previously distributed to Class B-2 Certificateholders on account of principal. In the event that, on a particular Remittance Date, the remaining Amount Available in the Certificate Account is not sufficient to make a full distribution of interest to the Class B-2 Certificateholders and the Company fails to pay such amount under the Limited Guarantee, the amount of such deficiency will be carried forward and added to the amount such holders will be entitled to receive on the next Remittance Date. Any such amount so carried forward will bear interest at the Class B-2 Remittance Rate, to the extent permitted by law.

      The Class B-2 Remittance Rate on each Remittance Date will be   % per
annum, subject to a maximum rate equal to the weighted average of the Contract Rates on the Contracts in the Contract Pool, computed on the basis of a 360-day year of twelve 30-day months. In all but the most unusual prepayment scenarios,
it is anticipated that the Class B-2 Remittance Rate will be   %. In the
unlikely event that a large number of Contracts having Contract Rates higher
than   % were to prepay while the Contracts having Contract Rates equal to or
lower than   % did not prepay, with the result that the interest collections on the remaining Contracts were not sufficient to support a Class B-2 Remittance
Rate of   %, then the Class B-2 Remittance Rate would be equal to the weighted average of the Contract Rates on the Contracts remaining in the Contract Pool.
Of the Initial Contracts,   % by aggregate principal balance as of the Cut-off
Date had Contract Rates higher than   %. The weighted average of the Contract
Rates on the Initial Contracts as of the Cut-off Date was approximately   %.

Class B-2 Principal

      Except for payments of the Class B-2 Liquidation Loss Amount (as described below), the Class B-2 Certificateholders will be entitled to receive principal only on Remittance Dates on which (i) the Class B-1 Principal Balance has been reduced to zero (the "Class B-1 Cross-over Date") and (ii) the Class B Distribution Test is satisfied; provided, however, that if the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance have been reduced to zero, the Class B-2 Certificateholders will nevertheless be entitled to receive principal.

      On each Remittance Date on or after the Class B-1 Cross-over Date on which each Class B Distribution Test is satisfied, the Class B Percentage of the Formula Principal Distribution Amount will be distributed, to the extent of the remaining Amount Available after payment of interest on the Class B-2 Certificates, to the Class B-2 Certificateholders until the Class B-2 Principal Balance has been reduced to zero.

      The Class B Percentage for any Remittance Date will equal (a) zero, if the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have not yet been reduced to zero and the Class B Distribution Test is not satisfied or (b) a fraction, expressed as a percentage, the numerator of which is the Class B Principal Balance as of such Remittance Date, and the denominator of which is the sum of: (i) the Class A Principal Balance, if any, (ii) the Class M-1 Principal Balance, if any, (iii) the Class M-2 Principal Balance, if any, and (iv) the Class B Principal Balance, all as of such Remittance Date.

Subordination of Class M-1 Certificates, Class M-2 Certificates, Class B Certificates, Class B-3I Certificates and Class C Certificates

      The rights of the holders of the Class M-1 Certificates, the Class M-2 Certificates, the Class B Certificates, the Class B-3I Certificates and the Class C Certificates to receive distributions with respect to the Contracts in the Trust will be subordinated to such rights of the Class A Certificateholders, to the extent described herein. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class A Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class A Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class A Certificateholders to receive on any Remittance Date the amount of interest due on the Class A Certificates, including any interest due on a prior Remittance Date but not received, prior to any distribution being made on a Remittance Date in respect of interest on the Class M-1 Certificates, the Class M-2 Certificates, the Class B Certificates and the Class B-3I Certificates. Thereafter, any remaining Amount Available in the Certificate Account will be applied to the payment of interest due on the Class M-1 Certificates, then to the Class M-2 Certificates, and then to the payment of interest due on the Class B-1 Certificates.

      After payment of all interest due on the Class A Principal Balance, the Class M-1 Adjusted Principal Balance, the Class M-2 Adjusted Principal Balance and the Class B-1 Adjusted Principal Balance, any remaining Amount Available will be distributed in the following order of priority: first, the Class A Percentage of the Formula Principal Distribution Amount will be distributed to the Class A Certificateholders; then, to the extent the remaining Amount Available is sufficient therefor, the Class M-1 Percentage of the Formula Principal Distribution Amount plus any unpaid Class M-1 Liquidation Loss Interest Amount will be distributed to the Class M-1 Certificateholders; then, to the extent the remaining Amount Available is sufficient therefor, the Class M-2 Percentage of the Formula Principal Distribution Amount plus any unpaid Class M-2 Liquidation Loss Interest Amount will be distributed to the Class M-2 Certificateholders; then, to the extent the remaining Amount Available is sufficient therefor, the Class B Percentage of the Formula Principal Distribution Amount plus any unpaid Class B-1 Liquidation Loss Interest Amount will be distributed to the Class B-1 Certificateholders. After distribution of all interest and principal then payable on the Class A, Class M-1, Class M-2 and Class B-1 Certificates, the Class B-2 Certificateholders will be entitled to distribution of all interest and principal then payable on the Class B-2 Certificates.

      In addition, the rights of the holders of the Class B-2 Certificates, the Class B-3I Certificates and the Class C Certificates to receive distributions will be subordinate to such rights of the Class B-1 Certificateholders. This subordination is intended to enhance the likelihood of regular receipt by the holders of the Class B-1 Certificates of the full amount of their scheduled monthly payments of principal and interest and to afford such holders protection against losses on Liquidated Contracts. The protection afforded to the Class B-1 Certificateholders by means of the subordination feature will be accomplished by the preferential right of the Class B-1 Certificateholders to receive, prior to any distribution being made on a Remittance Date in respect of the Class B-2 Certificates, the Class B-3I Certificates and the Class C Certificates, the amount of principal and interest due them on each Remittance Date out of the remaining Amount Available on deposit on such date in the Certificate Account and by the right of the Class B-1 Certificateholders to receive future distributions on the Contracts that would otherwise be payable to the holders of Class B-2 Certificates.

      The rights of the Class B-3I and Class C Certificateholders to receive distributions will be subordinated to the rights of the Class B-2 Certificateholders. On each Remittance Date the Class B-3I Certificateholders will receive the remaining Amount Available, if any, after payment of the amount distributed to the Class A, Class M-1, Class M-2, Class B-1 and Class B-2 Certificateholders as described above (less the Monthly Servicing Fee and amounts retained by the Servicer to reimburse itself for taxes paid in respect of prohibited transactions), but in no event greater than the Excess Interest (as defined in the Agreement). On each Remittance Date, the Class C Subsidiary Certificateholders will be entitled to receive any portion of the remaining Amount Available, after payment of all amounts described above, attributable to aggregate Repossession Profits (as defined in the Agreement).

      As described above, prior to the time that the Class A Principal Balance is reduced to zero, the distribution of principal to the Class A Certificateholders on any Remittance Date is intended to include the Class A Percentage of the Scheduled Principal Balance of each Contract that became a Liquidated Contract during the related Due Period. If the Liquidation Proceeds, net of related Liquidation Expenses, from such Liquidated Contract are less than its Scheduled Principal Balance plus accrued interest thereon, the deficiency will, in effect, be absorbed by the Class M-1, Class M-2, Class B, Class B-3I and Class C Certificateholders and the Company, since a portion of the Amount Available equal to such deficiency and otherwise distributable to them will be paid to the Class A Certificateholders. If the Amount Available is not sufficient to cover the entire amount distributable to the Class A Certificateholders, the Class M-1 Certificateholders or the Class M-2 Certificateholders on a particular Remittance Date, then the amount distributable to the Class A Certificateholders, the Class M-1 Certificateholders or the Class M-2 Certificateholders, as applicable, will be increased on future Remittance Dates by the amount of such deficiency plus the applicable interest on such amount. To the extent such deficiency is not covered by future Collections or is not absorbed by the Class B-3I Certificateholders or the Monthly Servicing Fee (so long as Green Tree is the Servicer), the Class B Certificateholders will absorb such deficiencies. If the Amount Available is sufficient to cover the amounts distributable in respect of principal to the Class A Certificateholders, the Class M-1 Certificateholders or Class M-2 Certificateholders but is not sufficient to cover the amounts distributable in respect of principal to the Class B-1 Certificateholders (if any) on a particular Remittance Date, the amount of the deficiency will be carried forward as an amount that the Class B-1 Certificateholders are entitled to receive on the next Remittance Date. Consequently, but for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as the Company is the Servicer) and amounts otherwise distributable to the Class B-2, Class B-3I and Class C Certificateholders, the Class B-1 Certificateholders will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee and (ii) all delinquent payments on the Contracts. But for the effect of the relative subordination of the Monthly Servicing Fee payable to the Servicer (so long as Green Tree is the Servicer) and amounts otherwise distributable to the Class B-3I and the Class C Certificateholders on each Remittance Date, and amounts paid under the Limited Guarantee as described below, the Class B-2 Certificateholders will absorb (i) all losses on each Liquidated Contract in the amount by which its Liquidation Proceeds, net of the related Liquidation Expenses, are less than its unpaid principal balance plus accrued and unpaid interest thereon less the Monthly Servicing Fee and (ii) all delinquent payments on the Contracts. Class B-2 Certificateholders, however, will be entitled to receive Guarantee Payments and amounts otherwise distributable on Remittance Dates as (i) the Class B-3I Distribution Amount and (ii) the Monthly Servicing Fee payable to the Servicer (so long as the Company is the Servicer), and would be entitled to receive those amounts, if any, not received by the Class B-2 Certificateholders on a prior Remittance Date. If the Company fails to make a payment required under the Limited Guarantee, the Class B-2 Certificateholders will incur a loss on their investment in the Class B-2 Certificates.

Losses on Liquidated Contracts

      In the event the Amount Available in the Certificate Account for any Remittance Date is insufficient to distribute the full Formula Principal Distribution Amount for such Remittance Date to the Certificateholders, the aggregate outstanding Principal Balance of the Certificates will be greater than the Pool Scheduled Principal Balance for such Remittance Date. In such event, the amount of such deficiency (the "Liquidation Loss Amount") would be allocated first to the Class B-2 Certificates (a "Class B-2 Liquidation Loss Amount"), and Green Tree would be obligated to pay the amount of such Class B-2 Liquidation Loss Amount to the Class B-2 Certificateholders pursuant to the Limited Guarantee. If on any

Remittance Date the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B-1 Principal Balance were equal to the Pool Scheduled Principal Balance, no further Liquidation Loss Amounts could be allocated to the Class B-2 Certificates and any further Liquidation Loss Amounts realized would be allocated to reduce the Class B-1 Adjusted Principal Balance (a "Class B-1 Liquidation Loss Amount"). If the Class B-1 Adjusted Principal Balance were reduced to zero, any further Liquidation Loss Amounts realized would be allocated to reduce the Class M-2 Adjusted Principal Balance (a "Class M-2 Liquidation Loss Amount"). If the Class M-2 Adjusted Principal Balance were reduced to zero, any further liquidation Loss Amounts realized would be allocated to the Class M-1 Adjusted Principal Balance (a "Class M-1 Liquidation Loss Amount"). Any such Liquidation Loss Amounts would be reduced on subsequent Remittance Dates to the extent that the Amount Available in the Certificate Account on such Remittance Dates is sufficient to permit the distribution of principal due on the Certificates on prior Remittance Dates but not paid. In the event the Adjusted Principal Balance of a Class of Certificates were reduced by a Liquidation Loss Amount, interest accruing on such Class (other than the Class B-2 Certificates) would be calculated on the Adjusted Principal Balance of such Class. The interest accruing on such Class's Liquidation Loss Amount each month (such Class's "Liquidation Loss Interest Amount"), plus interest at the applicable Certificate Rate on any Liquidation Loss Interest Amount due on a prior Remittance Date but not paid, would be paid to the Certificateholders of such Class from the Amount Available after distribution of principal on such Class but prior to any distribution of principal on a subordinate Class.

Capitalized Interest Account

      Because payments received with respect to interest on the Contracts may be insufficient to cover payments of interest on the Offered Certificates on
the Remittance Dates in       and       1999, an account (the "Capitalized
Interest Account") will be established on the Closing Date with a deposit of an amount approved by the Rating Agencies. Funds on deposit in the Capitalized Interest Account will be invested in Eligible Investments (as described under "--Payments on Contracts; Distributions on Certificates"). If the Amount Available is insufficient to make a full distribution of interest on the Offered Certificates (other than the Class B-2 Certificates) on the Remittance
Dates in       and       1999, the Trustee will withdraw the amount of any such
shortfall from the Capitalized Interest Account and deposit such amount in the Certificate Account. The Company will be obligated under the Limited Guarantee to make a Guarantee Payment equal to any shortfall in the amount distributable on the Class B-2 Certificates, as described below under "--Limited Guarantee of the Company." The Capitalized Interest Account will be part of the Trust but not part of the Master REMIC or the Subsidiary REMIC. Any funds remaining on deposit in the Capitalized Interest Account after the distribution to
Certificateholders in       1999 will be released to a subsidiary of the
Company.

Limited Guarantee of the Company

      In order to mitigate the effect of the subordination of the Class B-2 Certificates and liquidation losses and delinquencies on the Contracts, the Company will provide a guarantee (the "Limited Guarantee") against losses that would otherwise be absorbed by the Class B-2 Certificates. Each payment required to be made under the Limited Guarantee is referred to as a "Guarantee Payment." Prior to the Class B-1 Cross-over Date, or on any Remittance Date on or after the Class B-1 Cross-over Date on which the Class B Distribution Test is not satisfied (unless the Class A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have been reduced to zero), the Guarantee Payment will equal the amount, if any, by which (i) the Class B-2 Formula Distribution Amount for such Remittance Date (which will be equal to accrued and unpaid interest on the Class B-2 Certificates for such Remittance Date plus the Class B-2 Liquidation Loss Amount for such Remittance Date, if any) exceeds (ii) the Class B-2 Distribution Amount for such Remittance Date. The Class B-2 Liquidation Loss Amount for any Remittance Date equals the amount, if any, by which the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance, the Class B-1 Principal Balance and the Class B-2 Principal Balance for such Remittance Date exceeds the Pool Scheduled Principal Balance for such Remittance Date. On each Remittance Date on or after the Class B-1 Cross-over Date, if the Class B Distribution Test is satisfied on such Remittance Date (or if the Class

A Principal Balance, the Class M-1 Principal Balance and the Class M-2 Principal Balance have been reduced to zero), the Guarantee Payment will equal the amount, if any, by which (i) the Class B-2 Formula Distribution Amount for such Remittance Date (which will include both interest and principal and the Class B-2 Liquidation Loss Amount, if any) exceeds (ii) the remaining Amount Available for such Remittance Date.

      The Limited Guarantee will be an unsecured general obligation of the Company and will not be supported by any letter of credit or other credit enhancement arrangement. The Limited Guarantee will not benefit in any way, or result in any payment to, the Class A, Class M-1, Class M-2, Class B-1, Class B-3I or Class C Certificateholders. The ratings assigned to the Class B-2 Certificates may be affected by the ratings of the Company's debt securities. See "Summary of the Terms of the Offered Certificates--Rating."

Reports to Certificateholders

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class A Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

  (a) the amount of such distribution to holders of the Class A Certificates allocable to interest (separately identifying any prior Class A interest shortfall included in the distribution and any remaining Class A interest shortfall after giving effect to such distribution);

  (b) the amount of such distribution to holders of the Class A Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class A principal shortfall after giving effect to such distribution);

  (c) the Principal Balance of the Class A Certificates after giving effect to the distribution of principal on such Remittance Date;

  (d) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date;

  (e) the Class A Percentage for such Remittance Date and the following Remittance Date;

  (f) the Pool Factor (a percentage derived from a fraction the numerator of which is the sum of the Class A Principal Balance, the Class M-1 Principal Balance, the Class M-2 Principal Balance and the Class B Principal Balance and the denominator of which is the Cut-off Date Pool Principal Balance);

  (g) the number and aggregate principal balance of Contracts delinquent (i) 30-59 days and (ii) 60 or more days;

  (h) the number of Manufactured Homes that were repossessed during the related Due Period;

  (i) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

  (j) the Class M-1 Distribution Test;

  (k) the Class M-2 Distribution Test;

  (l) the Class B Distribution Test;

  (m) the weighted average Contract Rate of all outstanding Contracts;

  (n) the deficiency, if any, in the amount available to pay the Class M-1 Interest for such Remittance Date;

  (o) the deficiency, if any, in the amount available to pay the Class M-2 Interest for such Remittance Date; and

  (p) the deficiency, if any, in the amount available to pay the Class B-1 Interest for such Remittance Date.

      Information furnished pursuant to clauses (a) and (b) will be expressed as dollar amounts for a Class A Certificate with a 1% Percentage Interest or per $1,000 denomination of Class A Certificate. (Section 6.05.)

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class A
Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-1 Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

  (a) the amount of such distribution to holders of the Class M-1 Certificates allocable to interest (separately identifying any prior Class M-1 interest shortfall included in the distribution and any remaining Class M-1 interest shortfall after giving effect to such distribution, and any Class M-1 Liquidation Loss Interest Amount);

  (b) the amount of such distribution to holders of the Class M-1
      Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class M-1 principal shortfall after giving effect to such distribution);

  (c) the Principal Balance and Adjusted Principal Balance (if different) of the Class M-1 Certificates after giving effect to the distribution of principal on such Remittance Date;

  (d) the Class M-1 Percentage for such Remittance Date and the following Remittance Date;

  (e) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date;

  (f) the Pool Factor;

  (g) the number and aggregate principal balance of Contracts delinquent (i) 30-59 days and (ii) 60 or more days;

  (h) the number of Manufactured Homes that were repossessed during the related Due Period;

  (i) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

  (j) the Class M-1 Distribution Test;

  (k) the Class M-2 Distribution Test;

  (l) the Class B Distribution Test; and

  (m) the weighted average Contract Rate of all outstanding Contracts.

      Information furnished pursuant to clauses (a) and (b) will be expressed as dollar amounts for a Class M-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-1 Certificate. (Section 6.05.)

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class M-2 Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

  (a) the amount of such distribution to holders of the Class M-2 Certificates allocable to interest (separately identifying any prior Class M-2 interest shortfall included in the distribution and any remaining Class M-2 interest shortfall after giving effect to such distribution, and any Class M-2 Liquidation Loss Interest Amount);

  (b) the amount of such distribution to holders of the Class M-2
      Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class M-2 principal shortfall after giving effect to such distribution);

  (c) the Principal Balance and Adjusted Principal Balance (if different) of the Class M-2 Certificates after giving effect to the distribution of principal on such Remittance Date;

  (d) the Class M-2 Percentage for such Remittance Date and the following Remittance Date;

  (e) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date;

  (f) the Pool Factor;

  (g) the number and aggregate principal balance of Contracts delinquent (i) 30-59 days and (ii) 60 or more days;

  (h) the number of Manufactured Homes that were repossessed during the related Due Period;

  (i) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

  (j) the Class M-1 Distribution Test;

  (k) the Class M-2 Distribution Test;

  (l) the Class B Distribution Test; and

  (m) the weighted average Contract Rate of all outstanding Contracts.

      Information furnished pursuant to clauses (a) and (b) will be expressed as dollar amounts for a Class M-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class M-2 Certificate. (Section 6.05.)

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class M-2 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-1 Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

  (a) the amount of such distribution to holders of the Class B-1
      Certificates allocable to interest (separately identifying any prior Class B-1 interest shortfall included in the distribution and any remaining Class B-1 interest shortfall after giving effect to such distribution, and any Class B-1 Liquidation Loss Amount);

  (b) the amount of such distribution to holders of the Class B-1
      Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class B-1 principal shortfall after giving effect to such distribution);

  (c) the Principal Balance and Adjusted Principal Balance (if different) of the Class B-1 Certificates after giving effect to the distribution of principal on such Remittance Date;

  (d) the Class B Percentage for such Remittance Date and the following Remittance Date;

  (e) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date;

  (f) the Pool Factor;

  (g) the number and aggregate principal balance of Contracts delinquent (i) 30-59 days and (ii) 60 or more days;

  (h) the number of Manufactured Homes that were repossessed during the related Due Period;

  (i) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

  (j) the Class M-1 Distribution Test;

  (k) the Class M-2 Distribution Test;

  (l) the Class B Distribution Test; and

  (m) the weighted average Contract Rate of all outstanding Contracts.

      Information furnished pursuant to clauses (a) and (b) will be expressed as dollar amounts for a Class B-1 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-1 Certificate. (Section 6.05.)

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-1 Certificateholder of record at any time during such calendar year as to the aggregate of amounts reported pursuant to (a) and (b) above for such calendar year.

      The Servicer will furnish to the Trustee, and the Trustee will include with each distribution to a Class B-2 Certificateholder, a statement in respect of the related Remittance Date setting forth, among other things:

  (a) the amount of such distribution to holders of Class B-2 Certificates allocable to interest (separately identifying any prior Class B-2 interest shortfall included in the distribution and any remaining Class B-2 interest shortfall after giving effect to such distribution);

  (b) the amount of such distribution to holders of Class B-2 Certificates allocable to principal (separately identifying the aggregate amount of any Principal Prepayments included in the distribution and any remaining Class B-2 principal shortfall after giving effect to such distribution);

  (c) the amount, if any, by which the Class B-2 Formula Distribution Amount exceeds the Class B-2 Remaining Amount Available for such Remittance Date;

  (d) the Class B-2 Principal Balance after giving effect to the distribution of principal on such Remittance Date;

  (e) the Class B Percentage for such Remittance Date and the following Remittance Date;

  (f) the Pool Scheduled Principal Balance of the Contracts for such Remittance Date and the following Remittance Date;

  (g) the Pool Factor;

  (h) the Class B-2 Liquidation Loss Amount, if any, for such Remittance
      Date;

  (i) the Guarantee Payment, if any, for such Remittance Date;

  (j) the number and aggregate principal balance of Contracts delinquent (i) 30-59 days and (ii) 60 or more days;

  (k) the number of Manufactured Homes that were repossessed during the related Due Period;

  (l) the number of Manufactured Homes that were repossessed but remain in inventory as of the last day of the related Due Period;

  (m) the Class M-1 Distribution Test;

  (n) the Class M-2 Distribution Test;

  (o) the Class B Distribution Test; and

  (p) the weighted average Contract Rate of all outstanding Contracts.

      Information furnished pursuant to clauses (a) through (c) will be expressed as dollar amounts for a Class B-2 Certificate with a 1% Percentage Interest or per $1,000 denomination of Class B-2 Certificate. (Section 6.05.)

      In addition, within a reasonable period of time after the end of each calendar year, the Servicer will furnish a report to each Class B-2 Certificateholder of record at any time during such calendar year as to the aggregate amounts reported pursuant to (a) and (b) above for such calendar year.

Repurchase Option

      The Agreement provides that on any Remittance Date on which the Pool Scheduled Principal Balance is less than 10% of the Cut-off Date Pool Principal Balance, the Company or the Servicer will have the option to repurchase, upon the Company or the Servicer giving notice mailed no earlier than the first day and no later than the 10th day of the month next preceding the month of such final distribution, all outstanding Contracts at a price equal to the greater of (a) the sum of (x) 100% of the Scheduled Principal Balance of each Contract (other than any Contract as to which the related Manufactured Home has been repossessed and whose fair market value is included pursuant to clause (y) below) as of the final Remittance Date and (y) the fair market value of such acquired property (as determined by the Company) and (b) the aggregate fair market value (as determined by the Company) of all of the assets of the Trust, plus, in each case, any unpaid interest at the applicable Class A Remittance Rate on each Class of Class A Certificates, any unpaid interest at the Class M-1 Remittance Rate on the Class M-1 Certificates, any unpaid interest at the Class M-2 Remittance Rate on the Class M-2 Certificates, and any unpaid interest at the related Remittance Rates on each Class of Class B Certificates, as well as one month's interest at the applicable Contract Rate on the Scheduled Principal Balance of each Contract (including any Contract as to which the related Manufactured Home has been repossessed). (Section 8.05.)

Termination of the Agreement

      The Agreement will terminate upon the last action required to be taken by the Trustee on the final Remittance Date following the later of (i) the purchase by the Company or the Servicer of all Contracts and all property acquired in respect of any Contract remaining in the Trust as described under "--Repurchase Option" or (ii) the final payment or other liquidation of the last Contract remaining in the Trust or the disposition of all property acquired upon repossession of any Manufactured Home.

      Upon presentation and surrender of the Certificates, the Trustee shall cause to be distributed, in the following order of priority, to Certificateholders on the final Remittance Date in proportion to their respective Percentage Interests an amount equal to (i) any unpaid interest on any Class of Class A Certificates, (ii) any unpaid interest on the Class M-1 Certificates, (iii) any unpaid interest on the Class M-2 Certificates, (iv) any unpaid interest on the Class B-1 Certificates, (v) the Principal Balance of each Class of Class A Certificates, (vi) the Class M-1 Principal Balance, (vii) the Class M-2 Principal Balance, (viii) the Class B-1 Principal Balance, (ix) any unpaid interest on the Class B-2 Certificates, (x) the Class B-2 Principal Balance, (xi) any unpaid interest on the Class B-3I Certificates and (xii) as to the Class C Certificates, the amount which remains on deposit in the Certificate Account (other than amounts retained to meet claims) after application pursuant to clauses (i)-(xi) above. (Section 12.03.)

Amendment

      The Agreement may be amended by agreement of the Trustee, the Company and the Servicer at any time, without the consent of the Certificateholders, to correct manifest error, to cure any ambiguity, to correct or supplement any provision which may be inconsistent with any other provision, to add or amend any provision as required by S&P, Fitch or any other nationally recognized statistical rating organization in order to improve or maintain the rating of any Class of Class A Certificates, the Class

M-1 Certificates, the Class M-2 Certificates or any Class of Class B Certificates or to add other provisions not inconsistent with the Agreement upon receipt of an Opinion of Counsel to the Servicer that such amendment will not adversely affect in any material respect the interests of any Certificateholder. (Section 12.07.) Neither the Company nor the Servicer is obligated to take any action to maintain or improve the rating given any Class of Class A Certificates, the Class M-1 Certificates, the Class M-2 Certificates or any Class of Class B Certificates.

      The Agreement may also be amended from time to time by the Trustee, the Company and the Servicer, with the consent of the holders of Certificates of each Class affected thereby evidencing, as to each such Class, Percentage Interests aggregating at least 51%, provided that no such amendment shall (a) reduce in any manner the amount of, or delay the timing of, collections of payments on Contracts or distributions which are required to be made on any Certificate without the consent of the holder of each Certificate affected thereby, (b) reduce the aforesaid percentages of Certificateholders required for any amendment of the Agreement, without the unanimous consent of the Certificateholders, (c) adversely affect the status of either the Subsidiary REMIC or the Master REMIC as a REMIC or the status of the Certificates as "regular interests" therein, or cause any tax to be imposed on the Trust, or
(d) modify in any manner the rights of the Class C Certificateholders, without the unanimous consent of the Class C Certificateholders. (Section 12.07.)

      The Agreement may also be amended from time to time, without the consent of any Certificateholders, by the Company, the Trustee and the Servicer to modify, eliminate or add to the provisions of the Agreement (i) to maintain the qualification of each of the Subsidiary REMIC and the Master REMIC as a REMIC under the Code or avoid, or reduce the risk of, the imposition of any tax on the Trust under the Code that would be a claim against the Trust assets, provided that (a) an Opinion of Counsel is delivered to the Trustee to the effect that such action is necessary to maintain such qualification or avoid any such tax or reduce the risk of its imposition and (b) such amendment shall not materially adversely affect the interests of any Certificateholder or (ii) to prevent the Trust from entering into any "prohibited transaction" as defined in Section 860F of the Code.

      The Trustee is required under the Agreement to furnish Certificateholders affected thereby with notice promptly upon execution of any amendment to the Agreement. (Section 12.07.)

The Trustee

      [Trustee] (the "Trustee") is a national banking association, the corporate trust offices of which are located at [address].

      The Agreement requires the Trustee to maintain, at its own expense, an office or agency in St. Paul, Minnesota, where Certificates may be surrendered for registration of transfer or exchange and where notices and demands to or upon the Trustee and the certificate registrar and transfer agent in respect of the Certificates pursuant to the Agreement may be served. On the date hereof, the address of the Trustee for such purposes is [Trustee/address]. The Trustee will promptly give written notice to the Certificateholders of any change thereof. (Section 12.02.)

Registration of the Certificates

      The Certificates will initially be registered in the name of Cede & Co. ("Cede"), the nominee of The Depository Trust Company ("DTC"). DTC is a limited-purpose trust company organized under the laws of the State of New York, a member of the Federal Reserve System, a "clearing corporation" within the meaning of the New York Uniform Commercial Code and a "clearing agency" registered pursuant to the provisions of Section 17A of the 1934 Act. DTC accepts securities for deposit from its participating organizations ("Participants") and facilitates the clearance and settlement of securities transactions between Participants in such securities through electronic book-entry changes in accounts of Participants, thereby eliminating the need for physical movement of certificates. Participants include securities brokers and dealers, banks and trust companies and clearing corporations and may include certain other organizations. Indirect access to the DTC system is also available to others such as banks, brokers, dealers and trust companies that clear through or maintain a custodial relationship with a Participant, either directly or indirectly ("indirect participants").

      Certificate Owners who are not Participants but desire to purchase, sell or otherwise transfer ownership of the Offered Certificates may do so only through Participants (unless and until Definitive Class A, Class M-1, Class M-2 and Class B Certificates, as defined below, are issued). In addition, Certificate Owners will receive all distributions of principal of, and interest on, the Offered Certificates from the Trustee through DTC and Participants. Certificate Owners will not receive or be entitled to receive certificates representing their respective interests in the Class A, Class M-1, Class M-2 and Class B Certificates, except under the limited circumstances described below.

      Unless and until Definitive Class A, Class M-1, Class M-2 and Class B Certificates (as defined below) are issued, it is anticipated that the only "Certificateholder" of the Class A, Class M-1, Class M-2 and Class B Certificates will be Cede & Co., as nominee of DTC. Certificate Owners will not be Certificateholders as that term is used in the Agreement. Certificate Owners are only permitted to exercise the rights of Certificateholders indirectly through Participants and DTC.

      While the Class A, Class M-1, Class M-2 and Class B Certificates are outstanding (except under the circumstances described below), under the rules, regulations and procedures creating and affecting DTC and its operations (the "Rules"), DTC is required to make book-entry transfers among Participants on whose behalf it acts with respect to the Class A, Class M-1, Class M-2 and Class B Certificates and is required to receive and transmit distributions of principal of, and interest on, the Class A, Class M-1, Class M-2 and Class B Certificates. Participants with whom Certificate Owners have accounts with respect to the Class A, Class M-1, Class M-2 and Class B Certificates are similarly required to make book-entry transfers and receive and transmit such distributions on behalf of their respective Certificate Owners. Accordingly, although Certificate Owners will not possess certificates, the Rules provide a mechanism by which Certificate Owners will receive distributions and will be able to transfer their interests.

      Class A, Class M-1, Class M-2 and Class B Certificates will be issued in registered form to Certificate Owners, or their nominees, rather than to DTC (such Certificates being referred to herein as "Definitive Class A, Class M-1, Class M-2 and Class B Certificates"), only if (i) DTC or the Company advises the Trustee in writing that DTC is no longer willing or able to discharge properly its responsibilities as nominee and depository with respect to the Class A, Class M-1, Class M-2 and Class B Certificates and the Company or the Trustee is unable to locate a qualified successor or (ii) the Company at its sole option advises the Trustee in writing that it elects to terminate the book-entry system through DTC. Upon issuance of Definitive Class A, Class M-1, Class M-2 and Class B Certificates to Certificate Owners, such Certificates will be transferable directly (and not exclusively on a book-entry basis) and registered holders will deal directly with the Trustee with respect to transfers, notices and distributions.

      DTC has advised the Company and the Trustee that, unless and until Definitive Class A, Class M-1, Class M-2 and Class B Certificates are issued, DTC will take any action permitted to be taken by a Certificateholder under the Agreement only at the direction of one or more Participants to whose DTC accounts the Class A, Class M-1, Class M-2 and Class B Certificates are credited. DTC has advised the Company that DTC will take such action with respect to any Percentage Interests of the Class A, Class M-1, Class M-2 and Class B Certificates only at the direction of and on behalf of such Participants with respect to such Percentage Interests of the Class A, Class M-1, Class M-2 and Class B Certificates. DTC may take actions, at the direction of the related Participants, with respect to some Class A, Class M-1, Class M-2 and Class B Certificates which conflict with actions taken with respect to other Class A, Class M-1, Class M-2 and Class B Certificates.

      Issuance of the Class A, Class M-1, Class M-2 and Class B Certificates in book-entry form rather than as physical certificates may adversely affect the liquidity of the Class A, Class M-1, Class

M-2 and Class B Certificates in the secondary market and the ability of Certificate Owners to pledge them. In addition, since distributions on the Class A, Class M-1, Class M-2 and Class B Certificates will be made by the Trustee to DTC and DTC will credit such distributions to the accounts of its Participants, which will further credit them to the accounts of indirect participants or Certificate Owners, Certificate Owners may experience delays in the receipt of such distributions.

      DTC management is aware that some computer applications, systems, and the like for processing data ("Systems") that are dependent upon calendar dates, including dates before, on, and after January 1, 2000, may encounter "Year 2000 problems." DTC has informed its Participants and other members of the financial community (the "Industry") that it has developed and is implementing a program so that its Systems, as the same relate to the timely payment of distributions (including principal and income payments) to securityholders, book-entry deliveries, and settlement of trades within DTC continue to function appropriately. This program includes a technical assessment and a remediation plan, each of which is complete. Additionally, DTC's plan includes a testing phase, which is expected to be completed within appropriate time frames.

      However, DTC's ability to perform properly its services is also dependent upon other parties, including but not limited to issuers and their agents, as well as third party vendors from whom DTC licenses software and hardware, and third party vendors on whom DTC relies for information or the provision of services, including telecommunication and electrical utility service providers, among others. DTC has informed the Industry that it is contacting (and will continue to contact) third party vendors from whom DTC acquires services to:
(i) impress upon them the importance of such services being Year 2000 compliant; and (ii) determine the extent of their efforts for Year 2000 remediation (and, as appropriate, testing) of their services. In addition, DTC is in the process of developing such contingency plans as it deems appropriate.

      According to DTC, the foregoing information with respect to DTC has been provided to the Industry for informational purposes only and is not intended to serve as a representation, warranty, or contract modification of any kind.

                                USE OF PROCEEDS

      Substantially all of the net proceeds to be received from the sale of the Offered Certificates will be used by the Company for general corporate purposes, including the purchase of the Contracts, the costs of carrying the Contracts until the sale of the Certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                              ERISA CONSIDERATIONS

      The following information supplements, and to the extent inconsistent therewith supersedes, the information in the Prospectus under "ERISA Considerations."

      The Employee Retirement Income Security Act of 1974, as amended ("ERISA"), and section 4975 of the Code impose certain restrictions on employee benefit and other plans that are subject to ERISA or to section 4975 of the Code ("Plans") and on persons who are fiduciaries with respect to such Plans. Employee benefit plans that are governmental plans (as defined in section 3(32) of ERISA) and certain church plans (as defined in section 3(33) of ERISA) are not subject to ERISA requirements. Accordingly, assets of such plans may be invested in the Class A Certificates without regard to the ERISA restrictions described herein and in the Prospectus, subject to applicable provisions of other federal and state laws. However, any such governmental or church plan which is qualified under section 401(a) of the Code and exempt from taxation under section 501(a) of the Code is subject to the prohibited transaction rules set forth in section 503 of the Code.

      The U.S. Department of Labor ("DOL") has granted substantially identical administrative exemptions to [Underwriter] (Prohibited Transaction Exemption
    ; Exemption Application No. D-    ,   Fed. Reg.       (    )), to
[Underwriter] (Prohibited Transaction Exemption    ; Exemption Application No.
D-    ,    Fed. Reg.      (    )), and to [Underwriter] (Prohibited Transaction
Exemption     ; Exemption Application No. D-    ,   Fed. Reg.       (    ))
(collectively referred to as the "Exemption") from certain of the prohibited transaction rules of ERISA and the Code with respect to the initial purchase, the holding and the subsequent resale by Plans of certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of the Exemption. The receivables covered by the Exemption include manufactured housing installment sale contracts and installment loan agreements such as the Contracts. The Exemption will apply to the acquisition, holding, and resale of the Class A Certificates by a Plan, provided that specified conditions (certain of which are described below) are met.

      Among the conditions which must be satisfied for the Exemption to apply to the Class A Certificates are the following:

  (1) The acquisition of the Class A Certificates by a Plan is on terms (including the price for the Class A Certificates) that are at least as favorable to the Plan as they would be in an arm's-length transaction with an unrelated party;

  (2) The rights and interests evidenced by the Class A Certificates acquired by the Plan are not subordinated to the rights and interests evidenced by other certificates of the Trust;

  (3) The Class A Certificates acquired by the Plan have received a rating at the time of such acquisition that is in one of the three highest generic rating categories from any of Moody's, S&P, Fitch or Duff & Phelps Credit Rating Co. (the "Exemption Rating Agencies");

  (4) The trustee of the Plan is not an affiliate of any member of the Restricted Group (as defined below);

  (5) The sum of all payments made to the Underwriters in connection with the distribution of the Class A Certificates represents not more than reasonable compensation for underwriting the Class A Certificates. The sum of all payments made to and retained by the Company pursuant to the sale of the Contracts to the Trust represents not more than the fair market value of such Contracts. The sum of all payments made to and retained by the Servicer represents not more than reasonable compensation for the Servicer's services under the Agreement and reimbursement of the Servicer's reasonable expenses in connection therewith; and

  (6) The Plan investing in the Class A Certificates is an "accredited investor" as defined in Rule 501(a)(1) of Regulation D of the Securities and Exchange Commission under the Securities Act of 1933.

      Moreover, the Exemption would provide relief from certain self-dealing/conflict of interest prohibited transactions only if, among other requirements, (i) in the case of the acquisition of Class A Certificates in connection with the initial issuance, at least 50% of the Class A Certificates are acquired by persons independent of the Restricted Group (as defined below),
(ii) the Plan's investment in Class A Certificates does not exceed 25% of all of the Class A Certificates outstanding at the time of the acquisition and
(iii) immediately after the acquisition, no more than 25% of the assets of the Plan are invested in certificates representing an interest in one or more trusts containing assets sold or serviced by the same entity. The Exemption does not apply to Plans sponsored by the Company, the Underwriters, the Trustee, the Servicer, any obligor with respect to Contracts included in the Trust constituting more than 5% of the aggregate unamortized principal balance of the assets in the Trust or any affiliate of such parties (the "Restricted Group").

      The Company believes that the Exemption will apply to the acquisition and holding of Class A Certificates sold by the Underwriters and by Plans and that all conditions of the Exemption other than those within the control of the investors have been met. In addition, as of the date hereof, no obligor with respect to Contracts included in the Trust constitutes more than 5% of the aggregate unamortized principal balance of the assets of the Trust. Any Plan fiduciary who proposes to cause a Plan to purchase Class A Certificates should consult with its own counsel with respect to the potential consequences under ERISA and the Code of the Plan's acquisition and ownership of the Class A Certificates. Assets of a Plan or individual retirement account should not be invested in the Class A Certificates unless it is clear that the assets of the Trust will not be Plan assets or unless it is clear that the Exemption or a prohibited transaction class exemption will apply and exempt all potential prohibited transactions. See "ERISA Considerations" in the Prospectus.

      In addition to any exemption that may be available under PTCE 95-60 for the purchase and holding of the Certificates by an insurance company general account (as described in "ERISA Considerations" in the Prospectus), the Small Business Job Protection Act of 1996 added a new Section 401(c) to ERISA, which provides certain exemptive relief from the provisions of Part 4 of Title I of ERISA and Section 4975 of the Code, including the prohibited transaction restrictions imposed by ERISA and the related excise taxes imposed by the Code, for transactions involving an insurance company general account. Pursuant to
Section 401(c) of ERISA, the DOL published proposed regulations ("Proposed 401(c) Regulations") on December 22, 1997 to provide guidance for the purpose of determining, in cases where insurance policies supported by an insurer's general account are issued to or for the benefit of a Plan on or before December 31, 1998, which general account assets constitute Plan assets. Section 401(c) of ERISA generally provides that, until the date which is 18 months after the Proposed 401(c) Regulations become final, no person will be subject to liability under Part 4 of Title I of ERISA and Section 4975 of the Code on the basis of a claim that the assets of an insurance company general account constitute Plan assets, unless (i) as otherwise provided by the Secretary of Labor in the Proposed 401(c) Regulations to prevent avoidance of the regulations or (ii) an action is brought by the Secretary of Labor for certain breaches of fiduciary duty which would also constitute a violation of federal or state criminal law. Any assets of an insurance company general account which support insurance policies issued to a Plan after December 31, 1998 or issued to Plans on or before December 31, 1998 for which the insurance company does not comply with the Proposed 401(c) Regulations may be treated as Plan assets. In addition, because Section 401(c) does not relate to insurance company separate accounts, separate account assets are still treated as Plan assets of any Plan invested in such separate account. Insurance companies contemplating the investment of general account assets in the Certificates should consult with their legal counsel with respect to the applicability of Section 401(c) of ERISA, including the general account's ability to continue to hold the Securities after the date which is 18 months after the date the Proposed 401(c) Regulations become final.

      No transfer of Class M-1, Class M-2 or Class B Certificates will be permitted to be made to a Plan or to any person acquiring such Certificates on behalf of or with assets of a Plan, unless such transferee, at its expense, delivers to the Trustee and the Company an opinion of counsel (in form satisfactory to the Trustee and the Company) to the effect that the purchase or holding of a Class M-1, Class M-2 or Class B Certificate by such Plan will not result in the assets of the Trust being deemed to be Plan assets and subject to the prohibited transaction provisions of ERISA and the Code and will not subject the Trustee, the Company or the Servicer to any obligation or liability in addition to those undertaken in the Agreement. Alternatively, an insurance company general account may, at its expense, deliver to the Trustee and the Company a representation that the transfer and holding of such a Certificate are exempt under Section I and Section III of PTCE 95-60. Unless such opinion or representation is delivered, each person acquiring a Class M-1, Class M-2 or Class B Certificate will be deemed to represent to the Trustee, the Company and the Servicer that such person is not a Plan, acting on behalf of a Plan or investing assets of a Plan subject to ERISA or to Section 4975 of the Code.

                        LEGAL INVESTMENT CONSIDERATIONS

      After the Pre-Funding Period has ended, the Class A Certificates and the Class M-1 Certificates offered hereby will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and will be "legal investments" for certain types of institutional investors to the extent provided in SMMEA. Because the Class M-2 Certificates and the Class B Certificates will not be rated in one of the two highest rating categories by S&P or Fitch, the Class M-2 Certificates and the Class B Certificates will not constitute "mortgage related securities" for purposes of SMMEA. Accordingly, many institutions with legal authority to invest in more highly rated securities based on first mortgage loans may not be legally authorized to invest in the Class M-2 Certificates and the Class B Certificates.

      The Company makes no representation as to the proper characterization of the Class M-2 Certificates and the Class B Certificates for legal investment or financial institution regulatory purposes, or as to the ability of particular investors to purchase Class M-2 Certificates or Class B Certificates under applicable legal investment restrictions. The uncertainties described above (and any unfavorable future determinations concerning legal investment or financial institution regulatory characteristics of the Class M-2 Certificates and the Class B Certificates) may adversely affect the liquidity of the Class M-2 Certificates and the Class B Certificates.

                                  UNDERWRITING

      The Underwriters named below have severally agreed, subject to the terms and conditions of the Underwriting Agreement, to purchase from the Company the respective principal amounts of the Offered Certificates set forth opposite their names below.

                              Principal    Principal    Principal    Principal
                              Amount of    Amount of    Amount of    Amount of
                              Class A-1    Class A-2    Class A-3    Class A-4
        Underwriter          Certificates Certificates Certificates Certificates
        -----------          ------------ ------------ ------------ ------------
[Underwriters].............. $            $            $              $
[Underwriters]..............
[Underwriters]..............
                             ------------ ------------ ------------   --------
   Totals................... $            $            $              $
                             ============ ============ ============   ========
                              Principal    Principal    Principal
                              Amount of    Amount of    Amount of
                              Class A-5    Class A-6    Class A-7
        Underwriter          Certificates Certificates Certificates
        -----------          ------------ ------------ ------------
[Underwriters].............. $            $            $
[Underwriters]..............
[Underwriters]..............
                             ------------ ------------ ------------
   Totals................... $            $            $
                             ============ ============ ============
                              Principal    Principal    Principal
                              Amount of    Amount of    Amount of
                              Class M-1    Class M-2    Class B-1
        Underwriter          Certificates Certificates Certificates
        -----------          ------------ ------------ ------------
[Underwriters].............. $            $            $
[Underwriters]..............
[Underwriters]..............
                             ------------ ------------ ------------
   Totals................... $            $            $
                             ============ ============ ============

      In the Underwriting Agreement, the Underwriters have agreed, subject to the terms and conditions set forth therein, to purchase all of the Offered Certificates if any Offered Certificates are purchased. In the event of default by an Underwriter, the Underwriting Agreement provides that, in certain circumstances, the Underwriting Agreement may be terminated.

      Green Tree has been advised by the Underwriters that they propose initially to offer the Certificates to the public at the respective offering prices set forth on the cover page of this Prospectus Supplement and to certain dealers at such price less a concession not in excess of the respective amounts set forth in the table below (expressed as a percentage of the related Certificate Principal Balance). The Offered Certificates are offered subject to prior sale, when, as and if issued by the Trust and accepted by the Underwriters and subject to their right to reject orders in whole or in part. The Underwriters will purchase the Offered Certificates at the discount specified below. The Underwriters may allow and such dealers may reallow a discount not in excess of the respective amounts set forth in the table below to certain other dealers.

                                             Underwriting  Selling   Reallowance
     Class                                     Discount   Concession  Discount
     -----                                   ------------ ---------- -----------
     A-1....................................         %           %          %
     A-2....................................         %           %          %
     A-3....................................         %           %          %
     A-4....................................         %           %          %
     A-5....................................         %           %          %
     A-6....................................         %           %          %
     A-7....................................         %           %          %
     M-1....................................         %           %          %
     M-2....................................         %           %          %
     B-1....................................         %           %          %

      Until the distribution of the Offered Certificates is completed, rules of the Commission may limit the ability of the Underwriters and certain selling group members to bid for and purchase the Offered Certificates. As an exception to these rules, the Underwriters are permitted to engage in certain transactions that stabilize the price of the Offered Certificates. Such transactions consist of bids or purchases for the purpose of pegging, fixing or maintaining the price of the Offered Certificates.

      In general, purchases of a security for the purpose of stabilization or to reduce a short position could cause the price of the security to be higher than it might be in the absence of such purchases.

      Neither the Company nor any of the Underwriters makes any representation or prediction as to the direction or magnitude of any effect that the transactions described above may have on the prices of the Offered Certificates. In addition, neither the Company nor any of the Underwriters makes any representation that the Underwriters will engage in such transactions or that such transactions, once commenced, will not be discontinued without notice.

      The Underwriting Agreement provides that the Company will indemnify the Underwriters against certain liabilities, including liabilities under the Securities Act of 1933, or contribute to payments the Underwriters may be required to make in respect thereof.

      Upon receipt of a request by an investor who has received an electronic Prospectus Supplement and Prospectus from an Underwriter or a request by such investor's representative within the period during which there is an obligation to deliver a Prospectus Supplement and Prospectus, the Company or the Underwriters will promptly deliver, or cause to be delivered, without charge, a paper copy of the Prospectus Supplement and Prospectus.

                                 LEGAL MATTERS

      The validity of the Certificates will be passed upon for the Company by [Counsel to Green Tree], Minnesota, and for the Underwriters by Brown & Wood LLP, New York, New York. The material federal income tax consequences of the Certificates will be passed upon for the Company by [Counsel to Green Tree].

++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
+This preliminary Prospectus Supplement and the information contained herein   +
+are subject to completion or amendment and prospective purchasers are         +
+referred to the related final Prospectus Supplement for definitive            +
+information on any matter contained herein. This preliminary Prospectus       +
+Supplement shall not constitute an offer to sell or the solicitation of an    +
+offer to buy nor shall there be any sale of these securities in any           +
+jurisdiction in which such offer, solicitation or sale would be unlawful + +prior to registration or qualification under the securities laws of any such +
+jurisdiction.                                                                 +
++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++++
PROSPECTUS

                       Green Tree Financial Corporation,
                              Seller and Servicer

            Manufactured Housing Contract Pass-Through Certificates

                              (Issuable In Series)

  We are offering certificates for manufactured housing contracts under this prospectus and a prospectus supplement. The certificates for manufactured housing contracts are referred to as the "Certificates" and to each separate series of Certificates as a "Series." Green Tree Financial Corporation will form a trust for each Series, and the trust will issue the Certificates of that Series. The Certificates of any Series may comprise several different classes. A trust may also issue one or more other interests in the trust that will not be offered under this prospectus.

  The right of each class of Certificates within a Series to receive payments may be senior or subordinate to the rights of one or more of the other classes of Certificates. In addition, a Series of Certificates may include one or more classes which on the one hand are subordinated to one or more classes of Certificates, while on the other hand are senior to one or more classes of Certificates. The rate of principal and interest payment on the Certificates of any class will depend on the priority of payment of that class and the rate and timing of payments of the related manufactured housing contracts.

  The prospectus supplement will list the remittance rate that the holders of Certificates will receive for each class in a Series. The prospectus supplement will specify whether the remittance rate will be fixed, variable or adjustable.

  Before the offering of the Certificates under this prospectus, there was no public market for the Certificates. The underwriters named in the prospectus supplement relating to a Series may from time to time buy and sell Certificates of that Series.

                                  -----------

  The Certificates will represent obligations of the related trust and will not represent any interest in or obligation of Green Tree Financial Corporation or any of its affiliates, except to the extent specified in the prospectus supplement.

  Neither the Securities and Exchange Commission nor any state securities commission has approved or disapproved of these securities or determined if this prospectus is truthful or complete. Any representation to the contrary is a criminal offense.

                                  -----------

  This prospectus may not be used to consummate sales of any Certificates unless accompanied by a prospectus supplement relating to that series.

                        Prospectus dated March   , 1999

              IMPORTANT NOTICE ABOUT INFORMATION PRESENTED IN THIS
             PROSPECTUS AND THE ACCOMPANYING PROSPECTUS SUPPLEMENT

   We tell you about the Certificates in two separate documents that progressively provide more detail: (a) this prospectus, which provides general information, some of which many not apply to a particular series of Certificates, including your series; and (b) the prospectus supplement related to the particular terms of your series of Certificates.

   If the terms of your series of Certificates described in the prospectus supplement varies from this prospectus, you should rely on the information in your prospectus supplement.

   You should rely only on the information contained in this document or information to which we have referred you. We have not authorized anyone to provide you with information that is different. This document may only be used where it is legal to sell these securities. The information in this document may only be accurate on the date of this document.

   Some persons participating in this offering may engage in transactions that stabilize, maintain or in some way affect the price of the Certificates. These types of transactions may include stabilizing, the purchase of Certificates to cover syndicate short positions and the imposition of penalty bids. For a more complete description of these activities, please read the section entitled "Underwriting" in your prospectus supplement.

                     REPORTS TO HOLDERS OF THE CERTIFICATES

   We will provide to the holders of the Certificates of each series certain monthly and annual reports concerning the Certificates and the related trust fund. For a more complete description of the reports you will receive, please read the section entitled "Description of the Certificates--Reports to Certificateholders."

                      WHERE YOU CAN FIND MORE INFORMATION

   Federal securities law requires the filing of certain information with the Securities and Exchange Commission (the "SEC"), including annual, quarterly and special reports, proxy statements and other information. You can read and copy these documents at the public reference facility maintained by the SEC at Judiciary Plaza, 450 Fifth Street, N.W., Room 1024, Washington, D.C. 20549. You can also read and copy such reports, proxy statements and other information at the following regional offices of the SEC:

        New York Regional Office          Chicago Regional Office
        Seven World Trade Center          Citicorp Center
        Suite 1300                        500 West Madison Street, Suite 1400
        New York, NY 10048                Chicago, IL 60661

   Please call the SEC at 1-800-SEC-0330 for more information about the public reference rooms or visit the SEC's web site at http://www.sec.gov to access available filings.

   The SEC allows us to "incorporate by reference" some of the information we file with it, which means that we can disclose important information to you by referring you to those documents. The information that we incorporate by reference is considered to be part of this prospectus, and later information that we file with the SEC will automatically update and supersede this information. We are incorporating by reference the following documents into this prospectus and the prospectus supplement:

     . Green Tree Financial Corporation's Annual Report on Form 10-K for the year ended December 31, 1997

     . Green Tree Financial Corporation's Quarterly Reports on Form 10-Q for the periods ended March 31, 1998, June 30, 1998 and September 30, 1998

All documents that Green Tree Financial Corporation files pursuant to Section 13(a), 13(c), 14 or 15(d) of the Securities Exchange Act of 1934, as amended (the "Exchange Act") after the date of this prospectus and prior to the termination of the offering of the Certificates issued by that trust, will be incorporated by reference into this prospectus.

   We will provide you, upon your written or oral request, a copy of any or all of the documents incorporated by reference in this prospectus (other than certain exhibits to such documents). Please direct your requests for copies to John Dolphin, Vice President and Director of Investor Relations, 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639, telephone number
(651) 293-3400.

                    SUMMARY OF THE TERMS OF THE CERTIFICATES

   This summary highlights selected information regarding the Certificates, and does not contain all of the information that you need to consider in making your investment decision. To understand all of the terms of the Certificates, read this entire prospectus and the accompanying prospectus supplement. We have also defined capitalized terms in the "Glossary" section of this prospectus.

Title of the Securities.....  Manufactured Housing Contract Pass-Through
                              Certificates, or the "Certificates."

Seller and Servicer.........  Green Tree Financial Corporation, 1100 Landmark
                              Towers, 345 St. Peter Street, St. Paul, Minnesota 55102, telephone: (651) 293-3400.

Securities Offered..........  We are offering Certificates evidencing interests in pools of manufactured housing contracts. The Certificates are issued in separate Series, and the terms of each Series are governed by a Pooling and Servicing Agreement between Green Tree and the trustee for that Series. We will identify the trustee for a Series of Certificates in the related prospectus supplement.

Risk Factors................  There are special considerations which you should consider before investing in the Certificates. You should read carefully the section entitled "Risk Factors" beginning on page of this prospectus.

The Contracts...............  We will create a pool of contracts underlying a
                              Series of Certificates. The contracts in the pool will be manufactured housing installment sales contracts and installment loan agreements and may include (i) conventional contracts, (ii) contracts insured by the Federal Housing Administration, and (iii) contracts partially guaranteed by the Veterans Administration. Each contact will be secured by the related new or used manufactured home. In certain cases, the contract will be secured by a mortgage or a deed of trust on the real estate to which the manufactured home is deemed permanently affixed.

                              The prospectus supplement for each Series will provide information about the following:

                              .   the aggregate principal balance of the
                                  contracts comprising the contract pool;

                              . the weighted average and range of contractual rates of interest on the contracts;

                              . the weighted average and ranges of terms to scheduled maturity of the contracts as of origination and as of a date specified in the prospectus supplement;

                              . the amount of contracts secured by new or used manufactured homes;

                              . the average outstanding principal balance of the contracts;

                              .   the range of loan-to-value ratios; and

                              .   the geographic location of and types of
                                  manufactured homes securing the contracts.

                              If we so specify in the related prospectus supplement, the trust may purchase additional contracts from Green Tree, during a pre-funding period specified in the prospectus supplement, from funds on deposit in a pre-funding account.

                              The contracts will have been originated by Green Tree on an individual basis in the ordinary course of its business, unless we specify otherwise in the related prospectus supplement.

Description of the            The trust will issue the Certificates of the
  Certificates..............  related Series on the terms specified in the prospectus supplement. Each Series of
                              Certificates will evidence an interest in the related contract pool and other property held in trust for the benefit of certificateholders. If we so specify in the prospectus supplement, a Series of Certificates may include classes which:

                              . are entitled to receive distributions of principal only or interest only;

                              . are entitled to receive principal only before or after other classes have received a specified amount of principal; or

                              .   are entitled to receive principal on a
                                  planned amortization schedule or a targeted amortization schedule.

                              We will issue the Certificates in fully
                              registered form in the authorized denominations that we specify in the related prospectus supplement. No government agency or other insurer will guarantee or insure the contracts or the Certificates, except as we specify in this prospectus and in the prospectus supplement.

Subordinated Certificates...  We may subordinate one or more classes of any
                              Series of Certificates, as specified in the prospectus supplement. The rights of holders of subordinated Certificates to receive any or a portion of distributions on the contracts will be subordinated to the rights of holders of senior Certificates in the manner we specify in the prospectus supplement. We may also issue one or more classes of mezzanine Certificates which are subordinated to one or more classes of Certificates and senior to one or more classes of Certificates. If a Series of Certificates contains more than one class of subordinated Certificates, distributions and losses will be allocated among those classes in the manner specified in the prospectus supplement. The rights of holders of subordinated Certificates, to the extent not subordinated, may be on a parity with holders of senior Certificates. By subordinating a class of Certificates, we intend to:

                              . enhance the likelihood of regular receipt by holders of senior Certificates of the full amount of scheduled monthly payments of principal and interest due them, and

                              .   protect holders of senior Certificates
                                  against losses.

                              If we so specify in the applicable prospectus supplement, we may entitle mezzanine Certificates or other classes of subordinated Certificates to receive the benefits of other forms of credit enhancement that would benefit only those subordinated Certificates. We may also offer the mezzanine Certificates or other subordinated Certificates under this prospectus and the prospectus supplement if they are rated in one of the four highest rating categories by a nationally recognized statistical rating organization.

Credit Enhancement..........  As an alternative, or in addition, to the credit enhancement afforded by subordination of the subordinated Certificates, we may provide credit enhancement with respect to a Series of Certificates by pool insurance, letters of credit, surety bonds, a guarantee of Green Tree, cash reserve funds or other forms of enhancement acceptable to each nationally recognized rating agency rating a Series of Certificates. We will describe any such credit enhancement in the prospectus supplement.

Interest....................  We will pay interest on the Certificates on the dates specified in the prospectus supplement, unless we indicate otherwise. The prospectus supplement will describe the pass-through rate, if any, for each class or the method of determining the pass-through rate. This pass-through rate may be fixed, variable or adjustable. For a more complete description of interest payable on the Certificates, see the sections "Yield Considerations" and "Description of the Certificates" in this prospectus. As we specify in the prospectus supplement, classes of a Series of Certificates may be entitled to receive no interest or may be entitled to receive interest which is not proportionate to the principal allocable to the Certificates.

Principal (Including          Principal collected on each contract, including
  Prepayments)..............  any principal prepayments, will be passed through on each remittance date, except as we otherwise describe in the prospectus supplement. For a more complete description of principal payable on the Certificates, see the sections "Maturity and Prepayment Considerations" and "Description of the Certificates--Distributions on Certificates" and "--Payments on Contracts" in this prospectus.

Optional Termination........  If we so specify in the prospectus supplement,
                              Green Tree will have the option to repurchase all the contracts in a Series of Certificates which are outstanding at the time and under the circumstances we specify in the prospectus supplement. Unless we otherwise provide in the prospectus supplement, the repurchase price will equal the principal amount of the contracts plus accrued and unpaid interest from the first day of the month of repurchase to the first day of the next succeeding month at the contract rate of the contracts. For a more complete description of optional termination of the Certificates, see the section "Description of the Certificates-- Termination of the Agreement" in this prospectus.

Representations and
  Warranties of Green Tree
  Financial Corporation.....
                              Green Tree will make certain representations and warranties about the contracts. These representations and warranties are a condition to our conveyance of a contract pool to the trust fund. If Green Tree becomes aware of a breach of any representation or warranty that materially adversely affects the trust fund's interest in any contract or if Green Tree receives written notice of a breach from the trustee or the servicer, then Green Tree must, under the conditions described in this prospectus and the prospectus supplement:

                              .   cure the breach;

                              .   repurchase the affected contract; or

                              . substitute another contract for the affected contract.

                              For a more complete description of the
                              representations and warranties of Green Tree
                              Financial Corporation, see the section in this prospectus entitled "Description of the Certificates-- Conveyance of Contracts."

Federal Income Tax            We may elect to treat the trust fund represented
  Considerations............  by a Series of Certificates or a segregated portion of them as a real estate mortgage investment conduit ("REMIC") under the Internal
                              Revenue Code of 1986, as amended. If we make this election, the classes of Certificates that we offer may constitute "regular interests" or "residual interests" in that REMIC under the Internal Revenue Code, with the tax consequences described in this prospectus and in the prospectus supplement. If we so specify in the prospectus supplement, a class of Certificates that we are offering may represent interests in a "two-tier" REMIC, but all interests in the first and second tier REMIC will be created under the same Pooling and Servicing Agreement.

                              If we do not make a REMIC election with respect to a Series of Certificates, the trust fund represented by those Certificates may be treated as a grantor trust for federal income tax purposes and not as an association taxable as a corporation. In such an event, each holder of a Certificate will be treated as the owner of an undivided pro rata interest in income and corpus attributable to the related contract pool and any other assets held by the trust fund and will be considered the equitable owner of an undivided interest in the contracts included in such contract pool. For a more complete description of the federal income tax considerations related to the Certificates, see the section in this prospectus entitled "Certain Federal Income Tax Consequences--Non-REMIC Series."

ERISA Considerations........  If you are a fiduciary of any employee benefit plan subject to the Employee Retirement Income Security Act of 1974, as amended ("ERISA") or the Internal Revenue Code of 1986, as amended, you should review carefully with your legal advisors whether the purchase or holding of Certificates could result in a transaction prohibited or otherwise impermissible under ERISA or the Internal Revenue Code of 1986, as amended. For a more complete description of ERISA considerations, see the section entitled "ERISA Considerations" in this prospectus.

Legal Investment............  Unless the related prospectus supplement indicates otherwise, Certificates that are rated by at least one nationally recognized statistical rating organization in one of its two highest rating categories will constitute "mortgage related securities" under the Secondary Mortgage Market Enhancement Act of 1984, as amended, and will be considered "legal investments" for certain types of institutional investors as provided in this Act. We may offer some classes of Certificates that are not rated in one of the two highest rating categories, and therefore those Certificates would not constitute "mortgage related securities." For a more complete description of legal considerations regarding investment in the Certificates, see the section entitled "Legal Investment Considerations" in this prospectus and in your prospectus supplement.

Ratings.....................  We will not issue the Certificates unless at least one nationally recognized rating agency assigns a rating to the Certificates in one of its four highest rating categories. A rating is not a recommendation to buy, sell or hold securities and the rating agency may revise or withdraw its rating at any time. For a more complete description of the ratings of the Certificates, see the section entitled "Ratings" in this prospectus.

                                 RISK FACTORS

   You should consider the following risk factors in deciding whether to purchase the Certificates. You should also consider the risk factors described in your prospectus supplement.

The contracts may have higher than expected delinquencies, defaults or losses
 .

   Your investment in the Certificates may be affected by various factors, including:

  General Economic Conditions. Downturns in regional or local economic conditions historically have caused increased delinquency, defaults and losses on manufactured housing contracts. An economic downturn in any region where a number of the obligors on the contracts are located might cause higher delinquencies, defaults and losses on the contracts. If delinquencies, defaults or losses on the contracts are higher than expected, you could suffer a loss on your interest.

  Depreciation in Value of Manufactured Homes. A manufactured home generally depreciates over time. As a result, the market value of a manufactured home may decline faster than the outstanding principal balance of the loan for that home. If the value of the manufactured homes securing the contracts declines faster than expected, then defaults and losses on the contracts may rise. If the losses on the contracts are not covered by the subordination of other classes of Certificates, or by another form of credit enhancement, you will bear all the risk of loss of default by obligors and will need to look primarily to the value of the manufactured home to recover the outstanding principal and unpaid interest on the defaulted contract. For more complete information on Green Tree's loss experience in manufactured housing contracts, see the section entitled "The Trust Fund--The Contract Pools" in this prospectus.

The Certificates are not an obligation of Green Tree and they are not insured.

   Unless we specify otherwise in the related prospectus supplement, the Certificates will not represent an interest in or obligation of Green Tree. The Certificates are not insured or guaranteed by the government, any underwriter or its affiliates, the servicer or any other party.

The Certificates may have limited liquidity.

   There is a risk that a secondary market will not develop for the Certificates of any Series. There are also risks that if a secondary market does develop:

   .it may not provide you with liquidity of investment; or

   .it may not continue for the term of any Series of Certificates.

The contracts may be prepaid before their scheduled maturity.

   There is a risk that the contracts may be prepaid in full or in part at any time before their scheduled maturity due to various factors, such as:

   .homeowner mobility,

   .general and regional economic conditions,

   .prevailing interest rates, and

   .natural disasters.

   The prepayment experience on manufactured housing contracts varies greatly and may affect the average life of the Certificates. If a contract is prepaid in full, the interest on the contract will accrue only to the date of prepayment. If you purchase a Certificate at a discount, then slower than expected prepayments on the Contracts will reduce the yield on your Certificate. If you purchase a Certificate at a premium, then faster than expected prepayments on the contract will reduce the yield on your Certificate. You must not assume that the contracts will prepay at any particular rate, or at a constant rate. For more information on prepayment on the contracts, see the section entitled "Maturity and Prepayment Considerations" in this prospectus and "Yield and Prepayment Considerations" in the prospectus supplement.

Risks relating to enforceability of the contracts.

The security interest in the manufactured home may not be perfected.

   Every manufactured home contract will be secured by a security interest in either (1) the manufactured home; or (2) if it is a land-and-home contract, the mortgage or deed of trust on the real estate where the manufactured home is permanently affixed. Several federal and state laws, including the Uniform Commercial Code ("UCC") as adopted in each state, govern the perfection of security interests in the manufactured homes and the enforcement of rights to realize upon the value of the manufactured homes as collateral for the contracts. In most states, certificate of title statutes, although generally not state real estate laws, also govern the perfection of security interests and the enforcement of these rights. The steps required to perfect a security interest in a manufactured home vary from state to state. Green Tree will represent and warrant that each contract is secured by a perfected security interest in the manufactured home, and Green Tree must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, a failure by Green Tree to perfect its security interest in the manufactured homes securing a number of contracts could cause an increase in losses on the contracts, and you could suffer a loss on your investment as a result.

The security interest in the manufactured home may not have been assigned to the trustee.

   Due to the expense and administrative inconvenience, Green Tree will not amend a certificate of title to a manufactured home to name the trustee as the lienholder, note the trustee's interest on the certificate of title, or deliver the certificate of title to the trustee. As a result, in some states the assignment of the security interest in the manufactured home to the trustee may not be effective against our creditors or a trustee in the event we enter bankruptcy, or the security interest may not be perfected. We also will not record the assignment to the trustee of the mortgage or deed of trust securing land-and-home contracts because of the expense and administrative inconvenience involved. As a result, in some states the assignment of the mortgage or deed of trust to the trustee may not be effective against our creditors or purchasers. If Green Tree is no longer the servicer and the trustee or a successor servicer is unable to enforce the security interest in the manufactured home following a default on a contract, losses on the contracts would increase and you could suffer a loss on your investment as a result.

   Numerous federal and state consumer protection laws impose requirements on lenders under installment sales contracts and installment loan agreements such as the manufactured home contracts. If the lender or seller of goods does not comply with these requirements, the assignees may be liable for amounts due under the contracts and may have the right of set-off against claims the assignees bring. These laws would apply to the trust fund as assignee of the manufactured home contracts. Green Tree has been involved in litigation, including class actions, brought under consumer or debtor protection laws. Green Tree will represent and warrant that each contract complies with applicable federal and state consumer protection laws, and Green Tree must repurchase the contract if there is a breach of this representation and warranty. Nevertheless, a failure by Green Tree to comply with these laws could cause an increase in defaults and losses on the contracts, and you could suffer a loss on your investment as a result.

If Green Tree becomes insolvent, there may be delays or reductions in distributions to holders of Certificates.

   Green Tree intends to have each transfer of contracts to the related trust fund constitute a sale, rather than a pledge of the contracts to secure indebtedness. However, if Green Tree becomes a debtor under the federal bankruptcy code, it is possible that Green Tree's creditors, a bankruptcy trustee, or Green Tree as debtor-in-possession, may argue that Green Tree's sale of the contracts was a pledge rather than a sale. If this position is presented to or accepted by a court, it could result in a delay in or reduction of distributions to the holders of the Certificates.

   The case of Octagon Gas Systems, Inc. v. Rimmer, 995 F.2d 948 (10th Cir.
1993) contains language to the effect that accounts sold by an entity which subsequently became bankrupt remained property of the debtor's bankruptcy estate. Although the contracts constitute chattel paper rather than accounts under the UCC, sales of chattel paper, like sales of accounts, are governed by
Article 9 of the UCC. If Green Tree became a debtor under the federal bankruptcy code and a court follows the reasoning of the 10th Circuit and applies this rule to chattel paper, holders of Certificates could experience a delay or reduction in distribution.

                                 THE TRUST FUND

General

   The Certificates of each Series may be issued in one or more Classes or subclasses as and on the terms specified in the related Prospectus Supplement, each of which will evidence the interest specified in the related Prospectus Supplement in the Contract Pool and certain other property held in trust for the benefit of the Certificateholders (the "Trust Fund"). Each Trust Fund will include (i) a Contract Pool, (ii) the amounts held from time to time in a trust account (the "Certificate Account") maintained by the Trustee pursuant to the Agreement, (iii) proceeds from certain hazard insurance on individual Manufactured Homes (as defined) and Manufactured Homes (or the related real estate, in the case of Land-and-Home Contracts) acquired by repossession, (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates, and (v) such other property as may be specified in the related Prospectus Supplement.

   Each Certificate will evidence the interest specified in the related Prospectus Supplement in one Trust Fund, containing one Contract Pool comprised of Contracts having the aggregate principal balance as of the close of business on the specified day of the month of the creation of the pool (the "Cut-off Date") specified in the related Prospectus Supplement. Holders of Certificates of a Series will have interests only in such Contract Pool and will have no interest in the Contract Pool created with respect to any other Series of Certificates. If so specified in the related Prospectus Supplement, the Trust Fund may include a Pre-Funding Account which would be used to purchase additional Contracts ("Subsequent Contracts") from the Company during the Pre-Funding Period specified in the related Prospectus Supplement. The related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

   Except as otherwise specified in the related Prospectus Supplement, all of the Contracts will have been originated by the Company in the ordinary course of its business. The following is a brief description of the Contracts expected to be included in the Trust Fund. Specific information respecting the Contracts will be provided in the Prospectus Supplement and, to the extent not contained in the related Prospectus Supplement, in a report on Form 8-K to be filed with the Securities and Exchange Commission within fifteen days after the initial issuance of such Certificates. A copy of the Agreement with respect to each Series of Certificates will be attached to the Form 8-K and will be available for inspection at the corporate trust office of the Trustee specified in the related Prospectus Supplement. A schedule of the Contracts relating to such Series will be attached to the Agreement delivered to the Trustee upon delivery of the Certificates.

   Whenever in this Prospectus terms such as "Contract Pool," "Trust Fund," "Agreement" or "Remittance Rate" are used, those terms respectively apply, unless the context otherwise indicates, to one specific Contract Pool, Trust Fund, each Agreement and the Remittance Rate applicable to the related Series of Certificates.

The Contract Pools

   Except as otherwise specified in the related Prospectus Supplement, each pool of Contracts with respect to a Series of Certificates (the "Contract Pool") will consist of manufactured housing installment sales contracts and installment loan agreements (collectively, the "Contracts") originated by Green Tree Financial Corporation (the "Company") on an individual basis in the ordinary course of business. The Contracts may be conventional manufactured housing contracts or contracts insured by the Federal Housing Administration ("FHA") or partially guaranteed by the Veterans Administration ("VA"). Each Contract will be secured by a Manufactured Home (as defined below) or by a mortgage or deed of trust relating to the real estate to which the Manufactured Home is deemed permanently affixed (a "Land-and-Home Contract"). Except as otherwise specified in the related Prospectus Supplement, the Contracts will be fully amortizing and will bear interest at a fixed or variable annual percentage rate (the "Contract Rate") or at a Contract Rate which steps up on a particular date or dates (a "step-up rate").

   The Company will represent that the Manufactured Homes securing the Contracts consist of manufactured homes within the meaning of 42 United States Code, Section 5402(6), which defines a "manufactured home" as "a structure, transportable in one or more sections, which in the traveling mode, is eight body feet or more in width or forty body feet or more in length, or, when erected on site, is three hundred twenty or more square feet, and which is built on a permanent chassis designed to be used as a dwelling with or without a permanent foundation when connected to the required utilities, and includes the plumbing, heating, air-conditioning, and electrical systems contained therein; except that such term shall include any structure which meets all the requirements of this paragraph except the size requirements and with respect to which the manufacturer voluntarily files a certification required by the Secretary [of Housing and Urban Development] and complies with the standards established under this chapter."

   Certificates evidencing interests in pools of Contracts may be issued from time to time in Series pursuant to separate Pooling and Servicing Agreements (each, an "Agreement") between the Company, as Seller and Servicer, and the Trustee. For each Series of Certificates, the Company will assign the Contracts constituting the Contract Pool to the trustee named in the related Prospectus Supplement (the "Trustee"). The Company, as Servicer (in such capacity referred to herein as the "Servicer"), will service the Contracts pursuant to the Agreement. See "Description of the Certificates--Servicing." Unless otherwise specified in the related Prospectus Supplement, the Contract documents (other than the documents relating to Land-and-Home Contracts) will be held by the Servicer as custodian for the Trustee. The documents relating to any Land-and-Home Contracts will be held for the benefit of the Trustee by a Custodian (the "Custodian") appointed pursuant to a Custodial Agreement (the "Custodial Agreement") between the Trustee and the Custodian.

   Each Contract Pool will be composed of Contracts with the annual fixed or variable weighted average contractual rates of interest (the "Contract Rate") or step-up rates specified in the Prospectus Supplement. Unless otherwise specified in the related Prospectus Supplement, the Monthly Payments for Contracts bearing interest at a step-up rate (sometimes referred to herein as "step-up rate Contracts") will increase on the dates on which the Contract Rates are stepped up. Unless otherwise stated in the related Prospectus Supplement, each registered holder of a Certificate will be entitled to receive periodic distributions, which will be monthly unless otherwise specified in the related Prospectus Supplement, of all or a portion of principal on the underlying Contracts or interest on the principal balance of such Certificate at the Remittance Rate, or both.

   A Contract Pool may include "staged-funding" Contracts, under which the Company makes multiple disbursements to enable the Obligor to finance both the purchase of a Manufactured Home and the acquisition or improvement of the related real estate. For example, the Company might make disbursements to enable the Obligor to purchase the real estate on which the Manufactured Home is to be located, then to make improvements on the real estate (such as a driveway, well and septic system), then to purchase and deliver the Manufactured Home, and then to make final site improvements. Prior to the final disbursement, the Obligor pays only interest on the disbursed amount of the loan; following the final disbursement, the Obligor begins making fully amortizing payments of principal and interest. The Company will represent and warrant in the related Agreement that all staged-funding Contracts included in a Contract Pool will have been fully disbursed within 90 days after the related Closing Date, and the Company will be obligated to repurchase on the next Remittance Date any staged-funding Contract that has not been fully disbursed by such date.

   The related Prospectus Supplement will specify for the Contracts contained in the related Contract Pool, among other things, the range of the dates of origination of the Contracts; the range of the Contract Rates and the weighted average Contract Rate; the Loan-to-Value Ratios; the minimum and maximum outstanding principal balances as of the Cut-off Date and the average outstanding principal balance as of the Cut-off Date; the aggregate principal balances of the Contracts included in the Contract Pool as of the Cut-off Date; the weighted average and range of scheduled terms to maturity as of origination and as of the Cut-off Date; the original maturities of the Contracts and the last maturity date of any Contract; and the locations of the Obligors on the Contracts. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

   The Company will make representations and warranties as to the types and geographical distribution of the Contracts included in a Contract Pool and as to the accuracy in all material respects of certain information furnished to the Trustee in respect of each such Contract. Upon a breach of any representation that materially and adversely affects the interests of the Certificateholders in a Contract, the Company will be obligated either to cure the breach in all material respects, to purchase the Contract or to substitute another Contract as described below. This repurchase or substitution obligation constitutes the sole remedy available to the Certificateholders or the Trustee for a breach of representation by the Company. See "Description of the Certificates--Conveyance of Contracts."

                                USE OF PROCEEDS

   Unless otherwise specified in an applicable Prospectus Supplement, substantially all of the net proceeds to be received from the sale of each Series of Certificates will be used by the Company for general corporate purposes, including the purchase of the Contracts, costs of carrying the Contracts until sale of the related Certificates and to pay other expenses connected with pooling the Contracts and issuing the Certificates.

                        GREEN TREE FINANCIAL CORPORATION

General

   The Company is a Delaware corporation which, as of December 31, 1997, had stockholders' equity of approximately $1,332,000,000. The Company purchases, pools, sells and services conditional sales contracts for manufactured housing throughout the nation. The Company is the largest servicer of manufactured housing government insured or guaranteed contracts and of conventional manufactured housing contracts in the United States. The Company acts as Servicer of the Contracts. Servicing functions are performed through Green Tree Financial Servicing Corporation, a wholly owned subsidiary of the Company. Through its principal offices in Saint Paul, Minnesota and service centers throughout the United States, the Company serves all 50 states. The Company's principal executive offices are located at 1100 Landmark Towers, 345 St. Peter Street, St. Paul, Minnesota 55102-1639 (telephone (651) 293-3400). The Company's Annual Report on Form 10-K for the year ended December 31, 1997, most recent Proxy Statement and, when available, subsequent quarterly and annual reports are available from the Company upon written request.

Contract Origination

   Through its regional service centers, the Company arranges to purchase manufactured housing contracts from manufactured housing dealers located throughout the United States. The Company's regional service center personnel contact dealers located in their region and explain the Company's available financing plans, terms, prevailing rates and credit and financing policies. If the dealer wishes to use the Company's available customer financing, the dealer must make an application for dealer approval. Upon satisfactory results of the Company's investigation of the dealer's creditworthiness and general business reputation, the Company and the dealer execute a dealer agreement. The Company also originates manufactured housing installment loan agreements directly with customers, particularly in instances where a homeowner wants to refinance an existing manufactured housing contract (which may or may not be with the Company).

   All contracts that the Company originates are written on forms provided by the Company and are originated on an individually approved basis in accordance with the Company's guidelines. The dealer or the customer submits the customer's credit application and purchase order to a regional service center where Company personnel make an analysis of the creditworthiness of the proposed buyer. The analysis includes a review of the applicant's paying habits, length and likelihood of continued employment, and certain other factors. The Company uses a proprietary automated credit scoring system, which is a statistically based scoring system that quantifies information using variables obtained from customers' credit applications and credit reports. As of December 31, 1997, this credit scoring system has been used in making credit determinations on over 3.1 million applications. The Company believes the use of this proprietary credit scoring system has contributed to the reduction in the number of repossessions incurred as a percentage of the Company's servicing portfolio. Manufactured housing contracts are assumable by any individual who meets the Company's then-current underwriting criteria. If the application meets the Company's guidelines and the credit is approved, the Company purchases the contract after the manufactured home is delivered and set up and the customer has moved in.

   The Company computes the loan-to-value ratio with respect to each Contract by first computing the percentage relationship that the down payment (which, in the case of certain Contracts, including Land-and-Home Contracts, may include the borrower's equity in land (based on the appraised value, discounted up to 20%, less encumbrances) for which a lien has been granted to the Company) bears to the total loan amount plus any cash down payment (plus, in certain cases, fees and insurance premiums financed), then subtracting the result from one. For certain Contracts in which a lien on land has been granted to the Company in lieu of or j as a supplement to a cash down payment, the loan-to-value ratio is computed by dividing the appraised value of the land (discounted up to 20%) by the total loan amount and subtracting the result from one. If the customer is refinancing an existing loan, the Company may in some situations rely on an appraisal made at the time the prior loan was originated. Manufactured Homes, unlike site-built homes, generally depreciate in value. Consequently, at any time after origination it is possible, especially in the case of Contracts with high loan-to-value ratios at origination, that the market value of a Manufactured Home may be lower than the principal amount outstanding under the related Contract.

   The volume of manufactured housing contracts purchased or originated by the Company for the past five years and certain other information at the end of such years were as follows:

                                         Year Ended December 31,
                          ----------------------------------------------------------
                             1993        1994        1995        1996        1997
                          ----------  ----------  ----------  ----------  ----------
                              (Dollars in thousands except for average size)
Principal balance of
 contracts purchased:
  FHA/VA................  $  252,466  $   67,260  $   18,842  $   14,333  $   13,398
  Conventional..........   2,196,655   3,134,231   4,140,994   4,867,685   5,541,120
                          ----------  ----------  ----------  ----------  ----------
      Total.............  $2,449,121  $3,201,491  $4,159,836  $4,882,018  $5,554,518
                          ==========  ==========  ==========  ==========  ==========
Number of contracts pur-
 chased.................      96,934     117,742     133,398     143,145     152,839
Average contract size...  $   25,266  $   27,191  $   31,184  $   34,105  $   36,342
Average interest rate...        10.1%       11.0%       10.7%       10.2%       10.3%
Weighted average remain-
 ing term at purchase
 (months)...............         205         218         266         291         298

Pooling and Disposition of Contracts

   The Company generally pools contracts for sale to investors within 15 to 120 days of purchase. In the case of FHA-insured and VA-guaranteed manufactured housing contracts, the Company generally issues modified pass-through certificates secured by the contracts and guaranteed by the Government National Mortgage Association ("GNMA certificates"). The GNMA certificates provide for the payment by the Company to registered holders of GNMA certificates of monthly payments of principal and interest and the "pass-through" of any prepayments of the contracts.

   In the case of conventional manufactured housing contracts, the Company sells pools of contracts through asset securitization vehicles such as the Trust Funds described herein. The Company establishes a specified level of recourse (which may take the form of a subordinated right to interest payments on the Contracts, payable after the payment of scheduled principal and interest on the related investor interests) or a cash reserve fund for losses on the contracts comprising the pools. Upon a default under a contract and a liquidation of the underlying collateral, any net losses are charged against the established recourse amount or the reserve fund.

Servicing

   The Company services all of the manufactured housing contracts it originates or purchases from other originators, collecting loan payments, taxes and insurance payments where applicable and other payments from borrowers and remitting principal and interest payments to the holders of the conventional contracts or of the GNMA certificates backed by FHA-insured and VA-guaranteed contracts.

   The following table shows the composition of the Company's servicing portfolio of contracts that the Company originated, together with subserviced Contracts not originated by the Company, including manufactured housing contracts, recreational vehicle contracts, motorcycle contracts, special product contracts and home improvement contracts, on the dates indicated:

                                                    December 31,
                                      -----------------------------------------
                                       1993    1994    1995    1996     1997
                                      ------- ------- ------- ------- ---------
                                                (dollars in millions)
Fixed term contracts.................  $7,194  $9,653 $13,314 $18,965 $  26,036
Revolving credit ....................      --     168     574   1,108     1,921
                                      ------- ------- ------- ------- ---------
  Total..............................  $7,194  $9,821 $13,888 $20,073 $  27,957
                                      ======= ======= ======= ======= =========
Number of contracts serviced......... 406,393 511,519 656,845 826,863 1,076,000

                              YIELD CONSIDERATIONS

   The Remittance Rates and the weighted average Contract Rate of the Contracts relating to each Series of Certificates will be set forth in the related Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, each monthly accrual of interest on a Contract is calculated at one-twelfth of the product of the Contract Rate and the principal balance outstanding on the scheduled payment date for such Contract in the preceding month. Unless otherwise specified in the related Prospectus Supplement, the Remittance Rate with respect to each Certificate will be calculated similarly.

   The Prospectus Supplement for each Series will indicate that a lower rate of principal prepayments than anticipated would negatively affect the total return to investors of any Class of Certificates that is offered at a discount to its principal amount, and a higher rate of principal prepayments than anticipated would negatively affect the total return to investors of any such Class of Certificates that is offered at a premium to its principal amount or without any principal amount.

   The yield on some types of Certificates which may be offered hereby, such as Interest Only Certificates, Principal Only Certificates, and Fast Pay/Slow Pay Certificates, each as further described in "Description of Certificates-- General," may be particularly sensitive to prepayment rates, and to changes in prepayment rates, on the underlying Contracts. If so stated in the related Prospectus Supplement, the yield on some types of Certificates which may be offered hereby could change and may be negative under certain prepayment rate scenarios. Accordingly, some types of Certificates may not be legal or appropriate investments for certain financial institutions, pension funds or others. See "ERISA Considerations" and "Legal Investment Considerations." In addition, the timing of changes in the rate of prepayment on the Contracts included in a Contract Pool may significantly affect an investor's actual yield to maturity, even if the average prepayment rate over time is consistent with the investor's expectations. In general, the earlier that prepayments on Contracts occur, the greater the effect on the investor's yield to maturity.

   If a Series of Certificates contains Classes of Certificates entitled to receive distributions of principal or interest or both, in a specified order other than as a specified percentage of each distribution of principal or interest or both, the Prospectus Supplement will set forth information, measured relative to a prepayment standard or model specified in such Prospectus Supplement, with respect to the projected weighted average life of each such Class and the percentage of the original principal of each such Class that would be outstanding on specified Remittance Dates for such Series based on the assumptions stated in such Prospectus Supplement, including assumptions that prepayments on the Contracts in the related Trust Fund are made at rates corresponding to the various percentages of such prepayment standard or model.

                     MATURITY AND PREPAYMENT CONSIDERATIONS

Maturity

   Unless otherwise described in an applicable Prospectus Supplement, all of the Contracts will have maturities at origination of not more than 30 years.

Prepayment Considerations

   Contracts generally may be prepaid in full or in part without penalty. FHA Contracts and VA Contracts may be prepaid at any time without penalty. Based on the Company's experience with the portfolio of manufactured housing contracts serviced by it, the Company anticipates that a number of the Contracts will be prepaid prior to their maturity. A number of factors, including homeowner mobility, general and regional economic conditions and prevailing interest rates, may influence prepayments. In addition, repurchases of Contracts on account of certain breaches of representations and warranties have the effect of prepaying such Contracts and therefore would affect the average life of the Certificates. Most of the Contracts contain a "due-on-sale" clause that would permit the Servicer to accelerate the maturity of a Contract upon the sale of the related Manufactured Home. In the case of those Contracts that do contain due-on-sale clauses, the Servicer will permit assumptions of such Contracts if the purchaser of the related Manufactured Home satisfies the Company's then-current underwriting standards.

   Information regarding the Prepayment Model or any other rate of assumed prepayment, as applicable, will be set forth in the Prospectus Supplement with respect to a Series of Certificates.

   See "Description of the Certificates--Termination of the Agreement" for a description of the Company's or Servicer's option to repurchase the Contracts comprising part of a Trust Fund when the aggregate outstanding principal balance of such Contracts is less than a specified percentage of the initial aggregate outstanding principal balance of such Contracts as of the related Cut-off Date. See also "The Trust Fund--The Contract Pools" for a description of the obligations of the Company to repurchase a Contract in case of a breach of a representation or warranty relative to such Contract.

                        DESCRIPTION OF THE CERTIFICATES

   Each Series of Certificates will be issued pursuant to a separate pooling and servicing agreement (each, an "Agreement") to be entered into among the Company, as Seller and Servicer, and the trustee named in the related Prospectus Supplement (the "Trustee"), and such other parties, if any, as are described in the applicable Prospectus Supplement. The following summaries describe certain provisions expected to be common to each Agreement and the related Certificates, but do not purport to be complete and are subject to, and are qualified in their entirety by reference to, the provisions of the related Agreement and the description set forth in the related Prospectus Supplement. Section references contained herein refer to sections of the form of Agreement filed as an exhibit to the Registration Statement of which this Prospectus is a part (the "Registration Statement"). The portions of such sections described herein may be contained in different numbered sections in the actual Agreement pursuant to which any Series of Certificates is issued. The provisions of the form of Agreement filed as an exhibit to the Registration Statement that are not described herein may differ from the provisions of any actual Agreement. The material differences will be described in the related Prospectus Supplement. Capitalized terms used herein and not otherwise defined herein shall have the meanings assigned to them in the form of Agreement filed as an exhibit to the Registration Statement.

   Each Series of Certificates will have been rated in the rating category by the rating agency or agencies specified in the related Prospectus Supplement.

General

   The Certificates may be issued in one or more Classes. If the Certificates of a Series are issued in more than one Class, the Certificates of all or less than all of such Classes may be sold pursuant to this

Prospectus, and there may be separate Prospectus Supplements relating to one or more of such Classes so sold. Any reference herein to the Prospectus Supplement relating to a Series comprised of more than one Class should be understood as a reference to each of the Prospectus Supplements relating to the Classes sold hereunder. Any reference herein to the Certificates of a Class should be understood to refer to the Certificates of a Class within a Series or all of the Certificates of a single-Class Series, as the context may require. For convenience of description, any reference in this Prospectus to a "Class" of Certificates includes a reference to any subclass of such Class.

   The Certificates of each Series will be issued in fully registered form only and will represent the interests specified in the related Prospectus Supplement in a separate trust fund (the "Trust Fund") created pursuant to the related Agreement. The Trust Fund will be held by the Trustee for the benefit of the Certificateholders. Each Trust Fund, to the extent specified in the related Prospectus Supplement, will include (i) Contracts (the "Contract Pool") which are subject to the Agreement from time to time, (ii) the amounts held in the Certificate Account from time to time, (iii) proceeds from certain hazard insurance on individual Manufactured Homes and Manufactured Homes (or the related real estate, in the case of Land-and-Home Contracts) acquired by repossession, (iv) any letter of credit, guarantee, surety bond, insurance policy, cash reserve fund or other credit enhancement securing payment of all or part of a Series of Certificates and (v) such other property as may be specified in the related Prospectus Supplement. Except as otherwise specified in the related Prospectus Supplement, the Certificates will be freely transferable and exchangeable at the corporate trust office of the Trustee at the address set forth in the related Prospectus Supplement. No service charge will be made for any registration of exchange or transfer of Certificates, but the Trustee may require payment of a sum sufficient to cover any tax or other governmental charge.

   Ownership of each Contract Pool may be evidenced by one or more Classes of Certificates, each representing the interest in the Contract Pool specified in the related Prospectus Supplement. Each Series of Certificates may include one or more Classes ("Subordinated Certificates") which are subordinated in right of distribution to one or more other Classes ("Senior Certificates"), as provided in the related Prospectus Supplement. Certificates of a Series which includes Senior and Subordinated Certificates are referred to herein collectively as "Senior/Subordinated Certificates." A Series of Senior/Subordinated Certificates may include one or more Classes ("Mezzanine Certificates") which are subordinated to one or more Classes of Certificates and are senior to one or more Classes of Certificates. The Prospectus Supplement with respect to a Series of Senior/Subordinated Certificates will set forth, among other things, the extent to which the Subordinated Certificates are subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available (hereinafter defined) among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool. If a Series of Certificates contains more than one Class of Subordinated Certificates, losses will be allocated among such Classes in the manner described in the Prospectus Supplement. If so specified in the applicable Prospectus Supplement, Mezzanine Certificates or other Classes of Subordinated Certificates may be entitled to the benefits of other forms of credit enhancement and may, if rated in one of the four highest rating categories by a nationally recognized statistical rating organization, be offered pursuant to this Prospectus and such Prospectus Supplement.

   If so specified in a Prospectus Supplement, a Series of Certificates may include one or more Classes which (i) are entitled to receive distributions only in respect of principal ("Principal Only Certificates"), interest ("Interest Only Certificates") or any combination thereof, or in specified proportions in respect of such payments, and/or (ii) are entitled to receive distributions in respect of principal before or after specified principal distributions have been made on one or more other Classes within such Series ("Fast Pay/Slow Pay Certificates"), or on a planned amortization schedule ("PAC Certificates") or targeted amortization schedule ("TAC Certificates") or upon the occurrence of other specified events. The Prospectus Supplement will set forth the rate at which interest will be paid to Certificateholders of each Class of a given Series (the "Pass-Through Rate"). Such Pass-Through Rate may be fixed, variable or adjustable, as specified in the related Prospectus Supplement.

   The related Prospectus Supplement will specify the minimum denomination or initial principal amount of Contracts evidenced by a single Certificate of each Class of Certificates of a Series (a "Single Certificate").

   Distributions of principal and interest on the Certificates will be made on the payment dates set forth in the related Prospectus Supplement (each, a "Remittance Date") to the persons in whose names the Certificates are registered at the close of business on the related record date specified in the related Prospectus Supplement (the "Record Date"). Distributions will be made by check mailed to the address of the person entitled thereto as it appears on the Certificate Register, or, to the extent described in the related Agreement, by wire transfer, except that the final distribution in retirement of Certificates will be made only upon presentation and surrender of the Certificates at the office or agency of the Trustee specified in the final distribution notice to Certificateholders.

Global Certificates

   The Certificates of a Class may be issued in whole or in part in the form of one or more global certificates (each, a "Global Certificate") that will be deposited with, or on behalf of, and registered in the name of a nominee for, a depositary (the "Depositary") identified in the related Prospectus Supplement. The description of the Certificates contained in this Prospectus assumes that the Certificates will be issued in definitive form. If the Certificates of a Class are issued in the form of one or more Global Certificates, the term "Certificateholder" should be understood to refer to the beneficial owners of the Global Certificates, and the rights of such Certificateholders will be limited as described under this subheading.

   Global Certificates will be issued in registered form. Unless and until it is exchanged in whole or in part for Certificates in definitive form, a Global Certificate may not be transferred except as a whole by the Depositary for such Global Certificate to a nominee of such Depositary or by a nominee of such Depositary to such Depositary or another nominee of such Depositary or by such Depositary or any such nominee to a successor of such Depositary or a nominee of such successor.

   The specific terms of the depositary arrangement with respect to any Certificates of a Class will be described in the related Prospectus Supplement. It is anticipated that the following provisions will apply to all depositary arrangements:

   Upon the issuance of a Global Certificate, the Depositary for such Global Certificate will credit, on its book-entry registration and transfer system, the respective denominations of the Certificates represented by such Global Certificate to the accounts of institutions that have accounts with such Depositary ("participants"). Ownership of beneficial interests in a Global Certificate will be limited to participants or persons that may hold interests through participants. Ownership of beneficial interests in such Global Certificate will be shown on, and the transfer of that ownership will be effected only through, records maintained by the Depositary for such Global Certificate or by participants or persons that hold through participants. The laws of some states require that certain purchasers of securities take physical delivery of such securities in definitive form. Such limits and such laws may impair the ability to transfer beneficial interests in a Global Certificate.

   So long as the Depositary for a Global Certificate, or its nominee, is the owner of such Global Certificate, such Depositary or such nominee, as the case may be, will be considered the sole owner or holder of the Certificates represented by such Global Certificate for all purposes under the Agreement relating to such Certificates. Except as set forth below, owners of beneficial interests in a Global Certificate will not be entitled to have Certificates of the Series represented by such Global Certificate registered in their names, will not receive or be entitled to receive physical delivery of Certificates of such Series in definitive form and will not be considered the owners or holders thereof under the Agreement governing such Certificates.

   Distributions or payments on Certificates registered in the name of or held by a Depositary or its nominee will be made to the Depositary or its nominee, as the case may be, as the registered owner for the holder of the Global Certificate representing such Certificates. In addition, all reports required under the applicable Agreement to be made to Certificateholders (as described below under "Reports to Certificateholders") will be delivered to the Depositary or its nominee, as the case may be. None of the Company, Servicer, Trustee, or any agent thereof (including any applicable Certificate Registrar or Paying Agent), will have any responsibility or liability for any aspect of the records relating to or payments made on account of beneficial ownership interests in a Global Certificate or for maintaining, supervising or reviewing any records relating to such beneficial ownership interests or for providing reports to the related beneficial owners.

   The Company expects that the Depositary for Certificates of a Class, upon receipt of any distribution or payment in respect of a Global Certificate, will credit immediately participants' accounts with payments in amounts proportionate to their respective beneficial interest in such Global Certificate as shown on the records of such Depositary. The Company also expects that payments by participants to owners of beneficial interests in such Global Certificate held through such participants will be governed by standing instructions and customary practices, as is now the case with securities held for the accounts of customers registered in "street name," and will be the responsibility of such participants.

   If a Depositary for Certificates of a Class is at any time unwilling or unable to continue as Depositary and a successor depositary is not appointed by or on behalf of the Company within the time period specified in the Agreement, the Company will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. In addition, the Company may at any time and in its sole discretion determine not to have any Certificates of a Class represented by one or more Global Certificates and, in such event, will cause to be issued Certificates of such Class in definitive form in exchange for the related Global Certificate or Certificates. Further, if the Company so specifies with respect to the Certificates of a Class, an owner of a beneficial interest in a Global Certificate representing Certificates of such Class may, on terms acceptable to the Company and the Depositary for such Global Certificate, receive Certificates of such Class in definitive form. In any such instance, an owner of a beneficial interest in a Global Certificate will be entitled to physical delivery in definitive form of Certificates of the Class represented by such Global Certificate equal in denominations to such beneficial interest and to have such Certificates registered in its name.

Conveyance of Contracts

   The Company will transfer, assign, set over and otherwise convey to the Trustee all right, title and interest of the Company in the Contracts, including all security interests created thereby and any related mortgages or deeds of trust, all principal and interest received on or with respect to the Contracts (other than receipts of principal and interest due on the Contracts before the Cut-off Date), all rights under certain hazard insurance policies on the related Manufactured Homes, all documents contained in the Contract files and all proceeds derived from any of the foregoing. (Section 2.01.) On behalf of the Trust, as the issuer of the related Series of Certificates, the Trustee, concurrently with such conveyance, will execute and deliver the Certificates to the order of the Company. The Contracts will be as described on a list attached to the Agreement. (Sections 1.02 and 2.02.) Such list will include the amount of monthly payments due on each Contract as of the date of issuance of the Certificates, the Contract Rate on each Contract and the maturity date of each Contract. Such list will be available for inspection by any Certificateholder at the principal executive office of the Servicer. (Sections 1.02 and 5.04.) Prior to the conveyance of the Contracts to the Trust, the Company's internal audit department will complete a review of all of the Contract files, including the certificates of title to, or other evidence of a perfected security interest in, the Manufactured Homes, confirming the accuracy of the list of Contracts delivered to the Trustee. Any Contract discovered not to agree with such list in a manner that is materially adverse to the interests of the Certificateholders will be repurchased by the Company or replaced with another Contract, or, if the discrepancy relates to the unpaid principal balance of a Contract, the Company may deposit cash in the separate account maintained at an Eligible Institution in the name of the Trustee (the

"Certificate Account") in an amount sufficient to offset such discrepancy. If the Trust Fund includes a Pre-Funding Account, the related Prospectus Supplement will specify the conditions that must be satisfied prior to any transfer of Subsequent Contracts, including the requisite characteristics of the Subsequent Contracts.

   The Agreement will designate the Company as custodian to maintain possession, as the Trustee's agent, of the Contracts and any other documents related to the Manufactured Homes (other than the Land-and-Home Contracts and related documents). (Sections 2.03 and 4.01.) To facilitate servicing and save administrative costs, the documents will not be physically segregated from other similar documents that are in the Company's possession. Uniform Commercial Code financing statements will be filed in Minnesota reflecting the sale and assignment of the Contracts to the Trustee, and the Company's accounting records and computer systems will also reflect such sale and assignment. In addition, the Contracts will be stamped to reflect their assignment to the Trustee. However, if through fraud, negligence or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without knowledge of the assignment, the Trustee's interest in the Contracts could be defeated. See "Risk Factors--Security Interests and Certain Other Aspects of the Contracts." The Agreement will designate the Trustee or another independent custodian, as the Trustee's agent, to maintain possession of the documents relating to all Land-and-Home Contracts.

   Except as otherwise specified in the related Prospectus Supplement, the Company will make certain warranties in the Agreement with respect to each Contract as of the Closing Date, including that: (a) as of the Cut-off Date, or the date of origination, if later, the most recent scheduled payment was made or was not delinquent more than 59 days; (b) no provision of a Contract has been waived, altered or modified in any respect, except by instruments or documents contained in the Contract file or the Land-and-Home Contract file;
(c) each Contract is a legal, valid and binding obligation of the Obligor and is enforceable in accordance with its terms (except as may be limited by laws affecting creditors' rights generally); (d) no Contract is subject to any right of rescission, set-off, counterclaim or defense; (e) each Contract is covered by hazard insurance described under "--Servicing--Hazard Insurance"; (f) each Contract has been originated by a manufactured housing dealer or the Company in the ordinary course of such dealer's or the Company's business and, if originated by a manufactured housing dealer, was purchased by the Company in the ordinary course of business; (g) no Contract was originated in or is subject to the laws of any jurisdiction whose laws would make the transfer of the Contract or an interest therein to the Trustee pursuant to the Agreement or pursuant to the Certificates unlawful; (h) each Contract complies with all requirements of law; (i) no Contract has been satisfied, subordinated in whole or in part or rescinded and the Manufactured Home securing the Contract has not been released from the lien of the Contract in whole or in part; (j) each Contract creates a valid and enforceable first priority security interest in favor of the Company in the Manufactured Home covered thereby and, with respect to each Land-and-Home Contract, the lien created thereby has been recorded or will be recorded within six months, and such security interest or lien has been assigned by the Company to the Trustee; (k) all parties to each Contract had capacity to execute such Contract; (l) no Contract has been sold, assigned or pledged to any other person and prior to the transfer of the Contracts by the Company to the Trustee, the Company had good and marketable title to each Contract free and clear of any encumbrance, equity, loan, pledge, charge, claim or security interest, and was the sole owner and had full right to transfer such Contract to the Trustee; (m) as of the Cut-off Date, or the date of origination, if later, there was no default, breach, violation or event permitting acceleration under any Contract (except for payment delinquencies permitted by clause (a) above), no event which with notice and the expiration of any grace or cure period would constitute a default, breach, violation or event permitting acceleration under such Contract, and the Company has not waived any of the foregoing; (n) as of the Closing Date there were, to the best of the Company's knowledge, no liens or claims which have been filed for work, labor or materials affecting a Manufactured Home or any related Mortgaged Property securing a Contract, which are or may be liens prior or equal to the lien of the Contract; (o) each Contract other than a step-up rate Contract is a fully-amortizing loan with a fixed Contract Rate and provides for level payments over the term of such Contract; (p) each Contract contains customary and enforceable provisions such as to render the rights and remedies of the Holder thereof adequate for realization against the collateral of the benefits of the security; (q) the description of each Contract set forth in the list delivered to the Trustee is true and correct; (r) there is only one original of each Contract; (s) except as specified in the related Prospectus Supplement, none of the Contracts had a Loan-to-Value Ratio at origination greater than 95% and, if the related Manufactured Home was new at the time such Contract was originated, the original principal balance of such Contract did not exceed 130% of the manufacturer's invoice price plus 100% of taxes and license fees, 130% of freight charges, 100% of the dealer's cost of dealer-installed equipment (not to exceed 25% of the amount financed in all states except California; not to exceed 70% of the manufacturer's invoice price in California if required to meet park requirements) and up to $1,500 of set-up costs per module; (t) at the time of origination of each Contract the Obligor was the primary resident of the related Manufactured Home; (u) other than the Land-and-Home Contracts, the related Manufactured Home is not considered or classified as part of the real estate on which it is located under the laws of the jurisdiction in which it is located, and as of the Closing Date such Manufactured Home was, to the best of the Company's knowledge, free of damage and in good repair; (v) the related Manufactured Home is a "manufactured home" within the meaning of 42 United States Code, Section 5402(6) and each manufactured housing dealer from whom the Company purchased a Contract was approved by the Company in accordance with the requirements of the Secretary of Housing and Urban Development; (w) each Contract is a "qualified mortgage" under Section 860G(a)(3) of the Code and each Manufactured Home is "manufactured housing" within the meaning of Section 25(e)(10) of the Code; and (x) if a Contract is an FHA/VA Contract, the Contract has been serviced in accordance with FHA/VA Regulations, the insurance or guarantee of the Contract under the FHA/VA Regulations and related laws is in full force and effect, and no event has occurred which, with or without notice or lapse of time or both, would impair such insurance or guarantee. (Article III.)

   Under the terms of the Agreement, and subject to the conditions specified in the preceding paragraph and to the Company's option to effect a substitution as described in the next paragraph, the Company will be obligated to repurchase for the Repurchase Price (as defined below) any Contract on the first business day after the first Determination Date which is more than 90 days after the Company becomes aware, or should have become aware, or the Company's receipt of written notice from the Trustee or the Servicer, of a breach of any representation or warranty of the Company in the Agreement that materially adversely affects the Trust's interest in any Contract if such breach has not been cured. (Section 3.05.) The Repurchase Price for any Contract will be the remaining principal amount outstanding on such Contract on the date of repurchase plus accrued and unpaid interest thereon at its Contract Rate to the date of such repurchase. (Section 1.02.) This repurchase obligation constitutes the sole remedy available to the Trust Fund and the Certificateholders for a breach of a warranty under the Agreement with respect to the Contracts (but not with respect to any other breach by the Company of its obligations under the Agreement). If a prohibited transaction tax under the REMIC provisions of the Code is incurred in connection with such repurchase, distributions otherwise payable to Residual Certificateholders will be applied to pay such tax. The Company will be required to pay the amount of such tax that is not funded out of such distributions. (Section 6.06.)

   In lieu of purchasing a Contract as specified in the preceding paragraph, during the two-year period following the Closing Date, the Company may, at its option, substitute an Eligible Substitute Contract (as defined below) for the Contract that it is otherwise obligated to repurchase (referred to herein as the "Replaced Contract"). An Eligible Substitute Contract is a Contract that satisfies, as of the date of its substitution, the representations and warranties specified in Article III of the Agreement, has a Scheduled Principal Balance that is not greater than the Scheduled Principal Balance of the Replaced Contract, has a Contract Rate that is at least equal to the Contract Rate of the Replaced Contract and has a remaining term to scheduled maturity that is not greater than the remaining term to scheduled maturity of the Replaced Contract. (Section 1.02.) The Company will be required to deposit in the Certificate Account cash in the amount, if any, by which the Scheduled Principal Balance of the Replaced Contract exceeds the Scheduled Principal Balance of the Contract being substituted. Such deposit will be deemed to be a Partial Principal Prepayment. (Sections 1.02 and 3.05.)

Payments on Contracts

   Each Certificate Account will be a trust account established by the Servicer as to each Series of Certificates in the name of the Trustee (i) with a depository institution, the long-term unsecured debt obligations of which at the time of any deposit therein are rated within the two highest rating categories or such other rating category as will not adversely affect the ratings assigned to the Certificates by each rating agency rating the Certificates of such Series,
(ii) with the trust department of a national bank, (iii) in an account or accounts the deposits in which are fully insured by the FDIC, (iv) in an account or accounts the deposits in which are insured by the FDIC (to the limits established by the FDIC), the uninsured deposits in which are otherwise secured such that, as evidenced by an opinion of counsel, the Certificateholders have a claim with respect to the funds in the Certificate Account or a perfected first priority security interest against any collateral securing such funds that is superior to the claims of any other depositors or general creditors of the depository institution with which the Certificate Account is maintained or (v) otherwise acceptable to the rating agency without reduction or withdrawal of the rating assigned to the relevant certificates. The collateral eligible to secure amounts in the Certificate Account is limited to United States government securities and certain other high-quality investments specified in the applicable agreement ("Eligible Investments"). A Certificate Account may be maintained as an interest bearing account, or the funds held therein may be invested pending each succeeding Remittance Date in Eligible Investments.

   Unless otherwise specified in the related Prospectus Supplement, the Servicer will deposit in the Certificate Account on a daily basis the following payments and collections received or made by it subsequent to the Cut-off Date (including scheduled payments of principal and interest due after the Cut-off Date but received by the Servicer on or before the Cut-off Date):

  (i) all Obligor payments on account of principal, including principal prepayments, on the Contracts;

  (ii) all Obligor payments on account of interest on the Contracts;

  (iii) all amounts received and retained in connection with the liquidation of defaulted Contracts, net of liquidation expenses ("Net Liquidation Proceeds");

  (iv) all proceeds received under any hazard or other insurance policy covering any Contract, other than proceeds to be applied to the restoration or repair of the Manufactured Home or released to the Obligor;

  (v) any Advances made as described under "Advances" and certain other amounts required under the Agreement to be deposited in the Certificate Account;

  (vi) all amounts received from any credit enhancement provided with respect to a Series of Certificates; and

  (vii) all proceeds of any Contract or property acquired in respect thereof repurchased by the Servicer, or the Company, or otherwise as described above or under "Termination" below.

Distributions on Certificates

   Except as otherwise provided in the related Prospectus Supplement, on each Remittance Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Certificateholders of each Class (other than a Series having a Class of Subordinated Certificates, as described below), either the specified interest of such Class in the Contract Pool times the aggregate of all amounts on deposit in the Certificate Account as of the third Business Day preceding the Remittance Date or such other date as may be specified in the related Prospectus Supplement (the "Determination Date"), or, in the case of a Series of Certificates comprised of Classes which have been assigned a Stated Balance, payments of interest and payments in reduction of the Stated Balance from all amounts on deposit in the Certificate Account on the Determination Date, in the priority and calculated in the manner set forth in the related Prospectus Supplement, except, in each case: (i) all payments on the Contracts that were due on or before the Cut-off Date; (ii) all payments or collections received after the Due Period preceding the month in which the Remittance Date occurs; (iii) all scheduled payments of principal and interest due on a date or dates subsequent to the Due Period preceding the Determination Date; (iv) amounts representing reimbursement for Advances, such reimbursement being limited, if so specified in the related Prospectus Supplement, to amounts received on particular Contracts as late collections of principal or interest as to which the Servicer has made an unreimbursed Advance; and (v) amounts representing reimbursement for any unpaid Servicing Fee and expenses from Liquidation Proceeds, condemnation proceeds and proceeds of insurance policies with respect to the related Contracts. The amount of principal and interest specified in the related Prospectus Supplement to be distributed to Certificateholders is referred to herein as the "Certificate Distribution Amount." The amounts on deposit in the Certificate Account on a Determination Date, less the amounts specified in (i) through (v) above, are referred to herein as the "Amount Available."

   Unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates having a Class of Subordinated Certificates, on each Remittance Date, the Trustee will withdraw from the applicable Certificate Account and distribute to the Holders of Senior Certificates, in the aggregate, the lesser of (i) the Senior Distribution Amount plus the Outstanding Senior Shortfall (each defined below), or (ii) the percentage interest (which may vary as specified in the related Prospectus Supplement) of the Classes of Senior Certificates times the Amount Available plus (a) the percentage interest (which may vary as specified in the related Prospectus Supplement) of the Classes of Subordinated Certificates times the Amount Available, not to exceed the Available Subordination Amount, if any, as defined in the related Prospectus Supplement, and (b) Advances, if any, made by the Servicer. The distribution made to the Certificateholders of each Class of Senior Certificates shall be calculated as described in the related Prospectus Supplement and may vary as to the allocation of principal or interest or both. Unless otherwise specified in the related Prospectus Supplement, the Senior Distribution Amount is an amount equal to the percentage interest of the Classes of Senior Certificates times:

  (i) all regularly scheduled payments of principal of and interest which were due on Contracts during the related Due Period, whether or not received, with the interest portions thereof adjusted to the Remittance Rate;

  (ii) all Principal Prepayments made by the Obligor during the prior Due
  Period;

  (iii) with respect to each Contract not described in (iv) below, all insurance proceeds, all condemnation awards and any other cash proceeds from a source other than the Obligor, to the extent required to be deposited in the Certificate Account, which were received during the prior Due Period, net of related unreimbursed Advances and net of any portion thereof which, as to any Contract, constitutes late collections;

  (iv) with respect to each Contract as to which a receipt of Liquidation Proceeds has been received during the prior Due Period or other event of termination of the Contract has occurred during the prior Due Period, an amount equal to the principal amount of the Contract outstanding immediately prior to the date of receipt of such Liquidation Proceeds or such other event of termination, reduced by the principal portion of any unpaid payments due on or before such date to the extent previously advanced against or otherwise received by the Certificateholder, plus interest thereon from the most recent Due Date at the Remittance Rate; and

  (v) with respect to each Contract repurchased by the Company for which the repurchase price was not distributed previously, an amount equal to the principal amount of the Contract outstanding on the date of such repurchase reduced by the principal portion of any unpaid payments due on or before such date (but only to the extent advanced against or otherwise received by the Certificateholders), plus interest thereon to the most recent Due Date.

   The Outstanding Senior Shortfall for any Class of Senior Certificates means as of any date, to the extent not previously paid, the aggregate of the amounts by which the Senior Distribution Amount for such Class for any Remittance Date exceeded the amount actually paid on such Remittance Date plus interest at the Remittance Rate.

   Unless otherwise specified in the related Prospectus Supplement, on each Remittance Date, the Servicer shall distribute to the Classes of Subordinated Certificateholders, in the order set forth in the related Prospectus Supplement, the balance of the Amount Available, if any, after the payment to the Senior Certificateholders, as described above.

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes of which have been assigned a Stated Balance, distributions in reduction of the Stated Balance of such Certificates will be made on each Remittance Date to the Certificateholders of the Class then entitled to receive such Certificate distributions until the aggregate amount of such distributions have reduced the Stated Balance of the Certificates of such Class to zero or a specified percentage. Allocation of distributions in reduction of Stated Balance will be made to each Class of such Certificates in the order specified in the related Prospectus Supplement, which, if so specified in such Prospectus Supplement, may be concurrently. Unless otherwise specified in the related Prospectus Supplement, distributions in reduction of the Stated Balance of each Certificate of a Class then entitled to receive such distributions will be made pro rata among the Certificates of such Class.

   Unless otherwise specified in the related Prospectus Supplement, the maximum amount which will be distributed in reduction of Stated Balance to holders of Certificates of a Class then entitled thereto on any Remittance Date will equal, to the extent funds are available, the sum of (i) the amount of the interest, if any, that has accrued but is not yet payable on the Compound Interest Certificates of such Series, if any, from the prior Remittance Date (or since the date specified in the related Prospectus Supplement in the case of first Remittance Date) (the "Accrual Remittance Amount"); (ii) the Certificate Remittance Amount; and (iii) the applicable percentage of the Excess Cash Flow, if any, specified in such Prospectus Supplement.

   Unless otherwise specified in the related Prospectus Supplement, the Certificate Remittance Amount with respect to a Remittance Date will equal the amount, if any, by which the then outstanding Stated Balance of the Certificates of the related Classes of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates of such Series to be added to the Stated Balance thereof on such Remittance
Date) exceeds the Asset Value, as defined in the related Prospectus Supplement, of the Contracts in the Contract Pool underlying such Series as of the end of the applicable Due Period specified in the related Prospectus Supplement. For purposes of determining the Certificate Remittance Amount with respect to a Remittance Date, the Asset Value of the Contracts will be reduced to take into account the interest evidenced by such Classes of Certificates in the principal distributions on or with respect to such Contracts received by the Trustee during the preceding Due Period.

   Unless otherwise specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes of which have been assigned a Stated Balance, Excess Cash Flow represents the excess of (i) the interest evidenced by such Classes of Certificates in the distributions received on the Contracts underlying such Series in the Due Period preceding a Remittance Date for such Series (and, in the case of the first Due Period, the amount deposited in the Certificate Account on the closing date for the sale of such Certificates), together with income from the reinvestment thereof, (ii) the sum of all interest accrued, whether or not then payable, on the Certificates of such Classes since the preceding Remittance Date (or since the date specified in the related Prospectus Supplement in the case of the first Remittance Date), the Certificate Remittance Amount for the then current Remittance Date and, if applicable, any payments made on any Certificates of such Class pursuant to any special distributions in reduction of Stated Balance during such Due Period.

   Within the time specified in the Agreement and described in the related Prospectus Supplement, the Servicer will furnish a statement to the Trustee setting forth the amount to be distributed on the related Remittance Date on account of principal and interest, stated separately, and a statement setting forth certain information with respect to the Contracts.

   If there are not sufficient funds in the Certificate Account to make the full distribution to Certificateholders described above on any Remittance Date, the Servicer will distribute the funds available for distribution to the Certificateholders of each Class in accordance with the respective interests therein, except that Subordinated Certificateholders, if any, will not, subject to the limitations described in the related Prospectus Supplement, receive any distributions until Senior Certificateholders receive the Senior Distribution Amount plus the Outstanding Senior Shortfall. The difference between the amount which the Certificateholders would have received if there had been sufficient eligible funds in the Certificate Account and the amount actually distributed, plus interest at the Remittance Rates of the respective Contracts to which such shortfall is attributable, will be added to the amount which the Certificateholders are entitled to receive on the next Remittance Date.

   Special Distributions. To the extent specified in the Prospectus Supplement relating to a Series of Certificates, one or more Classes of which have been assigned a Stated Balance and having less frequent than monthly Remittance Dates, such Classes may receive Special Distributions in reduction of Stated Balance ("Special Distributions") in any month, other than a month in which a Remittance Date occurs, if, as a result of principal prepayments on the Contracts in the related Contract Pool or low reinvestment yields, the Trustee determines, based on assumptions specified in the related Agreement, that the amount of cash anticipated to be on deposit in the Certificate Account on the next Remittance Date for such Series and available to be distributed to the Holders of the Certificates of such Classes may be less than the sum of (i) the interest scheduled to be distributed to holders of the Certificates of such Classes and (ii) the amount to be distributed in reduction of Stated Balance of such Certificates on such Remittance Date. Any such Special Distributions will be made in the same priority and manner as distributions in reduction of Stated Balance would be made on the next Remittance Date.

   Subordinated Certificates. The rights of a Class of Certificateholders of a Series to receive any or a specified portion of distributions of principal or interest or both with respect to the Contracts, to the extent specified in the related Agreement and described in the related Prospectus Supplement, may be subordinated to such rights of other Certificateholders. The Prospectus Supplement with respect to a Series of Certificates having a Class of Subordinated Certificates will set forth, among other things, the extent to which such Class is subordinated (which may include a formula for determining the subordinated amount or for determining the allocation of the Amount Available among Senior Certificates and Subordinated Certificates), the allocation of losses among the Classes of Subordinated Certificates, the period or periods of such subordination, the minimum subordinated amount, if any, and any distributions or payments which will not be affected by such subordination. The protection afforded to the Senior Certificateholders from the subordination feature described above will be effected by the preferential right of such Certificateholders to receive current distributions from the Contract Pool.

Advances

   To the extent provided in the related Prospectus Supplement, the Servicer is obligated to make periodic Advances of cash from its own funds or, if so specified in the related Prospectus Supplement, from excess funds in the Certificate Account not then required to be distributed to Certificateholders, for distribution to the Certificateholders in an amount equal to the difference between the amount due to them and the amount in the Certificate Account, eligible for distribution to them pursuant to the Agreement, but only to the extent such difference is due to delinquent payments of principal and interest for the preceding Due Period and only to the extent the Servicer determines such advances are recoverable from future payments and collections on the delinquent Contracts. The Servicer's obligation to make Advances, if any, may, as specified in the related Prospectus Supplement, be limited in amount. If so specified in the related Prospectus Supplement, the Servicer will not be obligated to make Advances until all or a specified portion of the Reserve Fund, if any, is depleted. Advances are intended to maintain a regular flow of scheduled interest and principal payments to the Senior Certificateholders, not to guarantee or insure against losses. Accordingly, any funds so advanced are recoverable by the Servicer out of amounts received on particular Contracts which represent late recoveries of principal or interest respecting which any such Advance was made.

Example of Distributions

   The following is an example of the flow of funds as it would relate to a hypothetical series of Certificates issued, and with a Cut-off Date occurring, on January 15, 1998 (all days are assumed to be business days):

January 15..................................... (1) Cut-off Date.
January 15-February 14......................... (2) Due Period. Servicer
                                                    receives scheduled payments
                                                    on the Contracts and any
                                                    Principal Prepayments made
                                                    by Obligors and applicable
                                                    interest thereon.
February 27.................................... (3) Record Date.
February 25.................................... (4) Determination Date.
                                                    Distribution amount
                                                    determined.
March 1........................................ (5) Remittance Date.

   Succeeding months follow the pattern of (2) through (5). The flow of funds with respect to any Series of Certificates may differ from the above example, as specified in the related Prospectus Supplement.
--------
(1) The initial principal balance of the Contract Pool will be the aggregate principal balance of the Contracts at the close of business on the Cut-off Date, after deducting principal payments due on or before such date, which, together with corresponding interest payments, are not part of the Contract Pool and will not be passed through to Certificateholders.
(2) Scheduled payments and Principal Prepayments may be received at any time during this period and will be deposited in the Certificate Account by the Servicer for distribution to Certificateholders. When a Contract is prepaid in full, interest on the amount prepaid is collected from the Obligor only to the date of payment.
(3) Distributions on March 1 will be made to Certificateholders of record at the close of business on the Business Day immediately preceding the related Remittance Date.
(4) On February 25 (the third Business Day prior to the Remittance Date), the Servicer will determine the amounts of principal and interest which will be passed through on March 1. In addition, the Servicer may advance funds to cover any delinquencies, in which event the distribution to Certificateholders on March 1 will include the full amounts of principal and interest due during the related Due Period. The Servicer will also calculate any changes in the relative interests evidenced by the Senior Certificates and the Subordinated Certificates in the Trust Fund.
(5) On March 1, the amounts determined on February 25 will be distributed to Certificateholders.

Indemnification

   The Agreement requires the Company to defend and indemnify the Trust Fund, the Trustee (including any agent of the Trustee) and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation (a) arising out of or resulting from the use or ownership by the Company or the Servicer or any affiliate thereof of any Manufactured Home and
(b) for any taxes which may at any time be asserted with respect to, and as of the date of, the conveyance of the Contracts to the Trust Fund (but not including any federal, state or other tax arising out of the creation of the Trust Fund and the issuance of the Certificates). (Article X).

   The Agreement also requires the Servicer, in connection with its duties as servicer of the Contracts, to defend and indemnify the Trust Fund, the Trustee and the Certificateholders (which indemnification will survive any removal of the Servicer as servicer of the Contracts) against any and all costs, expenses, losses, damages, claims and liabilities, including reasonable fees and expenses of counsel and expenses of litigation, in respect of any action taken by the Servicer with respect to any Contract while it was the Servicer. (Section 10.04.)

Servicing

   Pursuant to the Agreement, the Servicer will service and administer the Contracts assigned to the Trustee as more fully set forth below. The Servicer will perform diligently all services and duties specified in each Agreement, in the same manner as prudent lending institutions of manufactured housing contracts of the same type as the Contracts in those jurisdictions where the related Manufactured Homes are located or as otherwise specified in the Agreement. The duties to be performed by the Servicer will include collection and remittance of principal and interest payments, collection of insurance claims and, if necessary, repossession.

   The Servicer will make reasonable efforts to collect all payments called for under the Contracts and, consistent with the Agreement and any FHA insurance and VA guaranty, will follow such collection procedures as it follows with respect to mortgage loans or contracts serviced by it that are comparable to the Contracts.

   Hazard Insurance. Except as otherwise specified in the related Prospectus Supplement, the terms of the Agreement will require the Servicer to cause to be maintained with respect to each Contract one or more Hazard Insurance Policies which provide, at a minimum, the same coverage as a standard form fire and extended coverage insurance policy that is customary for manufactured housing, issued by a company authorized to issue such policies in the state in which the Manufactured Home is located, and in an amount which is not less than the maximum insurable value of such Manufactured Home or the principal balance due from the Obligor on the related Contract, whichever is less; provided, however, that the amount of coverage provided by each Hazard Insurance Policy shall be sufficient to avoid the application of any co-insurance clause contained therein. Each Hazard Insurance Policy caused to be maintained by the Servicer shall contain a standard loss payee clause in favor of the Servicer and its successors and assigns. If any Obligor is in default in the payment of premiums on its Hazard Insurance Policy or Policies, the Servicer shall pay such premiums out of its own funds, and may add separately such premium to the Obligor's obligation as provided by the Contract, but may not add such premium to the remaining principal balance of the Contract.

   The Servicer may maintain, in lieu of causing individual Hazard Insurance Policies to be maintained with respect to each Manufactured Home, and shall maintain, to the extent that the related Contract does not require the Obligor to maintain a Hazard Insurance Policy with respect to the related Manufactured Home, one or more blanket insurance policies covering losses on the Obligor's interest in the Contracts resulting from the absence or insufficiency of individual Hazard Insurance Policies. Any such blanket policy shall be substantially in the form and in the amount carried by the Servicer as of the date of this Agreement. The Servicer shall pay the premium for such policy on the basis described therein and shall pay any deductible amount with respect to claims under such policy relating to the Contracts. If the insurer thereunder shall cease to be acceptable to the Servicer, the Servicer shall exercise its best reasonable efforts to obtain from another insurer a replacement policy comparable to such policy.

   If the Servicer shall have repossessed a Manufactured Home on behalf of the Trustee, the Servicer shall either (i) maintain at its expense hazard insurance with respect to such Manufactured Home, or (ii) indemnify the Trustee against any damage to such Manufactured Home prior to resale or other disposition.

   Evidence as to Compliance. Unless otherwise specified in the related Prospectus Supplement, each Agreement will require the Servicer to deliver to the Trustee a monthly report prior to each Remittance Date, setting forth certain information regarding the Contract Pool and the Certificates of such Series as is specified in the related Prospectus Supplement. Each such report to the Trustee will be accompanied by a statement from an appropriate officer of the Servicer certifying the accuracy of such report and stating that the Servicer has not defaulted in the performance of its obligations under the Agreement. On or before May 1 of each year, the Servicer will deliver to the Trustee a report of a firm of independent public accountants which is a member of the American Institute of Certified Public Accountants stating that such firm has examined certain documents, records and managements' assertions relating to loans serviced by the Servicer and stating that, on the basis of such procedures, such servicing has been conducted in compliance with the minimum servicing standards identified in the Mortgage Bankers Association of America's Uniform Single Attestation Program for Mortgage Bankers, or any successor program, except for any significant exceptions or errors in records that, in the opinion of such firm, generally accepted attestation standards require it to report. (Article VI.)

   Certain Matters Regarding the Servicer. The Servicer may not resign from its obligations and duties under an Agreement except upon a determination that its duties thereunder are no longer permissible under applicable law. No such resignation will become effective until the Trustee or a successor servicer has assumed the Servicer's obligations and duties under such Agreement. The Servicer can only be removed as servicer pursuant to an Event of Termination as discussed below. Any person with which the Servicer is merged or consolidated, or any corporation resulting from any merger, conversion or consolidation to which the Servicer is a party, or any person succeeding to the business of the Servicer, will be the successor to the Servicer under the Agreement so long as such successor services at least $100 million of manufactured housing contracts. (Section 12.01.)

   Unless otherwise specified in the related Prospectus Supplement, each Agreement will also provide that neither the Servicer, nor any director, officer, employee or agent of the Servicer, will be under any liability to the Trust Fund or the Certificateholders for any action taken or for restraining from the taking of any action in good faith pursuant to the Agreement, or for errors in judgment; provided, however, that neither the Servicer nor any such person will be protected against any liability which would otherwise be imposed by reason of the failure to perform its obligations in strict compliance with the standards of care set forth in the Agreement. The Servicer may, in its discretion, undertake any such action which it may deem necessary or desirable with respect to the Agreement and the rights and duties of the parties thereto and the interests of the Certificateholders thereunder. In such event, the legal expenses and costs of such action and any liability resulting therefrom will be expenses, costs and liabilities of the Trust Fund and the Servicer will be entitled to be reimbursed therefor out of the Certificate Account.

   The Servicer shall keep in force throughout the term of this Agreement (i) policy or policies of insurance covering errors and omissions for failure to maintain insurance as required by this Agreement, and (ii) a fidelity bond. Such policy or policies and such fidelity bond shall be in such form and amount as is generally customary among persons which service a portfolio of manufactured housing contracts having an aggregate principal amount of $100 million or more and which are generally regarded as servicers acceptable to institutional investors.

   The Servicer, to the extent practicable, shall cause the Obligors to pay all taxes and similar governmental charges when and as due. To the extent that nonpayment of any taxes or charges would result in the creation of a lien upon any Manufactured Home having a priority equal or senior to the lien of the related Contract, the Servicer shall advance any such delinquent tax or charge.

   Servicing Compensation and Payment of Expenses. For its servicing of the Contracts, the Servicer will receive servicing fees ("Servicing Fees") which include a Monthly Servicing Fee (which the Company may assign) for each Due Period (paid on the next succeeding Remittance Date) equal to 1/12th of the product of 0.50% and the Pool Scheduled Principal Balance for the immediately preceding Remittance Date. As long as the Company is the Servicer the Trustee will pay the Company its Monthly Servicing Fee from any monies remaining after the Certificateholders have received all payments of principal and interest for such Remittance Date.

   The Monthly Servicing Fee provides compensation for customary manufactured housing contract third-party servicing activities to be performed by the Servicer for the Trust Fund and for additional administrative services performed by the Servicer on behalf of the Trust Fund. Customary servicing activities include collecting and recording payments, communicating with obligors, investigating payment delinquencies, providing billing and tax records to obligors and maintaining internal records with respect to each Contract. Administrative services performed by the Servicer on behalf of the Trust Fund include calculating distributions to Certificateholders and providing related data processing and reporting services for Certificateholders and on behalf of the Trustee. Expenses incurred in connection with the servicing of the Contracts and paid by the

Servicer from its Servicing Fees include, without limitation, payment of fees and expenses of accountants, payments of all fees and expenses incurred in connection with the enforcement of Contracts (except Liquidation Expenses) and payment of expenses incurred in connection with distributions and reports to Certificateholders. The Servicer will be reimbursed out of the Liquidation Proceeds of a Liquidated Contract for all ordinary and necessary Liquidation Expenses incurred by it in realization upon the related Manufactured Home. (Section 5.08.)

   As part of its Servicing Fees the Servicer will also be entitled to retain, as compensation for the additional services provided in connection therewith, any fees for late payments made by Obligors, extension fees paid by Obligors for the extension of scheduled payments and assumption fees for permitted assumptions of Contracts by purchasers of the related Manufactured Homes. (Section 1.02.)

   Events of Termination. Except as otherwise specified in the related Prospectus Supplement, Events of Termination under each Agreement will include
(i) any failure by the Servicer to distribute to the Certificateholders any required payment which continues unremedied for 5 days (or such other period specified in the related Prospectus Supplement) after the giving of written notice; (ii) any failure by the Servicer duly to observe or perform in any material respect any other of its covenants or agreements in the Agreement that materially and adversely affects the interests of Certificateholders, which, in either case, continues unremedied for 30 days after the giving of written notice of such failure of breach; (iii) any assignment or delegation by the Servicer of its duties or rights under the Agreement, except as specifically permitted under the Agreement, or any attempt to make such an assignment or delegation; (iv) certain events of insolvency, readjustment of debt, marshalling of assets and liabilities or similar proceedings regarding the Servicer; and (v) the Servicer is no longer an Eligible Servicer (as defined in the applicable Agreement). Notice as used herein shall mean notice to the Servicer by the Trustee or the Company, or to the Company, the Servicer, if any, and the Trustee by the Holders of Certificates representing interests aggregating not less than 25% of the Trust Fund.

   Rights Upon Event of Termination. Except as otherwise specified in the related Prospectus Supplement, so long as an Event of Termination remains unremedied, the Trustee may, and at the written direction of the Certificateholders of a Series evidencing interests aggregating 25% or more of the related Trust Fund, shall, terminate all of the rights and obligations of the Servicer under the related Agreement and in and to the Contracts, and the proceeds thereof, whereupon (subject to applicable law regarding the Trustee's ability to make advances) the Trustee or a successor Servicer under the Agreement will succeed to all the responsibilities, duties and liabilities of the Servicer under the Agreement and will be entitled to similar compensation arrangements; provided, however, that neither the Trustee nor any successor Servicer will assume any obligation of the Company to repurchase Contracts for breaches of representations or warranties, and the Trustee and such successor Servicer will not be liable for any acts or omissions of the prior Servicer occurring prior to a transfer of the Servicer's servicing and related functions or for any breach by such Servicer of any of its obligations contained in the Agreement. Notwithstanding such termination, the Servicer shall be entitled to payment of certain amounts payable to it prior to such termination, for services rendered prior to such termination. No such termination will affect in any manner the Company's obligation to repurchase certain Contracts for breaches of representations or warranties under the Agreement. In the event that the Trustee would be obligated to succeed the Servicer but is unwilling or unable so to act, it may appoint, or petition to a court of competent jurisdiction for the appointment of a Servicer. Pending such appointment, the Trustee is obligated to act in such capacity. The Trustee and such successor may agree upon the servicing compensation to be paid, which in no event may be greater than the compensation to the Servicer under the Agreement.

   No Certificateholder will have any right under an Agreement to institute any proceeding with respect to such Agreement unless such Holder previously has given to the Trustee written notice of default and unless the Holders of Certificates evidencing interests aggregating not less than 25% of the related Trust Fund requested the Trustee in writing to institute such proceeding in its own name as Trustee and have offered to the Trustee reasonable indemnity and the Trustee for 60 days has neglected or refused to institute any such proceeding. The Trustee will be under no obligation to take any action or institute, conduct or defend any litigation under the

Agreement at the request, order or direction of any of the Holders of Certificates, unless such Certificateholders have offered to the Trustee reasonable security or indemnity against the costs, expenses and liabilities which the Trustee may incur.

Reports to Certificateholders

   The Trustee will forward to each Certificateholder on each Remittance Date, or as soon thereafter as is practicable, as specified in the related Prospectus Supplement, a statement setting forth, among other things:

  (i) the amount of such distribution allocable to principal on the Contracts;

  (ii) the amount of such distribution allocable to interest on the Contracts;

  (iii) if the distribution to the Certificateholders is less than the full amount that would be distributable to such Certificateholders if there were sufficient eligible funds in the Certificate Account, the difference between the aggregate amounts of principal and interest which Certificateholders would have received if there were sufficient eligible funds in the Certificate Account and the amounts actually distributed;

  (iv) the aggregate amount of Advances, if any, by the Servicer included in the amounts actually distributed to the Certificateholders;

  (v) the outstanding principal balance of the Contracts; and

  (vi) the approximate weighted average Remittance Rate of the Contracts during the Due Period immediately preceding such Remittance Date.

   In addition, not more than 90 days after the end of each calendar year, the Servicer will furnish a report to each Certificateholder of record at any time during such calendar year (a) as to the aggregate of amounts reported pursuant to (i) through (v) above for such calendar year or, in the event such person was a Certificateholder of record during a portion of such calendar year, for the applicable portion of such year, (b) such information as the Servicer deems necessary or desirable for Certificateholders to prepare their tax returns and (c) if so specified in the related Prospectus Supplement, a listing of the principal balances of the Contracts outstanding at the end of such calendar year. Information in the monthly and annual reports provided to the Certificateholders will not have been examined and reported upon by an independent public accountant. However, the Servicer will provide to the Trustee annually a report by independent public accountants with respect to the servicing of the Contracts as described under "Evidence as to Compliance" above.

   In addition, to the extent applicable, such report shall include:

  (i) in the case of Certificates which are assigned a Stated Balance, the amount of the distribution being made in reduction of Stated Balance specified in the related Prospectus Supplement, and the Stated Balance of each such Class of Certificates and a Single Certificate of the Holder's Class after giving effect to the distribution in reduction of Stated Balance made on such Remittance Date and after giving effect to all Special Distributions since the preceding Remittance Date or since the Closing Date in the case of the first Remittance Date; and

  (ii) with respect to Compound Interest Certificates (but only if the Holders thereof shall not have received on such Remittance Date a distribution of interest equal to the entire amount of interest accrued on such Certificate during the related Due Period with respect to such Remittance Date):

    (a) the interest accrued on such Class of Compound Interest
    Certificates and on a Single Certificate of such Class during the Due Period (or specified interest accrual period) with respect to such Remittance Date and added to the principal of such Compound Interest Certificates; and

    (b) the Stated Balance of such Class of Compound Interest Certificates and of a Single Certificate of such Class after giving effect to the addition thereto of all interest accrued thereon during the Due Period (or specified interest accrual period) with respect to such Remittance Date.

Amendment

   Unless otherwise specified in the related Prospectus Supplement, the Agreement may be amended by the Company, the Servicer and the Trustee without the consent of the Certificateholders, (i) to cure any ambiguity, (ii) to correct or supplement any provision therein that may be inconsistent with any other provision therein, (iii) if an election has been made with respect to a particular Series of Certificates to treat the Trust Fund as a real estate mortgage investment conduit ("REMIC") within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended, to maintain the REMIC status of the Trust Fund and to avoid the imposition of certain taxes on the REMIC or
(iv) to make any other provisions with respect to matters or questions arising under such Agreement that are not inconsistent with the provisions thereof, provided that such action will not adversely affect in any material respect the interests of the Certificateholders of the related Series. Unless otherwise specified in the related Prospectus Supplement, the Agreement may also be amended by the Company, the Servicer and the Trustee with the consent of the Certificateholders (other than holders of Residual Certificates) evidencing interests aggregating not less than 51% of the Trust Fund for the purpose of adding any provisions to or changing in any manner or eliminating any of the provisions of such Agreement or of modifying in any manner the rights of the Certificateholders; provided, however, that no such amendment that reduces in any manner the amount of, or delay the timing of, any payment received on or with respect to Contracts which are required to be distributed on any Certificate may be effective without the consent of the Holders of each such Certificate.

Termination of the Agreement

   The obligations created by each Agreement will terminate upon the date calculated as specified in the Agreement, generally upon (i) the later of the final payment or other liquidation of the last Contracts subject thereto and the disposition of all property acquired upon foreclosure of any Land-and-Home Contract or repossession of any Manufactured Home and (ii) the payment to the Certificateholders of all amounts held by the Servicer or the Trustee and required to be paid to it pursuant to the Agreement. In addition, unless otherwise specified in the related Prospectus Supplement, the Company or the Servicer may at its option with respect to any Series of Certificates, repurchase all Certificates or Contracts remaining outstanding at such time as the aggregate unpaid principal balance of such Contracts is less than the percentage of the aggregate unpaid principal balance of the Contracts on the Cut-off Date specified with respect to such Series in the related Prospectus Supplement. Unless otherwise provided in the related Prospectus Supplement, the repurchase price will equal the principal amount of such Contracts plus accrued interest from the first day of the month of repurchase to the first day of the next succeeding month at the Contract Rates borne by such Contracts.

The Trustee

   The Prospectus Supplement for a Series of Certificates will specify the Trustee under the related Agreement. The Trustee may have normal banking relationships with the Company or its affiliates and the Servicer or its affiliates.

   The Trustee may resign at any time, in which event the Company will be obligated to appoint a successor Trustee. The Company may also remove the Trustee if the Trustee ceases to be eligible to continue as such under the Agreement or if the Trustee becomes insolvent. Unless otherwise specified in the related Prospectus Supplement, the Trustee may also be removed at any time by the Holders of Certificates evidencing interests aggregating over 50% of the related Trust Fund as specified in the Agreement. Any resignation or removal of the Trustee and appointment of a successor Trustee will not become effective until acceptance of the appointment by the successor Trustee.

   The Trustee will make no representation as to the validity or sufficiency of the Agreement, the Certificates, any Contract, Contract file or related documents, and will not be accountable for the use or application by the Company of any funds paid to the Company, as Seller, in consideration of the conveyance of the Contracts, or deposited into or withdrawn from the Certificate Account by the Servicer. (Section 11.03.) If no Event of Termination has occurred, the Trustee will be required to perform only those duties specifically required of it under the Agreement. However, upon receipt of the various certificates, reports or other instruments required to be furnished to it, the Trustee will be required to examine them to determine whether they conform as to form to the requirements of the Agreement. (Section 11.01.) Whether or not an Event of Termination has occurred, the Trustee is not required to expend or risk its own funds or otherwise incur any financial liability in the performance of its duties or the exercise of its powers if it has reasonable grounds to believe that repayment of such funds or adequate indemnity against such risk or liability is not reasonably assured to it. (Section 11.01.)

   Under the Agreement, the Servicer agrees to pay to the Trustee on each Remittance Date (a) reasonable compensation for all services rendered by it hereunder (which compensation shall not be limited by any provision of law in regard to the compensation of a trustee of an express trust) and (b) reimbursement for all reasonable expenses, disbursements and advances incurred or made by the Trustee in accordance with any provision of the Agreement (including the reasonable compensation and the expenses and disbursements of its agents and counsel), except any such expense, disbursement or advance as may be attributable to the Trustee's negligence or bad faith. The Company has agreed to indemnify the Trustee for, and to hold it harmless against, any loss, liability or expense incurred without negligence or bad faith on its part, arising out of or in connection with the acceptance or administration of the Trust Fund and the Trustee's duties thereunder, including the costs and expenses of defending itself against any claim or liability in connection with the exercise or performance of any of the Trustee's powers or duties thereunder. (Section 11.05.)

                 DESCRIPTION OF FHA INSURANCE AND VA GUARANTEES

   Certain of the Contracts may be FHA-insured or VA-guaranteed, the payments upon which, subject to the following discussion, are insured by the FHA under Title I of the National Housing Act or partially guaranteed by the VA.

   The regulations governing FHA manufactured home insurance provide that insurance benefits are payable upon the repossession and resale of the collateral and assignment of the contract to HUD. With respect to a defaulted FHA contract, the servicer must follow applicable regulations before initiating repossession procedures. These regulations include requirements that the lender arrange a face-to-face meeting with the borrower, initiate a modification or repayment plan, if feasible, and give the borrower 30 days' notice of default prior to any repossession. The insurance claim is paid in cash by HUD. For manufactured housing contracts, the amount of insurance benefits generally paid by FHA is equal to 90% of the sum of (i) the unpaid principal amount of the Contract at the date of default and uncollected interest earned to the date of default computed at the Contract rate, after deducting the best price obtainable for the collateral (based in part on a HUD-approved appraisal) and all amounts retained or collected by the lender from other sources with respect to the Contract, (ii) accrued and unpaid interest on the unpaid amount of the Contract from the date of default to the date of submission of the claim plus 15 calendar days (but in no event more than nine months) computed at a rate of 7% per annum, (iii) costs paid to a dealer or other third party to repossess and preserve the Manufactured Home, (iv) the amount of any sales commission paid to a dealer or other third party for the resale of the property, (v) with respect to a Land-and-Home Contract, property taxes, special assessments and other similar charges and hazard insurance premiums, prorated to the date of disposition of the property, (vi) uncollected court costs, (vii) legal fees, not to exceed $500, and (viii) expenses for recording the assignment of the lien on the collateral to the United States.

   The insurance available to a lender under FHA Title I insurance is subject to the limit of a reserve amount equal to ten percent of the original principal balance of all Title I insured loans originated by the lender, which amount is reduced by all claims paid to the lender and which is increased by an amount equal to ten percent of the original principal balance of insured loans subsequently originated by the lender. As of June 30, 1998, the Company's Title I reserve amount was approximately $82,870,000, which amount was available to pay claims in respect of approximately $895,090,000 of FHA-insured home improvement loans and manufactured housing contracts serviced by the Company. If the Company were replaced as Servicer of the Contracts under the

Agreement, it is not clear from the FHA regulations what portion of this reserve amount would be available for claims in respect of the FHA-insured Contracts. The obligation to pay insurance premiums to FHA is the obligation of the Company, as Servicer of the FHA-insured Contracts.

   The maximum guarantee that may be issued by the VA for a VA-guaranteed contract is the lesser of (a) the lesser of $20,000 and 40% of the principal amount of the contract and (b) the maximum amount of guaranty entitlement available to the obligor veteran (which may range from $20,000 to zero). The amount payable under the guarantee will be the percentage of the VA contract originally guaranteed applied to indebtedness outstanding as of the applicable date of computation specified in the VA regulations, interest accrued on the unpaid balance of the loan to the appropriate date of computation and limited expenses of the contract holder, but in each case only to the extent that such amounts have not been recovered through resale of the manufactured home. The amount payable under the guarantee may in no event exceed the amount of the original guarantee.

                     CERTAIN LEGAL ASPECTS OF THE CONTRACTS

   The following discussion contains summaries of certain legal aspects of manufactured housing contracts, including Land-and-Home Contracts, which are general in nature. Because such legal aspects are governed by applicable state law (which laws may differ substantially), the summaries do not purport to be complete nor to reflect the laws of any particular state, nor to encompass the laws of all states in which the security for the Contracts or Land-and-Home Contracts is situated. The summaries are qualified in their entirety by reference to the applicable federal and state laws governing the Contracts or Land-and-Home Contracts.

The Contracts (Other than Land-and-Home Contracts)

   General. As a result of the assignment of the Contracts to the Trustee, the Trust Fund will succeed collectively to all of the rights (including the right to receive payment on the Contracts) and will assume the obligations of the obligee under the Contracts. Each Contract evidences both (a) the obligation of the Obligor to repay the loan evidenced thereby, and (b) the grant of a security interest in the Manufactured Home to secure repayment of such loan. Certain aspects of both features of the Contracts are described more fully below.

   The Contracts generally are "chattel paper" as defined in the Uniform Commercial Code (the "UCC") in effect in the states in which the Manufactured Homes initially were registered. Pursuant to the UCC, the sale of chattel paper is treated in a manner similar to perfection of a security interest in chattel paper. Under the Agreement, the Company will retain possession of the Contracts as custodian for the Trustee, and will make an appropriate filing of a UCC-1 financing statement in Minnesota to give notice of the Trustee's ownership of the Contracts. The Contracts will be stamped to reflect their assignment from the Company to the Trustee. However, if through negligence, fraud or otherwise, a subsequent purchaser were able to take physical possession of the Contracts without notice of such assignment, the Trustee's interest in the Contracts could be defeated.

   Security Interests in the Manufactured Homes. The Manufactured Homes securing the Contracts may be located in all 50 states and the District of Columbia. Security interests in manufactured homes may be perfected either by notation of the secured party's lien on the certificate of title or by delivery of the required documents and payment of a fee to the state motor vehicle authority, depending on state law. In some nontitle states, perfection pursuant to the provisions of the UCC is required. The Company effects such notation or delivery of the required documents and fees, and obtains possession of the certificate of title, as appropriate, under the laws of the state in which a Manufactured Home is registered. In the event the Company fails, due to clerical errors, to effect such notation or delivery, or files the security interest under the wrong law (for example, under a motor vehicle title statute rather than under the UCC, in a few states), the Certificateholders may not have a first priority security interest in the Manufactured Home securing a Contract. As manufactured homes have become larger and often have been attached to their sites without any apparent intention to move them, courts in many states have held that manufactured homes, under certain circumstances, may become subject to real estate title and recording laws. As a result, a security interest in a manufactured home could be rendered subordinate to the interests of other parties claiming an interest in the home under applicable state real estate law. In order to perfect a security interest in a manufactured home under real estate laws, the holder of the security interest must file either a "fixture filing" under the provisions of the UCC or a real estate mortgage under the real estate laws of the state where the home is located. See "Land-and-Home Contracts" below. These filings must be made in the real estate records office of the county where the home is located. Substantially all of the Contracts contain provisions prohibiting the borrower from permanently attaching the Manufactured Home to its site. So long as the borrower does not violate this agreement, a security interest in the Manufactured Home will be governed by the certificate of title laws or the UCC, and the notation of the security interest on the certificate of title or the filing of a UCC financing statement will be effective to maintain the priority of the security interest in the Manufactured Home. If, however, a Manufactured Home becomes permanently attached to its site, other parties could obtain an interest in the Manufactured Home which is prior to the security interest originally retained by the seller and transferred to the Company. The Company will represent that at the date of the initial issuance of the related Certificates it has obtained a perfected first priority security interest by proper notation or delivery of the required documents and fees with respect to substantially all of the Manufactured Homes securing the Contracts.

   The Company will assign the security interest in the Manufactured Homes to the Trustee on behalf of the Certificateholders. Unless otherwise specified in the related Prospectus Supplement, neither the Company nor the Trustee will amend the certificates of title to identify the Trustee as the new secured party, and neither the Company nor the Servicer will deliver the certificates of title to the Trustee or note thereon the interest of the Trustee. Accordingly, the Company will continue to be named as the secured party on the certificates of title relating to the Manufactured Homes. In some states, such assignment is an effective conveyance of such security interest without amendment of any lien noted on the related certificate of title and the new secured party succeeds to the Servicer's rights as the secured party. However, in some states in the absence of an amendment to the certificate of title, such assignment of the security interest in the Manufactured Home may not be held effective or such security interests may not be perfected and in the absence of such notation or delivery to the Trustee, the assignment of the security interest in the Manufactured Home may not be effective against creditors of the Company or a trustee in bankruptcy of the Company.

   In the absence of fraud, forgery or permanent affixation of the Manufactured Home to its site by the Manufactured Home owner, or administrative error by state recording officials, the notation of the lien of the Company on the certificate of title or delivery of the required documents and fees will be sufficient to protect the Certificateholders against the rights of subsequent purchasers of a Manufactured Home or subsequent lenders who take a security interest in the Manufactured Home. If there are any Manufactured Homes as to which the Company's security interest is not perfected, such security interest would be subordinate to, among others, subsequent purchasers for value of the Manufactured Homes and holders of perfected security interests. There also exists a risk in not identifying the Trustee as the new secured party on the certificate of title that, through fraud or negligence, the security interest of the Trustee could be released.

   In the event that the owner of a Manufactured Home moves it to a state other than the state in which such Manufactured Home initially is registered, under the laws of most states the perfected security interest in the Manufactured Home would continue for four months after such relocation and thereafter only if and after the owner re-registers the Manufactured Home in such state. If the owner were to relocate a Manufactured Home to another state and not re-register the Manufactured Home in such state, and if steps were not taken to re-perfect the Trustee's security interest in such state, the security interest in the Manufactured Home would cease to be perfected. A majority of states generally require surrender of a certificate of title to re-register a Manufactured Home; accordingly, the Company must surrender possession if it holds the certificate of title to such Manufactured Home or, in the case of Manufactured Homes registered in states which provide for notation of lien, the Company would receive notice of surrender if the security interest in the Manufactured Home is noted on the certificate of title. Accordingly, the Company would have the opportunity to re-perfect its security interest in the Manufactured Home in the state of relocation. In states which do not require a certificate of title for registration of a manufactured home, re-registration could defeat perfection. In the ordinary course of servicing the manufactured housing conditional sales contracts, the Company takes steps to effect such re-perfection upon receipt of notice of re-registration or information from the obligor as to relocation. Similarly, when an obligor under a Contract sells a Manufactured Home, the Company must surrender possession of the certificate of title or will receive notice as a result of its lien noted thereon and accordingly will have an opportunity to require satisfaction of the related manufactured housing conditional sales contract before release of the lien. Under the Agreement, the Servicer is obligated to take such steps, at the Servicer's expense, as are necessary to maintain perfection of security interests in the Manufactured Homes.

   Under the laws of most states, liens for repairs performed on a Manufactured Home and liens for personal property taxes take priority over a perfected security interest. The Company will represent in the Agreement that it has no knowledge of any such liens with respect to any Manufactured Home securing payment on any Contract. However, such liens could arise at any time during the term of a Contract. No notice will be given to the Trustee or Certificateholders in the event such a lien arises.

   Enforcement of Security Interests in Manufactured Homes. The Servicer on behalf of the Trustee, to the extent required by the related Agreement, may take action to enforce the Trustee's security interest with respect to Contracts in default by repossession and resale of the Manufactured Homes securing such Defaulted Contracts. So long as the Manufactured Home has not become subject to real estate laws, a creditor can repossess a Manufactured Home securing a Contract by voluntary surrender, by "self-help" repossession that is "peaceful" (i.e., without breach of the peace) or, in the absence of voluntary surrender and the ability to repossess without breach of the peace, by judicial process. The holder of a Contract must give the debtor a number of days' notice, which varies from 10 to 30 days depending on the state, prior to commencement of any repossession. The UCC and consumer protection laws in most states place restrictions on repossession sales, including requiring prior notice to the debtor and commercial reasonableness in effecting such a sale. The law in most states also requires that the debtor be given notice of any sale prior to resale of the unit so that the debtor may redeem at or before such resale. In the event of such repossession and resale of a Manufactured Home, the Trustee would be entitled to be paid out of the sale proceeds before such proceeds could be applied to the payment of the claims of unsecured creditors or the holders of subsequently perfected security interests or, thereafter, to the debtor.

   Under the laws applicable in most states, a creditor is entitled to obtain a deficiency judgment from a debtor for any deficiency on repossession and resale of the manufactured home securing such a debtor's loan. However, some states impose prohibitions or limitations on deficiency judgments, and in many cases the defaulting borrower would have no assets with which to pay a judgment.

   Certain other statutory provisions, including federal and state bankruptcy and insolvency laws and general equitable principles, may limit or delay the ability of a lender to repossess and resell collateral or enforce a deficiency judgment.

   Under the terms of the federal Soldiers' and Sailors' Civil Relief Act of 1940, as amended (the "Relief Act"), an Obligor who enters military service after the origination of such Obligor's Contract (including an Obligor who is a member of the National Guard or is in reserve status at the time of the origination of the Contract and is later called to active duty) may not be charged interest above an annual rate of 6% during the period of such Obligor's active duty status, unless a court orders otherwise upon application of the lender. It is possible that such action could have an effect, for an indeterminate period of time, on the ability of the Servicer to collect full amounts of interest on certain of the Contracts. Any shortfall in interest collections resulting from the application of the Relief Act, to the extent not covered by the subordination of a Class of Subordinated Certificates, could result in losses to the holders of a Series of Certificates. In addition, the Relief Act imposes limitations which would impair the ability of the Servicer to foreclose on an affected Contract during the Obligor's period of active duty status. Thus, in the event that such a Contract goes into default, there may be delays and losses occasioned by the inability to realize upon the Manufactured Home in a timely fashion.

Land-and-Home Contracts

   General. The Land-and-Home Contracts will be secured by either first mortgages or deeds of trust, depending upon the prevailing practice in the state in which the underlying property is located. A mortgage creates a lien upon the real property described in the mortgage. There are two parties to a mortgage: the mortgagor, who is the borrower, and the mortgagee, who is the lender. In a mortgage state, the mortgagor delivers to the mortgagee a note or bond evidencing the loan and the mortgage. Although a deed of trust is similar to a mortgage, a deed of trust has three parties: the borrower, a lender as beneficiary, and a third-party grantee called the trustee. Under a deed of trust, the borrower grants the property, irrevocably until the debt is paid, in trust, generally with a power of sale, to the trustee to secure payment of the loan. The trustee's authority under a deed of trust and the mortgagee's authority under a mortgage are governed by the express provisions of the deed of trust or mortgage, applicable law, and, in some cases, with respect to the deed of trust, the directions of the beneficiary.

   Foreclosure. Foreclosure of a mortgage is generally accomplished by judicial action. Generally, the action is initiated by the service of legal pleadings upon all parties having an interest of record in the real property. Delays in completion of the foreclosure occasionally may result from difficulties in locating necessary parties defendant. When the mortgagee's right to foreclosure is contested, the legal proceedings necessary to resolve the issue can be time-consuming and expensive. After the completion of a judicial foreclosure proceeding, the court may issue a judgment of foreclosure and appoint a receiver or other officer to conduct the sale of the property. In some states, mortgages may also be foreclosed by advertisement, pursuant to a power of sale provided in the mortgage. Foreclosure of a mortgage by advertisement is essentially similar to foreclosure of a deed of trust by non-judicial power of sale.

   Foreclosure of a deed of trust is generally accomplished by a non-judicial trustee's sale under a specific provision in the deed of trust that authorizes the trustee to sell the property to a third party upon any default by the borrower under the terms of the note or deed of trust. In certain states, such foreclosure also may be accomplished by judicial action in the manner provided for foreclosure of mortgages. In some states the trustee must record a notice of default and send a copy to the borrower-trustor and to any person who has recorded a request for a copy of a notice of default and the notice of sale. In addition, the trustee must provide notice in some states to any other individual having an interest of record in the real property, including any junior lienholders. If the deed of trust is not reinstated within any applicable cure period, a notice of sale must be posted in a public place and, in most states, published for a specified period of time in one or more newspapers. In addition, some state laws require that a copy of the notice of sale be posted on the property and sent to all parties having an interest of record in the property.

   In some states, the borrower-trustor has the right to reinstate the loan at any time following default until shortly before the trustee's sale. In general, the borrower, or any other person having a junior encumbrance on the real estate, may, during a reinstatement period, cure the default by paying the entire amount in arrears plus the costs and expenses incurred in enforcing the obligation. Certain state laws control the amount of foreclosure expenses and costs, including attorneys' fees, that may be recovered by a lender.

   In the case of foreclosure under either a mortgage or a deed of trust, the sale by the receiver or other designated officer, or by the trustee, is a public sale. However, because of the difficulty a potential buyer at the sale would have in determining the exact status of title and because the physical condition of the property may have deteriorated during the foreclosure proceedings, it is not common for a third party to purchase the property at the foreclosure sale. Rather, the lender generally purchases the property from the trustee or receiver for an amount equal to the unpaid principal amount of the note, accrued and unpaid interest and the expenses of foreclosure. Thereafter, subject to the right of the borrower in some states to remain in possession during the redemption period, the lender will assume the burdens of ownership, including obtaining hazard insurance and making such repairs at its own expense as are necessary to render the property suitable for sale. The lender commonly will obtain the services of a real estate broker and pay the broker a commission in connection with the sale of the property. Depending upon market conditions, the ultimate proceeds of the sale of the property may not equal the lender's investment in the property.

   Rights of Redemption. In some states, after sale pursuant to a deed of trust or foreclosure of a mortgage, the borrower and certain foreclosed junior lienors are given a statutory period in which to redeem the property from the foreclosure sale. In certain other states, this right of redemption applies only to sale following judicial foreclosure, and not sale pursuant to a non-judicial power of sale. In most states where the right of redemption is available, statutory redemption may occur upon payment of the foreclosure purchase price, accrued interest and taxes. In some states the right to redeem is an equitable right. The effect of a right of redemption is to diminish the ability of the lender to sell the foreclosed property. The exercise of a right of redemption would defeat the title of any purchaser at a foreclosure sale, or of any purchaser from the lender subsequent to judicial foreclosure or sale under a deed of trust. Consequently, the practical effect of the redemption right is to force the lender to maintain the property and pay the expenses of ownership until the redemption period has run.

   Anti-Deficiency Legislation and Other Limitations on Lenders. Certain states have imposed statutory restrictions that limit the remedies of a beneficiary under a deed of trust or a mortgagee under a mortgage relating to a single family residence. In some states, statutes limit the right of the beneficiary or mortgagee to obtain a deficiency judgment against the borrower following foreclosure or sale under a deed of trust. A deficiency judgment is a personal judgment against the borrower equal in most cases to the difference between the amount due to the lender and the net amount realized upon the foreclosure sale.

   Some state statutes may require the beneficiary or mortgagee to exhaust the security afforded under a deed of trust or mortgage by foreclosure in an attempt to satisfy the full debt before bringing a personal action against the borrower. In certain other states, the lender has the option of bringing a personal action against the borrower on the debt without first exhausting such security; however, in some of these states, the lender, following judgment on such personal action, may be deemed to have elected a remedy and may be precluded from exercising remedies with respect to the security. Consequently, the practical effect of the election requirement, when applicable, is that lenders will usually proceed first against the security rather than bringing a personal action against the borrower.

   Other statutory provisions may limit any deficiency judgment against the former borrower following a foreclosure sale to the excess of the outstanding debt over the fair market value of the property at the time of such sale. The purpose of these statutes is to prevent a beneficiary or a mortgagee from obtaining a large deficiency judgment against the former borrower as a result of low or no bids at the foreclosure sale.

   In some states, exceptions to the anti-deficiency statutes are provided for in certain instances where the value of the lender's security has been impaired by acts or omissions of the borrower, for example, in the event of waste of the property.

   In addition to anti-deficiency and related legislation, numerous other federal and state statutory provisions, including the federal bankruptcy laws, the federal Soldiers' and Sailors' Civil Relief Act of 1940 and state laws affording relief to debtors, may interfere with or affect the ability of a secured mortgage lender to realize upon its security. For example, with respect to a Land-and-Home Contract, in a Chapter 13 proceeding under the federal Bankruptcy Code, when a court determines that the value of a home is less than the principal balance of the loan, the court may prevent a lender from foreclosing on the home, and, as part of the rehabilitation plan, reduce the amount of the secured indebtedness to the value of the home as it exists at the time of the proceeding, leaving the lender as a general unsecured creditor for the difference between that value and the amount of outstanding indebtedness. A bankruptcy court may grant the debtor a reasonable time to cure a payment default, and in the case of a mortgage loan not secured by the debtor's principal residence, also may reduce the monthly payments due under such mortgage loan, change the rate of interest and alter the mortgage loan repayment schedule. Certain court decisions have applied such relief to claims secured by the debtor's principal residence.

   The Code provides priority to certain tax liens over the lien of the mortgage or deed of trust. The laws of some states provide priority to certain tax liens over the lien of the mortgage or deed of trust. Numerous federal and some state consumer protection laws impose substantive requirements upon mortgage lenders in connection with the origination, servicing and the enforcement of mortgage loans. These laws include the federal Truth in Lending Act, Real Estate Settlement Procedures Act, Equal Credit Opportunity Act, Fair Credit Billing Act, Fair Credit Reporting Act, and related statutes and regulations. These federal laws and state laws impose specific statutory liabilities upon lenders who originate or service mortgage loans and who fail to comply with the provisions of the law. In some cases, this liability may affect assignees of the Contracts.

Certain Matters Relating to Insolvency

   The Company intends that each transfer of the Contracts to a Trust Fund will constitute a sale rather than a pledge of the Contracts to secure indebtedness of the Company. However, if the Company were to become a debtor under the federal bankruptcy code, it is possible that a creditor, receiver, conservator or trustee in bankruptcy of the Company or the Company as a debtor-in-possession may argue that the sale of the Contracts by the Company was a pledge of the Contracts rather than a sale. This position, if argued or accepted by a court, could result in a delay in or reduction of distributions to the related Certificateholders.

Consumer Protection Laws

   The so-called "Holder-in-Due-Course" rule of the Federal Trade Commission is intended to defeat the ability of the transferor of a consumer credit contract which is the seller of goods which gave rise to the transaction (and certain related lenders and assignees) to transfer such contract free of notice of claims by the debtor thereunder. The effect of this rule is to subject the assignee of such a Contract (such as the Trust Fund) to all claims and defenses which the Obligor could assert against the seller of the Manufactured Home. Liability under this rule is limited to amounts paid under a contract; however, the Obligor also may be able to assert the rule to set off remaining amounts due as a defense against a claim brought by the Trust Fund against such Obligor. Numerous other federal and state consumer protection laws impose requirements applicable to the origination and lending pursuant to the Contracts, including the Truth in Lending Act, the Federal Trade Commission Act, the Fair Credit Billing Act, the Fair Credit Reporting Act, the Equal Credit Opportunity Act, the Fair Debt Collection Practices Act and the Uniform Consumer Credit Code. In the case of some of these laws, the failure to comply with their provisions may affect the enforceability of the related Contract.

Transfers of Manufactured Homes; Enforceability of "Due-on-Sale" Clauses

   The Contracts, in general, prohibit the sale or transfer of the related Manufactured Homes without the consent of the Servicer and permit the acceleration of the maturity of the Contracts by the Servicer upon any such sale or transfer that is not consented to. The Company expects that it will permit most transfers of Manufactured Homes and not accelerate the maturity of the related Contracts. In certain cases, the transfer may be made by a delinquent Obligor in order to avoid a repossession proceeding with respect to a Manufactured Home.

   In the case of a transfer of a Manufactured Home after which the Servicer desires to accelerate the maturity of the related Contract, the Servicer's ability to do so will depend on the enforceability under state law of the "due-on-sale" clause. The Garn-St. Germain Depositary Institutions Act of 1982 preempts, subject to certain exceptions and conditions, state laws prohibiting enforcement of "due-on-sale" clauses applicable to the Manufactured Homes. Consequently, in some states the Servicer may be prohibited from enforcing a "due-on-sale" clause in respect of certain Manufactured Homes.

Applicability of Usury Laws

   Title V of the Depository Institutions Deregulation and Monetary Control Act of 1980, as amended ("Title V"), provides that, subject to the following conditions, state usury limitations shall not apply to any loan which is secured by a first lien on certain kinds of manufactured housing. The Contracts would be covered if they satisfy certain conditions, among other things, governing the terms of any prepayments, late charges and deferral fees and requiring a 30-day notice period prior to instituting any action leading to repossession of or foreclosure with respect to the related unit.

   Title V authorized any state to reimpose limitations on interest rates and finance charges by adopting before April 1, 1983 a law or constitutional provision which expressly rejects application of the federal law. Fifteen states adopted such a law prior to the April 1, 1983 deadline. In addition, even where Title V was not so rejected, any state is authorized by the law to adopt a provision limiting discount points or other charges on loans covered by Title V. The Company will represent in the applicable Agreement that all of the Contracts comply with applicable usury law.

                              ERISA CONSIDERATIONS

   The Employee Retirement Income Security Act of 1974, as amended ("ERISA") imposes certain requirements on employee benefit plans subject to ERISA ("Plans") and on persons who are fiduciaries with respect to such Plans. Generally, ERISA applies to investments made by such Plans. Among other requirements, ERISA mandates that the assets of Plans be held in trust and that the trustee, or other duly authorized fiduciary, have exclusive authority and discretion to manage and control the assets of such Plans. ERISA also imposes certain duties on persons who are fiduciaries of such Plans. Under ERISA, any person who exercises any authority or control with respect to the management or disposition of the assets of a Plan is considered to be a fiduciary of such Plan, subject to the standards of fiduciary conduct under ERISA. These standards include the requirements that the assets of Plans be invested and managed for the exclusive benefit of Plan participants and beneficiaries, a determination by the Plan fiduciary that any such investment is permitted under the governing Plan instruments and is prudent and appropriate for the Plan in view of its overall investment policy and the composition and diversification of its portfolio. Certain employee benefit plans, such as governmental plans (as defined in ERISA Section 3(32)) and certain church plans (as defined in ERISA Section 3(33)), are not subject to ERISA. Accordingly, assets of such plans may be invested in Certificates without regard to the ERISA considerations described above and below, subject to the provisions of applicable state law. Any such plan which is qualified and exempt from taxation under Sections 401(a) and 501(a) of the Internal Revenue Code of 1986, as amended (the "Code"), however, is subject to the prohibited transaction rules set forth in Section 503 of the Code.

   In addition to the imposition of general fiduciary standards of investment prudence and diversification, ERISA, and the corresponding provisions of the Code, prohibit a broad range of transactions involving Plan assets and persons having certain specified relationships to a Plan ("parties in interest" and "disqualified persons"). Such transactions are treated as "prohibited transactions" under Sections 406 and 407 of ERISA and excise taxes are imposed upon such persons by Section 4975 of the Code. An investment in the Certificates by a Plan might constitute prohibited transactions under the foregoing provisions unless an administrative exemption applies. In addition, if an investing Plan's assets were deemed to include an interest in the assets of the Contract Pool and not merely an interest in the Certificates, transactions occurring in the operation of the Contract Pool might constitute prohibited transactions unless an administrative exemption applies. Certain such exemptions which may be applicable to the acquisition and holding of the Certificates or to the servicing and operation of the Contract Pool are noted below.

   The Department of Labor ("DOL") has issued a regulation (29 C.F.R. Section 2510.3-101) (the "Regulation") concerning the definition of what constitutes the assets of a Plan. This regulation provides that, as a general rule, the underlying assets and properties of corporations, partnerships, trusts and certain other entities in which a Plan makes an "equity" investment will be deemed for purposes of ERISA to be assets of the investing plan unless certain exceptions apply. However, the Regulation provides that, generally, the assets of a corporation or partnership in which a Plan invests will not be deemed for purposes of ERISA to be assets of such Plan if the equity interest acquired by the investing Plan is a publicly-offered security. A publicly-offered security, as defined under the Regulation, is a security that is widely held, freely transferable, and registered under the Securities Exchange Act of 1934, as amended. The Certificates are not expected to be publicly-offered securities under the terms of the Regulation.

   Relief from the prohibited transaction rules of Section 406 and 407 of ERISA (and from the prohibited transaction excise tax provisions of Section 4975 of the Code) may be found under the provisions of specific statutory or administrative exemptive relief authorized under Section 408 of ERISA. In Prohibited Transaction Exemption 83-1 ("PTE 83-1"), which amended Prohibited Transaction Exemption 81-7, the DOL exempted from ERISA's prohibited transaction rules certain transactions relating to the operation of residential mortgage pool investment trusts and the purchase, sale and holding of "mortgage pool pass-through certificates" in the initial issuance of such certificates. PTE 83-1 permits, subject to certain conditions, transactions which might otherwise be prohibited between Plans and parties in interest with respect to those Plans related to the origination, maintenance and termination of mortgage pools consisting of mortgage loans secured by first or second mortgages or deeds of trust on single-family residential property, and the acquisition and holding of certain mortgage pool pass-through certificates representing an interest in such mortgage pools by Plans. If the general conditions of PTE 83-1 are satisfied, investments by a Plan in certificates that represent interests in a mortgage pool consisting of single family loans will be exempt from the prohibitions of Sections 406(a) and 407 of ERISA (relating generally to transactions with parties in interest who are not fiduciaries) if the Plan purchases such certificates at no more than fair market value, and will be exempt from the prohibitions of Section 406(b)(1) and (2) of ERISA (relating generally to transactions with fiduciaries) if, in addition, the purchase is approved by an independent fiduciary, no sales commission is paid to the pool sponsor, the Plan does not purchase more than 25 percent of such certificates, and at least 50 percent of all such certificates are purchased by persons independent of the pool sponsor or pool trustee. However, PTE 83-1 does not provide an exemption for transactions involving subordinate certificates or for certificates representing an interest in conditional sales contracts and installment sales or loan agreements secured by manufactured housing like the Contracts.

   There can be no assurance that any of the exceptions set forth in the Regulation, PTE 83-1 or any other administrative exemption under ERISA, will apply to the purchase of Certificates offered hereby, and, as a result, an investing Plan's assets could be considered to include an undivided interest in the Contracts and any other assets held in the Contract Pool. In the event that assets of a Contract Pool are considered assets of an investing Plan, the Company, the Servicer, the Trustee and other persons, in providing services with respect to the Contracts, may be considered fiduciaries to such Plan and subject to the fiduciary responsibility provisions of Title I of ERISA and the prohibited transaction provisions of Section 4975 of the Code with respect to transactions involving such assets unless a statutory or administrative exemption applies.

   Any Plan fiduciary considering the purchase of a Certificate should consult with its counsel with respect to the potential applicability of ERISA and the Code to such investment. Moreover, each Plan fiduciary should determine whether, under the general fiduciary standards of investment prudence and diversification, an investment in the Certificates is appropriate for the Plan, taking into account the overall investment policy of the Plan and the composition of the Plan's investment portfolio.

   Purchasers that are insurance companies should consult with their counsel with respect to the recent United States Supreme Court case, John Hancock Mutual Life Insurance Co. v. Harris Trust and Savings Bank (decided December 13, 1993). In John Hancock, the Supreme Court ruled that assets held in an insurance company's general account may be deemed to be "plan assets" under certain circumstances. Purchasers should analyze whether the decision may have an impact with respect to purchases of the Certificates. In particular, such an insurance company should consider the specific retroactive and prospective exemptive relief provided in Prohibited Transaction Exemption 95-60 ("PTE 95-60") for transactions involving insurance company general accounts in which an employee benefit plan has an interest.

   PTE 95-60 exempts from ERISA's prohibited transaction rules certain transactions engaged in by insurance company general accounts in which an employee benefit plan has an interest if certain specified conditions are met. Additional exemptive relief is provided for plans to engage in transactions with persons who provide services to insurance company general accounts. PTE 95-60 also permits transactions relating to the origination and operation of certain asset pool investment trusts in which an insurance company general account has an interest as the result of the acquisition of certificates issued by the trust.

   PTE 95-60 will provide an exemption for transactions involving certificates representing interests in asset-backed pass-through trusts that consist of certain receivables, loans and other obligations that meet the conditions and requirements of PTE 95-60. The receivables covered by PTE 95-60 include manufactured housing installment sale contracts and installment loan agreements such as the Contracts. The exemption offered by PTE 95-60 is conditioned upon compliance with the requirements of one of several "underwriter exemptions," other than compliance with the requirements that the certificates acquired by the general account not be subordinated and receive a rating that is in one of the three highest generic rating categories from either S&P, Moody's, Duff & Phelps Credit Rating Co. or Fitch. The Prospectus Supplement will indicate whether PTE 95-60 will apply to the acquisition, holding and resale of the Certificates by an insurance company general account.
                    CERTAIN FEDERAL INCOME TAX CONSEQUENCES

General

   The following is a general discussion of certain federal income tax consequences relating to the purchase, ownership, and disposition of the Certificates. The discussion is based upon laws, regulations, rulings, and decisions now in effect, including Treasury Regulations issued on December 23, 1992, and generally effective for REMICs with startup days on or after November 12, 1991 (the "REMIC Regulations"), all of which are subject to change or possibly differing interpretations. The discussion does not purport to deal with federal income tax consequences applicable to all categories of investors, some of which may be subject to special rules. Investors should consult their own tax advisors to determine the federal, state, local, and any other tax consequences of the purchase, ownership, and disposition of the Certificates.

   Many aspects of the federal tax treatment of the purchase, ownership, and disposition of the Certificates will depend upon whether an election is made to treat the Trust Fund or a segregated portion thereof evidenced by a particular series or sub-series of Certificates as a REMIC within the meaning of Section 860D(a) of the Internal Revenue Code of 1986, as amended (the "Code"). The Prospectus Supplement for each series will indicate whether or not an election to be treated as a REMIC has been or will be made with respect thereto. The following discussion deals first with Series with respect to which a REMIC Election is made and then with Series with respect to which a REMIC Election is not made.

REMIC Series

   With respect to each Series of Certificates for which a REMIC Election is made, the counsel to the Company identified in the applicable Prospectus Supplement will have advised the Company that in its opinion, assuming (i) the making of that election in accordance with the requirements of the Code and
(ii) ongoing compliance with the applicable Agreement, at the initial issuance of the Certificates in such series the Trust Fund will qualify as a REMIC and the Certificates in such a Series ("REMIC Certificates") will be treated either as regular interests in the REMIC within the meaning of Section 860G(a)(1) of the Code ("Regular Certificates") or as residual interests in the REMIC within the meaning of Section 860G(a)(2) of the Code ("Residual Certificates").

   Qualification as a REMIC. Qualification as a REMIC involves ongoing compliance with certain requirements and the following discussion assumes that such requirements will be satisfied by the Trust Fund so long as there are any REMIC Certificates outstanding. Substantially all of the assets of the REMIC must consist of "qualified mortgages" and "permitted investments" as of the close of the third month beginning after the day on which the REMIC issues all of its regular and residual interests (the "Startup Day") and at all times thereafter. The term "qualified mortgage" means any obligation (including a participation or certificate of beneficial ownership in such obligation) which is principally secured by an interest in real property that is transferred to the REMIC on the Startup Day in exchange for regular or residual interests in the REMIC or is purchased by the REMIC within the three-month period beginning on the Startup Day if such purchase is pursuant to a fixed price contract in effect on the Startup Day. The REMIC Regulations provide that a Contract is principally secured by an interest in real property if the fair market value of the real property securing the Contract is at least equal to either (i) 80% of the issue price (generally, the principal balance) of the Contract at the time it was originated or (ii) 80% of the adjusted issue price (the then-outstanding principal balance, with certain adjustments) of the Contract at the time it is contributed to a REMIC. The fair market value of the underlying real property is to be determined after taking into account other liens encumbering that real property. Alternatively, a Contract is principally secured by an interest in real property if substantially all of the proceeds of the Contract were used to acquire or to improve or protect an interest in real property that, at the origination date, is the only security for the Contract (other than the personal liability of the obligor). The REMIC Regulations provide that obligations secured by manufactured housing or mobile homes (not including recreational vehicles, campers or similar vehicles) which are "single family residences" under Section 25(e)(10) of the Code will qualify as obligations secured by real property without regard to state law classifications. See the discussion below under "REMIC Series--Status of Manufactured Housing Contracts." A qualified mortgage also includes a qualified replacement mortgage that is used to replace any qualified mortgage within three months of the Startup Day or to replace a defective mortgage within two years of the Startup Day.

   "Permitted investments" consist of (a) temporary investments of cash received under qualified mortgages before distribution to holders of interests in the REMIC ("cash-flow investments"), (b) amounts, such as a Reserve Fund, if any, reasonably required to provide for full payment of expenses of the REMIC, the principal and interest due on regular or residual interests in the event of defaults on qualified mortgages, lower than expected returns on cash-flow investments, prepayment interest shortfalls or certain other contingencies ("qualified reserve assets"), and (c) certain property acquired as a result of foreclosure of defaulted qualified mortgages ("foreclosure property"). A reserve fund will not be qualified if more than 30% of the gross income from the assets in the reserve fund is derived from the sale or other disposition of property held for three months or less, unless such sale is necessary to prevent a default in payment of principal or interest on Regular Certificates. In accordance with Section 860G(a)(7) of the Code, a reserve fund must be "promptly and appropriately" reduced as payments on contracts are received. Foreclosure property will be a permitted investment only to the extent that such property is not held for more than two years.

   The Code requires that in order to qualify as a REMIC an entity must make reasonable arrangements designed to ensure that certain specified entities, generally including governmental entities or other entities that are exempt from United States tax, including the tax on unrelated business income ("Disqualified Organizations"), not hold residual interests in the REMIC. Consequently, it is expected that in the case of any Trust Fund for which a REMIC Election is made the transfer, sale, or other disposition of a Residual Certificate to a Disqualified Organization will be prohibited and the ability of a Residual Certificate to be transferred will be conditioned on the Trustee's receipt of a certificate or other document representing that the proposed transferee is not a Disqualified Organization. The transferor of a Residual Certificate must not, as of the time of the transfer, have actual knowledge that such representation is false. The Code further requires that reasonable arrangements must be made to enable a REMIC to provide the Internal Revenue Service (the "Service") and certain other parties, including transferors of residual interests in a REMIC, with the information needed to compute the tax imposed by Section 860E(e)(1) of the Code if, in spite of the steps taken to prevent Disqualified Organizations from holding residual interests, such an organization does, in fact, acquire a residual interest. See "REMIC Series--Restrictions on Transfer of Residual Certificates" below.

   If the Trust Fund fails to comply with one or more of the ongoing requirements for qualification as a REMIC, the Trust Fund will not be treated as a REMIC for the year during which such failure occurs and thereafter unless the Service determines, in its discretion, that such failure was inadvertent (in which case, the Service may require any adjustments which it deems appropriate). If the ownership interests in the assets of the Trust Fund consist of multiple classes, failure to treat the Trust Fund as a REMIC may cause the Trust Fund to be treated as an association taxable as a corporation. Such treatment could result in income of the Trust Fund being subject to corporate tax in the hands of the Trust Fund and in a reduced amount being available for distribution to Certificateholders as a result of the payment of such taxes.

   Status of Manufactured Housing Contracts. The REMIC Regulations as well as a Notice issued by the Service provide that obligations secured by interests in manufactured housing, which qualify as "single family residences" within the meaning of Section 25(e)(10) of the Code, are to be treated as "qualified mortgages" for a REMIC. Under Section 25(e)(10) of the Code, the term "single family residence" includes any manufactured home which has a minimum of 400 square feet of living space and a minimum width in excess of 102 inches and which is of a kind customarily used at a fixed location. The Company will represent and warrant that each of the manufactured homes securing the Contracts which are a part of a Trust Fund meets this definition of a "single family residence." See the discussion above under "REMIC Series--Qualification as a REMIC."

   Two-Tier REMIC Structures. For certain series of Certificates, two separate elections may be made to treat segregated portions of the assets of a single Trust Fund as REMICs for federal income tax purposes (respectively, the "Subsidiary REMIC" and the "Master REMIC"). Upon the issuance of any such series of Certificates, Counsel will have advised the Company, as described above, that at the initial issuance of the Certificates, the Subsidiary REMIC and the Master REMIC will each qualify as a REMIC for federal income tax purposes, and that the Certificates in such a series will be treated either as Regular Certificates or Residual Certificates of the appropriate REMIC. Only REMIC Certificates issued by the Master REMIC will be offered hereunder. Solely for the purpose of determining whether such Regular Certificates will constitute qualifying real estate or real property assets for certain categories of financial institutions or real estate investment trusts as described below, both REMICs in a two-tier REMIC structure will be treated as one. See the discussion below under "REMIC Series--Taxation of Regular Interests."

   Taxation of Regular Interests. Regular Certificates will be treated as new debt instruments issued by the REMIC on the Startup Day. If a Regular Certificate represents an interest in a REMIC that consists of a specified portion of the interest payments on the REMIC's qualified mortgages, the stated principal amount with respect to that Regular Certificate may be zero. Such a specified portion may consist of a fixed number of basis points, a fixed percentage of interest or a qualified variable rate on some or all of the qualified mortgages. Stated interest on a Regular Certificate will be taxable as ordinary income. Holders of Regular Certificates that would otherwise report income under a cash method of accounting will be required to report income with respect to such Regular Certificates under the accrual method. Under Temporary Treasury Regulations, if a Trust Fund, with respect to which a REMIC Election is made, is considered to be a "single-class REMIC," a portion of the REMIC's servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company, will be allocated as a separate item to those Regular Certificateholders that are "pass-through interest holders." Generally, a single-class REMIC is defined as a REMIC that would be treated as a fixed investment trust under applicable law but for its qualification as a REMIC, or a REMIC that is substantially similar to an investment trust but is structured with the principal purpose of avoiding this allocation requirement imposed by the Temporary Treasury Regulations. Generally, a pass-through interest holder refers to individuals, entities taxed as individuals, such as certain trusts and estates, and regulated investment companies. An individual, an estate, or a trust that holds a Regular Certificate in such a REMIC will be allowed to deduct the foregoing expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 in 1998 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. As a result of the foregoing limitations, certain holders of Regular Certificates in "single-class REMICs" may not be entitled to deduct all or any part of the foregoing expenses.

   Tax Status of REMIC Certificates. In general, (i) Regular Certificates held by a thrift institution taxed as a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code will constitute "a regular ... interest in a REMIC" within the meaning of Section 7701(a)(19)(C)(xi) of the Code; and (ii) Regular Certificates held by a real estate investment trust will constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest thereon will be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. If less than 95% of the average adjusted basis of the assets comprising the REMIC are assets qualifying under any of the foregoing Sections of the Code (including assets described in Section 7701(a)(19)(C) of the Code), then the Regular Certificates will be qualifying assets only to the extent that the assets comprising the REMIC are qualifying assets. Section 7701(a)(19)(C)(v) of the Code provides that "loans secured by an interest in real property" includes loans secured by mobile homes not used on a transient basis. Treasury Regulations promulgated pursuant to Section 856 of the Code state that local law definitions are not controlling in determining the meaning of the term "real property" for purposes of that section, and the Service has ruled that obligations secured by permanently installed mobile home units qualify as "real estate assets" under this provision. Furthermore, interest paid with respect to Certificates held by a real estate investment trust will be considered "interest on obligations secured by mortgages on real property or on interests in real property" within the meaning of Section 856(c)(3)(B) of the Code to the same extent that the Certificates themselves are treated as real estate assets. Regular Certificates held by a regulated investment company or a real estate investment trust will not constitute "Government securities" within the meaning of Sections 851(b)(4)(A)(i) and 856(c)(5)(A) of the Code, respectively. In addition, the REMIC Regulations provide that payments on Contracts held and reinvested pending distribution to Certificateholders will be considered to be "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code. The Small Business Job Protection Act of 1996 repealed the application of Section 593(d) of the Code to any taxable year beginning after December 31, 1995. Entities affected by the foregoing provisions of the Code that are considering the purchase of Certificates should consult their own tax advisors regarding these provisions.

   Original Issue Discount. Regular Certificates may be issued with "original issue discount." Rules governing original issue discount are set forth in Sections 1271-1273 and 1275 of the Code and the Treasury Regulations issued thereunder in January 1994, as amended in June 1996 (the "OID Regulations"). The discussion herein is based in part on the OID Regulations, which generally apply to debt instruments issued on or after April 4, 1994, but which generally may be relied upon for debt instruments issued after December 21, 1992. Moreover, although the rules relating to original issue discount contained in the Code were modified by the Tax Reform Act of 1986 specifically to address the tax treatment of securities, such as the Regular Certificates, on which principal is required to be prepaid based on prepayments of the underlying assets, regulations under that legislation have not yet been finalized. Certificateholders also should be aware that the OID Regulations do not address certain issues relevant to prepayable securities such as the Regular Certificates.

   In general, in the hands of the original holder of a Regular Certificate, original issue discount, if any, is the difference between the "stated redemption price at maturity" of the Regular Certificate and its "issue price." The original issue discount with respect to a Regular Certificate will be considered to be zero if it is less than .25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years from the date of issue of such Regular Certificate to its maturity date. The OID Regulations, however, provide a special de minimis rule to apply to obligations such as the Regular Certificates that have more than one principal payment or that have interest payments that are not qualified stated interest as defined in the OID Regulations, payable before maturity ("installment obligations"). Under the special rule, original issue discount on an installment obligation is generally considered to be zero if it is less than
 .25% of the principal amount of the obligation multiplied by the weighted average maturity of the obligation as defined in the OID Regulations. Because of the possibility of prepayments, it is not clear whether or how the de minimis rules will apply to the Regular Certificates. It is possible that the anticipated rate of prepayments assumed in pricing the debt instrument (the "Prepayment Assumption") will be required to be used in determining the weighted average maturity of the Regular Certificates. In the absence of authority to the contrary, the Company expects to apply the de minimis rule applicable to installment obligations by using the Prepayment Assumption. The OID Regulations provide a further special de minimis rule applicable to any Regular Certificates that are "self-amortizing installment obligations," i.e., Regular Certificates that provide for equal payments composed of principal and qualified stated interest payable unconditionally at least annually during its entire term, with no significant additional payment required at maturity. Under this special rule, original issue discount on a self-amortizing installment obligation is generally considered to be zero if it is less than .167% of the principal amount of the obligation multiplied by the number of complete years from the date of issue of such a Regular Certificate to its maturity date.

   Generally, the original holder of a Regular Certificate that includes a de minimis amount of original issue discount includes that original issue discount in income as principal payments are made. The amount includable in income with respect to each principal payment equals a pro rata portion of the entire amount of de minimis original issue discount with respect to that Regular Certificate. Any de minimis amount of original issue discount includable in income by a holder of a Regular Certificate is generally treated as a capital gain if the Regular Certificate is a capital asset in the hands of the holder thereof. Pursuant to the OID Regulations, a holder of a Regular Certificate that uses the accrual method of tax accounting or that acquired such Regular Certificate on or after April 4, 1994, may, however, elect to include in gross income all interest that accrues on a Regular Certificate, including any de minimis original issue discount and market discount, by using the constant yield method described below with respect to original issue discount.

   The stated redemption price at maturity of a Regular Certificate generally will be equal to the sum of all payments, whether denominated as principal or interest, to be made with respect thereto other than "qualified stated interest." Pursuant to the OID Regulations, qualified stated interest is stated interest that is unconditionally payable at least annually at a single fixed rate of interest (or, under certain circumstances, a variable rate tied to an objective index) during the entire term of the Regular Certificate (including short periods). Under the OID Regulations, interest is considered unconditionally payable only if reasonable legal remedies exist to compel timely payment or the debt instrument otherwise provides terms and conditions that make the likelihood of late payment or nonpayment a remote contingency. It is possible that interest payable on Regular Certificates may be considered not to be unconditionally payable under the OID Regulations. Until further guidance is issued, however, the REMIC will treat the interest on Regular Certificates as unconditionally payable under the OID Regulations. In addition, under the OID Regulations, certain variable interest rates payable on Regular Certificates, including rates based upon the weighted average interest rate of a Pool of Contracts, might not be treated as qualified stated interest. In such case, the OID Regulations would treat interest under such rates as contingent interest which generally must be included in income by the Regular Certificateholder when the interest becomes fixed, as opposed to when it accrues. Until further guidance is issued concerning the treatment of such interest payable on Regular Certificates, the REMIC will treat such interest as being payable at a variable rate tied to a single objective index of market rates. Prospective investors should consult their tax advisors regarding the treatment of such interest under the OID Regulations. In the absence of authority to the contrary and if otherwise appropriate, the Company expects to determine the stated redemption price at maturity of a Regular Certificate by assuming that the anticipated rate of prepayment for all Contracts will occur in such a manner that the initial Remittance Rate for a Certificate will not change. Accordingly, interest at the initial Remittance Rate will constitute qualified stated interest payments for purposes of applying the original issue discount provisions of the Code. In general, the issue price of a Regular Certificate is the first price at which a substantial amount of the Regular Certificates of such class are sold for money to the public (excluding bond houses, brokers or similar persons or organizations acting in the capacity of underwriters, placement agents or wholesalers). If a portion of the initial offering price of a Regular Certificate is allocable to interest that has accrued prior to its date of issue, the issue price of such a Regular Certificate includes that pre-issuance accrued interest.

   If the Regular Certificates are determined to be issued with original issue discount, a holder of a Regular Certificate must generally include the original issue discount in ordinary gross income for federal income tax purposes as it accrues in advance of the receipt of any cash attributable to such income. The amount of original issue discount, if any, required to be included in a Regular Certificateholder's ordinary gross income for federal income tax purposes in any taxable year will be computed in accordance with Section 1272(a) of the Code and the OID Regulations. Under such Section and the OID Regulations, original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest. The amount of original issue discount to be included in income by a holder of a debt instrument, such as a Regular Certificate, under which principal payments may be subject to acceleration because of prepayments of other debt obligations securing such instruments, is computed by taking into account the Prepayment Assumption.

   The amount of original issue discount includable in income by a holder of a Regular Certificate is the sum of the "daily portions" of the original issue discount for each day during the taxable year on which the holder held the Regular Certificate. The daily portions of original issue discount are determined by allocating to each day in any "accrual period" a pro rata portion of the excess, if any, of the sum of (i) the present value of all remaining payments to be made on the Regular Certificate as of the close of the "accrual period" and (ii) the payments during the "accrual period" of amounts included in the stated redemption price of the Regular Certificate over the "adjusted issue price" of the Regular Certificate at the beginning of the "accrual period." Generally, the "accrual period" for the Regular Certificates corresponds to the intervals at which amounts are paid or compounded with respect to such Regular Certificate, beginning with their date of issuance and ending with the maturity date. The "adjusted issue price" of a Regular Certificate at the beginning of any accrual period is the sum of the issue price and accrued original issue discount for each prior accrual period reduced by the amount of payments other than payments of qualified stated interest made during each prior accrual period. The Code requires the present value of the remaining payments to be determined on the bases of (a) the original yield to maturity (determined on the basis of compounding at the close of each accrual period and properly adjusted for the length of the accrual period), (b) events, including actual prepayments, which have occurred before the close of the accrual period, and (c) the assumption that the remaining payments will be made in accordance with the original Prepayment Assumption. The effect of this method is to increase the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts held by the Trust Fund that occur at a rate that exceeds the Prepayment Assumption and to decrease (but not below zero for any period) the portions of original issue discount that a Regular Certificateholder must include in income to take into account prepayments with respect to the Contracts that occur at a rate that is slower than the Prepayment Assumption. Although original issue discount will be reported to Regular Certificateholders based on the Prepayment Assumption, no representation is made to Regular Certificateholders that the Contracts will be prepaid at that rate or at any other rate.

   A subsequent purchaser of a Regular Certificate will also be required to include in such purchaser's ordinary gross income for federal income tax purposes the original issue discount, if any, accruing with respect to such Regular Certificate, unless the price paid equals or exceeds the Regular Certificate's outstanding principal amount. If the price paid exceeds the sum of the Regular Certificate's issue price plus the aggregate amount of original issue discount accrued with respect to the Regular Certificate, but does not equal or exceed the outstanding principal amount of the Regular Certificate, the amount of original issue discount to be accrued will be reduced in accordance with a formula set forth in Section 1272(a)(7)(B) of the Code.

   The Company believes that the holder of a Regular Certificate determined to be issued with non-de minimis original issue discount will be required to include the original issue discount in ordinary gross income for federal income tax purposes computed in the manner described above. However, the OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount for obligations such as the Regular Certificates.

   Variable Rate Regular Certificates. Regular Certificates may bear interest at a variable rate. Under the OID Regulations, if a variable rate Regular Certificate provides for qualified stated interest payments computed on the basis of certain qualified floating rates or objective rates, then any original issue discount on such a Regular Certificate is computed and accrued under the same methodology that applies to Regular Certificates paying qualified stated interest at a fixed rate. See the discussion above under "REMIC Series-- Original Issue Discount." Accordingly, if the issue price of such a Regular Certificate is equal to its stated redemption price at maturity, the Regular Certificate will not have any original issue discount.

   For purposes of applying the original issue discount provisions of the Code, all or a portion of the interest payable with respect to a variable rate Regular Certificate may not be treated as qualified stated interest in certain circumstances, including the following: (i) if the variable rate of interest is subject to one or more minimum or maximum rate floors or ceilings which are not fixed throughout the term of the Regular Certificate and which are reasonably expected as of the issue date to cause the rate in certain accrual periods to be significantly higher or lower than the overall expected return on the Regular Certificate determined without such floor or ceiling; (ii) if it is reasonably expected that the average value of the variable rate during the first half of the term of the Regular Certificate will be either significantly less than or significantly greater than the average value of the rate during the final half of the term of the Regular Certificate; or (iii) if interest is not payable in all circumstances. In these situations, as well as others, it is unclear under the OID Regulations whether such interest payments constitute qualified stated interest payments, or must be treated either as part of a Regular Certificate's stated redemption price at maturity resulting in original issue discount, or represent contingent payments which are recognized as ordinary gross income for federal income tax purposes only as the interest payments become fixed in each accrual period.

   If a variable rate Regular Certificate is deemed to have been issued with original issue discount, as described above, the amount of original issue discount accrues on a daily basis under a constant yield method that takes into account the compounding of interest; provided, however, that the interest associated with such a Regular Certificate generally is assumed to remain constant throughout the term of the Regular Certificate at a rate that, in the case of a qualified floating rate, equals the value of such qualified floating rate as of the issue date of the Regular Certificate, or, in the case of an objective rate, at a fixed rate that reflects the yield that is reasonably expected for the Regular Certificate. A holder of such a Regular Certificate would then recognize original issue discount during each accrual period which is calculated based upon such Regular Certificate's assumed yield to maturity, adjusted to reflect the difference between the assumed and actual interest rate.

   The OID Regulations either do not address or are subject to varying interpretations with respect to several issues concerning the computation of original issue discount with respect to the Regular Certificates, including variable rate Regular Certificates. Additional information regarding the manner of reporting original issue discount to the Service and to holders of variable rate Regular Certificates will be set forth in the Prospectus Supplement relating to the issuance of such Regular Certificates.

   Market Discount. Regular Certificates, whether or not issued with original issue discount, will be subject to the market discount rules of the Code. A purchaser of a Regular Certificate who purchases the Regular Certificate at a market discount (i.e., a discount from its original issue price plus any accrued original issue discount, if any, as described above) will be required to recognize accrued market discount as ordinary income as payments of principal are received on such Regular Certificate or upon the sale or exchange of the Regular Certificate. In general, the holder of a Regular Certificate may elect to treat market discount as accruing either (i) under a constant yield method that is similar to the method for the accrual of original issue discount or (ii) in proportion to accruals of original issue discount (or, if there is no original issue discount, in proportion to accruals of stated interest), in each case computed taking into account the Prepayment Assumption.

   The Code provides that the market discount in respect of a Regular Certificate will be considered to be zero if the amount allocable to the Regular Certificate is less than 0.25% of the Regular Certificate's stated redemption price at maturity multiplied by the number of complete years remaining to its maturity after the holder acquired the obligation. If market discount is treated as de minimis under this rule, the actual discount would be allocated among a portion of each scheduled distribution representing the stated redemption price of such Regular Certificate and that portion of the discount allocable to such distribution would be reported as income when such distribution occurs or is due.

   The Code further provides that any principal payment with respect to a Regular Certificate acquired with market discount or any gain on disposition of such a Regular Certificate shall be treated as ordinary income to the extent it does not exceed the accrued market discount at the time of such payment. The amount of accrued market discount for purposes of determining the amount of ordinary income to be recognized with respect to subsequent payments on such a Regular Certificate is to be reduced by the amount previously treated as ordinary income.

   The Code grants authority to the Treasury Department to issue regulations providing for the computation of accrued market discount on debt instruments such as the Regular Certificates. Until such time as regulations are issued, rules described in the legislative history for these provisions of the Code will apply. Under those rules, as described above, the holder of a Regular Certificate with market discount may elect to accrue market discount either on the basis of a constant interest rate or according to certain other methods. Certificateholders who acquire a Regular Certificate at a market discount should consult their tax advisors concerning various methods which are available for accruing that market discount.

   In general, limitations imposed by the Code that are intended to match deductions with the taxation of income may require a holder of a Regular Certificate having market discount to defer a portion of the interest deductions attributable to any indebtedness incurred or continued to purchase or carry such Regular Certificate. Alternatively, a holder of a Regular Certificate may elect to include market discount in gross income as it accrues and, if he or she makes such an election, is exempt from this rule. Any such election made with respect to a Regular Certificate issued with market discount will apply to all Regular Certificates acquired by the holder on or after the first day of the first taxable year to which such election applies and may be revoked only with the consent of the Service. The adjusted basis of a Regular Certificate subject to such election will be increased to reflect market discount included in gross income, thereby reducing any gain or increasing any loss on a sale or taxable disposition.

   Amortizable Premium. A holder of a Regular Certificate who holds the Regular Certificate as a capital asset and who purchased the Regular Certificate at a cost greater than its outstanding principal amount will be considered to have purchased the Regular Certificate at a premium. In general, the Regular Certificateholder may elect to deduct the amortizable bond premium as it accrues under a constant yield method. A Regular Certificateholder's tax basis in the Regular Certificate will be reduced by the amount of the amortizable bond premium deducted. In addition, it appears that the same methods which apply to the accrual of market discount on installment obligations are intended to apply in computing the amortizable bond premium deduction with respect to a Regular Certificate. It is not clear, however, (i) whether the alternatives to the constant-yield method which may be available for the accrual of market discount are available for amortizing premium on Regular Certificates and (ii) whether the Prepayment Assumption should be taken into account in determining the term of a Regular Certificate for this purpose. Certificateholders who pay a premium for a Regular Certificate should consult their tax advisors concerning such an election and rules for determining the method for amortizing bond premium.

   Gain or Loss on Disposition. If a Regular Certificate is sold, the seller will recognize gain or loss equal to the difference between the amount realized from the sale and the seller's adjusted basis in such Regular Certificate. The adjusted basis generally will equal the cost of such Regular Certificate to the seller, increased by any original issue discount included in the seller's ordinary gross income with respect to such Regular Certificate and reduced (but not below zero) by any payments on the Regular Certificate previously received or accrued by the seller (other than qualified stated interest payments) and any amortizable premium. Similarly, a Regular Certificateholder who receives a principal payment with respect to a Regular Certificate will recognize gain or loss equal to the difference between the amount of the payment and the holder's allocable portion of his or her adjusted basis in the Regular Certificate. Except as discussed below or with respect to market discount, any gain or loss recognized upon a sale, exchange, retirement, or other disposition of a Regular Certificate will be capital gain if the Regular Certificate is held as a capital asset.

   Any capital gain recognized upon a sale, exchange or other disposition of a Regular Certificate will be long-term capital gain if the seller's holding period is more than one year and will be short-term capital gain if the seller's holding period is one year or less. The deductibility of capital losses is subject to certain limitations.

   Gain from the disposition of a Regular Certificate that might otherwise be capital gain, including any gain attributable to de minimis original issue discount, will be treated as ordinary income to the extent of the excess, if any, of (i) the amount that would have been includable in the holder's income if the yield on such Regular Certificate had equaled 110% of the applicable federal rate determined as of the beginning of such holder's holding period, over (ii) the amount of ordinary income actually recognized by the holder with respect to such Regular Certificate.

   If the Company is determined to have intended on the date of issue of the Regular Certificates to call all or any portion of the Regular Certificates prior to their stated maturity within the meaning of Section 1271(a)(2)(A) of the Code, any gain realized upon a sale, exchange, retirement, or other disposition of a

Regular Certificate would be considered ordinary income to the extent it does not exceed the unrecognized portion of the original issue discount, if any, with respect to the Regular Certificate. The OID Regulations provide that the intention to call rule will not be applied to mortgage-backed securities such as the Regular Certificates. In addition, under the OID Regulations, a mandatory sinking fund or call option is not evidence of an intention to call.

   Taxation of Residual Interests. Generally, the "daily portions" of the taxable income or net loss of a REMIC will be includable as ordinary income or loss in determining the taxable income of holders of Residual Certificates ("Residual Holders"), and will not be taxed separately to the REMIC. The daily portions are determined by allocating the REMIC's taxable income or net loss for each calendar quarter ratably to each day in such quarter and by allocating such daily portion among the Residual Holders in proportion to their respective holdings of Residual Certificates in the REMIC on such day.

   REMIC taxable income is generally determined in the same manner as the taxable income of an individual using the accrual method of accounting except that (i) the limitation on deductibility of investment interest expense and expenses for the production of income do not apply, (ii) all bad loans will be deductible as business bad debts, and (iii) the limitation on the deductibility of interest and expenses related to tax-exempt income will apply. REMIC taxable income generally means a REMIC's gross income, including interest, original issue discount income, and market discount income, if any, on the Contracts, plus income on reinvestment of cash flows and reserve assets, minus deductions, including interest and original issue discount expense on the Regular Certificates, servicing fees on the Contracts, other administrative expenses of a REMIC, and amortization of premium, if any, with respect to the Contracts.

   The taxable income recognized by a Residual Holder in any taxable year will be affected by, among other factors, the relationship between the timing of interest, original issue discount or market discount income, or amortization of premium with respect to the Contracts, on the one hand, and the timing of deductions for interest (including original issue discount) on the Regular Certificates, on the other hand. In the event that an interest in the Contracts is acquired by a REMIC at a discount, and one or more of such Contracts is prepaid, the Residual Holder may recognize taxable income without being entitled to receive a corresponding cash distribution because (i) the prepayment may be used in whole or in part to make distributions on Regular Certificates, and (ii) the discount on the Contracts which is includable in a REMIC's income may exceed its deduction with respect to the distributions on those Regular Certificates. When there is more than one class of Regular Certificates that receive payments sequentially (i.e., a fast-pay, slow-pay structure), this mismatching of income and deductions is particularly likely to occur in the early years following issuance of the Regular Certificates, when distributions are being made in respect of earlier classes of Regular Certificates to the extent that such classes are not issued with substantial discount. If taxable income attributable to such a mismatching is realized, in general, losses would be allowed in later years as distributions on the later classes of Regular Certificates are made. Taxable income may also be greater in earlier years than in later years as a result of the fact that interest expense deductions, expressed as a percentage of the outstanding principal amount of Regular Certificates, may increase over time as distributions are made on the lower yielding classes of Regular Certificates, whereas interest income with respect to any given Contract will remain constant over time as a percentage of the outstanding principal amount of that loan (assuming it bears interest at a fixed rate). Consequently, Residual Holders must have sufficient other sources of cash to pay any federal, state, or local income taxes due as a result of such mismatching, or such holders must have unrelated deductions against which to offset such income, subject to the discussion of "excess inclusions" below under "REMIC Series--Limitations on Offset or Exemption of REMIC Income." The mismatching of income and deductions described in this paragraph, if present with respect to a series of Certificates, may have a significant adverse effect upon the Residual Holder's after-tax rate of return.

   The amount of any net loss of a REMIC that may be taken into account by the Residual Holder is limited to the adjusted basis of the Residual Certificate as of the close of the quarter (or time of disposition of the Residual Certificate if earlier), determined without taking into account the net loss for the quarter. The initial adjusted basis of a purchaser of a Residual Certificate is the amount paid for such Residual Certificate. Such adjusted basis will be increased by the amount of taxable income of the REMIC reportable by the Residual Holder and decreased by the amount of loss of the REMIC reportable by the Residual Holder. A cash distribution from the REMIC also will reduce such adjusted basis (but not below zero). Any loss that is disallowed on account of this limitation may be carried over indefinitely by the Residual Holder for whom such loss was disallowed and may be used by such Residual Holder only to offset any income generated by the same REMIC.

   If a Residual Certificate has a negative value, it is not clear whether its issue price would be considered to be zero or such negative amount for purposes of determining the REMIC's basis in its assets. The REMIC Regulations imply that residual interests cannot have a negative basis or a negative issue price. However, the preamble to the REMIC Regulations indicates that, while existing tax rules do not accommodate such concepts, the Service is considering the tax treatment of these types of residual interests, including the proper tax treatment of a payment made by the transferor of such a residual interest to induce the transferee to acquire that interest. Absent regulations or administrative guidance to the contrary, the Company does not intend to treat a class of Residual Certificates as having a value of less than zero for purposes of determining the basis of the related REMIC in its assets.

   Further, to the extent that the initial adjusted basis of a Residual Holder (other than an original holder) in the Residual Certificate is greater than the corresponding portion of the REMIC's basis in the Contracts, the Residual Holder will not recover a portion of such basis until termination of the REMIC unless Treasury Regulations yet to be issued provide for periodic adjustments to the REMIC income otherwise reportable by such holder.

   Treatment of Certain Items of REMIC Income and Expense. Generally, a REMIC's deductions for original issue discount will be determined in the same manner as original issue discount income on Regular Certificates as described above under "REMIC Series--Original Issue Discount" and "--Variable Rate Regular Certificates," without regard to the de minimis rule described therein.

   The REMIC will have market discount income in respect of the Contracts if, in general, the basis of the REMIC in such Contracts is exceeded by their unpaid principal balances. The REMIC's basis in such Contracts is generally the fair market value of the Contracts immediately after the transfer thereof to the REMIC (which may equal a proportionate part of the aggregate fair market value of the REMIC Certificates). In respect of the Contracts that have market discount to which Code Section 1276 applies, the accrued portion of such market discount would be recognized currently as an item of ordinary income. Market discount income generally should accrue in the manner described above under "REMIC Series--Market Discount."

   Generally, if the basis of a REMIC in the Contracts exceeds the unpaid principal balances thereof, the REMIC will be considered to have acquired such Contracts at a premium equal to the amount of such excess. As stated above, the REMIC's basis in the Contracts is the fair market value of the Contracts immediately after the transfer thereof to the REMIC. Generally, a person that holds a Contract as a capital asset may elect to amortize premium on the Contracts under a constant interest method. See the discussion under "REMIC Series--Amortizable Premium."

   Limitations on Offset or Exemption of REMIC Income. If the aggregate value of the Residual Certificates relative to the aggregate value of the Regular Certificates and Residual Certificates is considered to be "significant," as described below, then a portion (but not all) of the REMIC taxable income includable in determining the federal income tax liability of a Residual Holder will be subject to special treatment. That portion, referred to as the "excess inclusion," is equal to the excess of REMIC taxable income for the calendar quarter allocable to a Residual Certificate over the daily accruals for such quarterly period of (i) 120% of the long-term applicable Federal rate that would have applied to the Residual Certificate (if it were a debt instrument) on the Startup Day under Section 1274(d) of the Code, multiplied by (ii) the adjusted issue price of such Residual Certificate at the beginning of such quarterly period. For this purpose, the adjusted issue price of a Residual Certificate at the beginning of a quarter is the issue price of the Residual Certificate, plus the amount of such daily accruals of REMIC income described in this paragraph for all prior quarters, decreased by any distributions made with respect to such Residual Certificate prior to the beginning of such quarterly period. The value of the Residual Certificates would be considered significant in cases where the aggregate issue price of the Residual Certificates is at least 2% of the aggregate issue price of the Regular Certificates and Residual Certificates, and the anticipated weighted average life of the Residual Certificates is at least 20% of the anticipated weighted average life of the REMIC.

   The portion of a Residual Holder's REMIC taxable income consisting of the excess inclusions generally may not be offset by other deductions on such Residual Holder's tax return, including net operating loss carry forwards. Further, if the Residual Holder is an organization subject to the tax on unrelated business income imposed by Section 511 of the Code, the Residual Holder's excess inclusions will be treated as unrelated business taxable income of such Residual Holder for purposes of Section 511. Finally, if a real estate investment trust or regulated investment company owns a Residual Certificate, a portion (allocated under Treasury Regulations yet to be issued) of dividends paid by such real estate investment trust or regulated investment company could not be offset by net operating losses of its shareholders, would constitute unrelated business taxable income for tax-exempt shareholders, and would be ineligible for reduction of withholding to certain persons who are not U.S. persons.

   The Small Business Job Protection Act of 1996 has eliminated the special rule permitting Section 593 institutions ("thrift institutions") to use net operating losses and other allowable deductions to offset their excess inclusion income from REMIC residual certificates that have "significant value" within the meaning of the REMIC Regulations, effective for taxable years beginning after December 31, 1995, except with respect to residual certificates continuously held by a thrift institution since November 1, 1995.

   In addition, the Small Business Job Protection Act of 1996 provides three rules for determining the effect of excess inclusions on the alternative minimum taxable income of a residual holder. First, alternative minimum taxable income for such residual holder is determined without regard to the special rule that taxable income cannot be less than excess inclusions. Second, a residual holder's alternative minimum taxable income for a tax year cannot be less than the excess inclusions for the year. Third, the amount of any alternative minimum tax net operating loss deductions must be computed without regard to any excess inclusions. These rules are effective for tax years beginning after December 31, 1986, unless a residual holder elects to have such rules apply only to tax years beginning after August 20, 1996.

   Restrictions on Transfer of Residual Certificates. As described above under "REMIC Series--Qualification as a REMIC," an interest in a Residual Certificate may not be transferred to a Disqualified Organization. If any legal or beneficial interest in a Residual Certificate is, nonetheless, transferred to a Disqualified Organization, a tax would be imposed in an amount equal to the product of (i) the present value of the total anticipated excess inclusions with respect to such Residual Certificate for periods after the transfer, and
(ii) the highest marginal federal income tax rate applicable to corporations. The anticipated excess inclusions are based on actual prepayment experience to the date of the transfer and projected payments based on the Prepayment Assumption. The present value rate equals the applicable federal rate under
Section 1274(d) of the Code as of the date of the transfer for a term ending on the close of the last quarter in which excess inclusions are expected to accrue. Such rate is applied to the anticipated excess inclusions from the end of the remaining calendar quarters in which they arise to the date of the transfer. Such a tax generally would be imposed on the transferor of the Residual Certificate, except that where such transfer is through an agent (including a broker, nominee, or other middleman) for a Disqualified Organization, the tax would instead be imposed on such agent. However, a transferor of a Residual Certificate would in no event be liable for such tax with respect to a transfer if the transferee furnishes to the transferor an affidavit, under penalties of perjury, that the transferee is not a Disqualified Organization and, as of the time of the transfer, the transferor does not have actual knowledge that such affidavit is false. The tax also may be waived by the Treasury Department if the Disqualified Organization promptly disposes of the residual interest and the transferor pays such amount of tax as the Treasury Department may require (presumably, a corporate tax on the excess inclusion for the period the residual interest is actually held by the Disqualified Organization).

   In addition, if a "Pass-Through Entity" (as defined below) has excess inclusion income with respect to a Residual Certificate during a taxable year and a Disqualified Organization is the record holder of an equity interest in such entity, then a tax is imposed on such entity equal to the product of (i) the amount of excess inclusions on the Residual Certificate that are allocable to the interest in the Pass-Through Entity during the period such interest is held by such Disqualified Organization, and (ii) the highest marginal federal income tax rate imposed on corporations. Such tax would be deductible from the ordinary gross income of the Pass-Through Entity for the taxable year. The Pass-Through Entity would not be liable for such tax if it has received an affidavit from such record holder that it is not a Disqualified Organization and, during the period such person is the record holder of the Residual Certificate, the Pass-Through Entity does not have actual knowledge that such affidavit is false. For taxable years beginning after December 31 1997, notwithstanding the preceding sentences, in the case of a REMIC Residual Certificate held by an "electing large partnership," all interests in such partnership shall be treated as held by disqualified organizations (without regard to whether the recordholders of the partnership furnish statements described in the preceding sentence) and the amount that is subject to tax is excluded from the gross income of the partnership allocated to the partners (in lieu of allocating to the partners a deduction for such tax paid by the partnership).

   For these purposes, a "Pass-Through Entity" means any regulated investment company, real estate investment trust, common trust fund, partnership, trust or estate and certain corporations operating on a cooperative basis. Except as may be provided in Treasury Regulations, any person holding an interest in a Pass-Through Entity as a nominee for another will, with respect to such interest, be treated as a Pass-Through Entity.

   Noneconomic Residual Interests. The REMIC Regulations would disregard certain transfers of Residual Certificates, in which case the transferor would continue to be treated as the owner of the Residual Certificates and thus would continue to be subject to tax on its allocable portion of the net income of the REMIC. Under the REMIC Regulations, a transfer of a "noneconomic residual interest" (as defined below) to a Residual Holder is disregarded for all federal income tax purposes if a significant purpose of the transfer is to enable the transferor to impede the assessment or collection of tax. A residual interest in a REMIC (including a residual interest with a positive value at issuance) is a "noneconomic residual interest" unless, at the time of transfer,
(i) the present value of the expected future distributions on the residual interest at least equals the product of the present value of the anticipated excess inclusions and the highest corporate income tax rate in effect for the year in which the transfer occurs, and (ii) the transferor reasonably expects that the transferee will receive distributions from the REMIC at or after the time at which taxes accrue on the anticipated excess inclusions in an amount sufficient to satisfy the accrued taxes. The anticipated excess inclusions and the present value rate are determined in the same manner as set forth above. The REMIC Regulations explain that a significant purpose to impede the assessment or collection of tax exists if the transferor, at the time of the transfer, either knew or should have known that the transferee would be unwilling or unable to pay taxes due on its share of the taxable income of the REMIC. A safe harbor is provided if (i) the transferor conducted, at the time of the transfer, a reasonable investigation of the financial condition of the transferee and found that the transferee historically had paid its debts as they came due and found no significant evidence to indicate that the transferee would not continue to pay its debts as they came due in the future, and (ii) the transferee represents to the transferor that it understands that, as the holder of a non-economic residual interest, the transferee may incur tax liabilities in excess of any cash flows generated by the interest and that the transferee intends to pay taxes associated with holding the residual interest as they become due. The Pooling and Servicing Agreement with respect to each series of REMIC Certificates will require the transferee of a Residual Certificate to certify to the statements in clause (ii) of the preceding sentence as part of the affidavit described above under "Restrictions on Transfer of Residual Certificates."

   Sale or Exchange of a Residual Certificate. Upon the sale or exchange of a Residual Certificate, the Residual Holder will recognize gain or loss equal to the excess, if any, of the amount realized over the adjusted basis as described above of such Residual Holder in such Residual Certificate at the time of the sale or exchange. In addition to reporting the taxable income of the REMIC, a Residual Holder will have taxable income to the extent that any cash distribution to him from the REMIC exceeds such adjusted basis on that Distribution Date. Such income will be treated as gain from the sale or exchange of the Residual Certificate. It is possible that the termination of the REMIC may be treated as a sale or exchange of a Residual Holder's Residual Certificate, in which case, if the Residual Holder has an adjusted basis in his Residual Certificate remaining when his interest in the REMIC terminates, and if he holds such Residual Certificate as a capital asset, then he will recognize a capital loss at that time in the amount of such remaining adjusted basis.

   The Conference Committee Report to the Tax Reform Act of 1986 provides that, except as provided in Treasury Regulations, the wash sale rules of Code Section 1091 will apply to dispositions of Residual Certificates where the seller of the Residual Certificate, during the period beginning six months before the sale or disposition of the Residual Certificate and ending six months after such sale or disposition, acquires (or enters into any other transaction that results in the application of Code Section 1091) any residual interest in any REMIC or any interest in a "taxable mortgage pool" (such as a non-REMIC owner trust) that is economically comparable to a Residual Certificate.

   Mark-to-Market of Residual Certificates. Prospective purchasers of a Residual Certificate should be aware that the Service recently released final regulations (the "Mark-to-Market Regulations") which provide that a Residual Certificate acquired after January 3, 1995 cannot be marked-to-market. The Mark-to-Market Regulations changed the temporary regulations which allowed a Residual Certificate to be marked-to-market provided that it was not a "negative value" residual interest and did not have the same economic effect as a "negative value" residual interest.

   Certain Other Taxes on the REMIC. The REMIC provisions of the Code impose a 100% tax on any net income derived by a REMIC from certain prohibited transactions. Such transactions are: (i) any disposition of a qualified mortgage, other than pursuant to the substitution of a qualified replacement mortgage for a qualified mortgage (or the repurchase in lieu of substitution of a defective obligation), a disposition incident to the foreclosure, default, or imminent default of a mortgage, the bankruptcy or insolvency of the REMIC, or a qualified liquidation of the REMIC; (ii) the receipt of income from assets other than qualified mortgages and permitted investments; (iii) the receipt of compensation for services; and (iv) the receipt of gain from the dispositions of cash flow investments. The REMIC Regulations provide that the modification of the terms of a Contract occasioned by default or a reasonably foreseeable default of the Contract, the assumption of the Contract, the waiver of a due-on-sale clause or the conversion of an interest rate by an Obligor pursuant to the terms of a convertible adjustable-rate Contract will not be treated as a disposition of the Contract. In the event that a REMIC holds Convertible ARM Loans which are convertible at the option of the Obligor into fixed-rate, fully amortizing, level payment Contracts, a sale of such Contracts by the REMIC pursuant to a purchase agreement or other contract with the Company or other party, if and when the Obligor elects to so convert the terms of the Contract, is not expected to result in a prohibited transaction for the REMIC. The Code also imposes a 100% tax on contributions to a REMIC made after the Startup Day, unless such contributions are payments made to facilitate a cleanup call or a qualified liquidation of the REMIC, payments in the nature of a guaranty, contributions during the three-month period beginning on the Startup Day or contributions to a qualified reserve fund of the REMIC by a holder of a residual interest in the REMIC. The Code also imposes a tax on a REMIC at the highest corporate rate on certain net income from foreclosure property that the REMIC derives from the management, sale, or disposition of any real property, or any personal property incident thereto, acquired by the REMIC in connection with the default or imminent default of a loan. Generally, it is not anticipated that a REMIC will generate a significant amount of such income.

   Liquidation of the REMIC. A REMIC may liquidate without the imposition of entity-level tax only in a "qualified liquidation." A liquidation is considered qualified if a REMIC adopts a plan of complete liquidation (which may be accomplished by designating in the REMIC's final tax return a date on which such adoption is deemed to occur) and sells all of its assets (other than cash) within the ninety-day period beginning on the date of the adoption of the plan of liquidation, provided that it distributes to holders of Regular or Residual Certificates, on or before the last day of the ninety-day liquidation period, all the proceeds of the liquidation (including all cash), less amounts retained to meet claims.

   Taxation of Certain Foreign Investors. For purposes of this discussion, a "Foreign Holder" is a Certificateholder who holds a Regular Certificate and who is not (i) a citizen or resident of the United States, (ii) a corporation, partnership, or other entity organized in or under the laws of the United States or a political subdivision thereof (except, in the case of a partnership, to the extent provided in regulations), (iii) an estate the income of which is includible in gross income for United States tax purposes regardless of its source or (iv) a trust if (A) a court within the United States is able to exercise primary supervision over administration of the trust and (B) one or more United States persons have authority to control all substantial decisions of the trust. To the extent prescribed in regulations by the Secretary of the Treasury, which regulations have not yet been issued, a trust which was in existence on August 20, 1996 (other than a trust treated as owned by the grantor under Subpart E of Part I of Subchapter J of Chapter 1 of the Code), and which was treated as a United States person on August 19, 1996, may elect to continue to be treated as a United States person notwithstanding the previous sentence. Unless the interest on a Regular Certificate is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States, the Foreign Holder is not subject to federal income or withholding tax on interest (or original issue discount, if any) on a Regular Certificate (subject to possible backup withholding of tax, discussed below), provided the Foreign Holder is not a controlled foreign corporation related to the Company and does not own actually or constructively 10% or more of the voting stock of the Company. To qualify for this tax exemption, the Foreign Holder will be required to provide periodically a statement signed under penalties of perjury certifying that the Foreign Holder meets the requirements for treatment as a Foreign Holder and providing the Foreign Holder's name and address. The statement, which may be made on a Form W-8 or substantially similar substitute form, generally must be provided in the year a payment occurs or in either of the two preceding years. The statement must be provided, either directly or through clearing organization or financial institution intermediaries, to the person that otherwise would withhold tax. This exemption may not apply to a Foreign Holder that owns both Regular Certificates and Residual Certificates. If the interest on a Regular Certificate is effectively connected with the conduct by a Foreign Holder of a trade or business within the United States, then the Foreign Holder will be subject to tax at regular graduated rates. Foreign Holders should consult their own tax advisors regarding the specific tax consequences of their owning a Regular Certificate.

   Any gain recognized by a Foreign Holder upon a sale, retirement or other taxable disposition of a Regular Certificate generally will not be subject to United States federal income tax unless either (i) the Foreign Holder is a nonresident alien individual who holds the Regular Certificate as a capital asset and who is present in the United States for 183 days or more in the taxable year of the disposition and either the gain is attributable to an office or other fixed place of business maintained in the U.S. by the individual or the individual has a "tax home" in the United States, or (ii) the gain is effectively connected with the conduct by the Foreign Holder of a trade or business within the United States.

   A Regular Certificate will not be includible in the estate of a Foreign Holder who does not own actually or constructively 10% or more of the voting stock of the Company.

   Backup Withholding. Under certain circumstances, a REMIC Certificateholder may be subject to "backup withholding" at a 31% rate. Backup withholding may apply to a REMIC Certificateholder who is a United States person if the holder, among other circumstances, fails to furnish his Social Security number or other taxpayer identification number to the Trustee. Backup withholding may apply, under certain circumstances, to a REMIC Certificateholder who is a foreign person if the REMIC Certificateholder fails to provide the Trustee or the REMIC Certificateholder's securities broker with the statement necessary to establish the exemption from federal income and withholding tax on interest on the REMIC Certificate. Backup withholding, however, does not apply to payments on a Certificate made to certain exempt recipients, such as corporations and tax-exempt organizations, and to certain foreign persons. REMIC Certificateholders should consult their tax advisors for additional information concerning the potential application of backup withholding to payments received by them with respect to a Certificate.

   On October 6, 1997, the Treasury Department issued new regulations which make certain modifications to the withholding, backup withholding and information reporting rules described above. The new regulations attempt to unify certification requirements and modify reliance standards, and will generally be effective for payments made after December 31, 1999, subject to certain transition rules. Prospective investors are urged to consult their own tax advisors regarding the new regulations.

   Reporting Requirements and Tax Administration. The Company will report annually to the Service, holders of record of the Regular Certificates that are not excepted from the reporting requirements and, to the extent required by the Code, other interested parties, information with respect to the interest paid or accrued on the Regular Certificates, original issue discount, if any, accruing on the Regular Certificates and information necessary to compute the accrual of any market discount or the amortization of any premium on the Regular Certificates.

   The Treasury Department has issued final regulations concerning certain aspects of REMIC tax administration. Under those regulations, a Residual Certificateholder must be designated as the REMICs "tax matters person." The tax matters person, generally, has responsibility for overseeing and providing notice to the other Residual Certificateholders of certain administrative and judicial proceedings regarding the REMIC's tax affairs. Unless otherwise indicated in the related Prospectus Supplement, the Company will be designated as tax matters person for each REMIC, and in conjunction with the Trustee will act as the agent of the Residual Certificateholders in the preparation and filing of the REMIC's federal and state income tax and other information returns.

Non-REMIC Series

   Tax Status of the Trust Fund. In the case of a Trust Fund evidenced by a series or sub-series of Certificates, or a segregated portion thereof, with respect to which a REMIC Election is not made ("Non-REMIC Certificates"), Counsel will have advised the Company that, in their opinion, each Contract Pool and the arrangement to be administered by the Company under which the Trustee will hold and the Company will be obligated to service the Contracts and pursuant to which Non-REMIC Certificates will be issued to Non-REMIC Certificateholders will not be classified as an association taxable as a corporation or a "taxable mortgage pool, within the meaning of Code Section 7701(i), but rather will be classified as a grantor trust under Subpart E, Part I of Subchapter J of Chapter 1 of the Code. Each Non-REMIC Certificateholder will be treated as the owner of a pro rata undivided interest in the ordinary income and corpus portions of the trust attributable to the Contract Pool in which its Certificate evidences an ownership interest and will be considered the equitable owner of a pro rata undivided interest in each of the Contracts included therein.

   Tax Status of Non-REMIC Certificates. In general; (i) Certificates held by a "domestic building and loan association" within the meaning of Section 7701(a)(19) of the Code may be considered to represent "qualifying real property loans" within the meaning of Section 7701(a)(19)(C)(v) of the Code; and (ii) Certificates held by a real estate investment trust may constitute "real estate assets" within the meaning of Section 856(c)(4)(A) of the Code and interest thereon may be considered "interest on obligations secured by mortgages on real property" within the meaning of Section 856(c)(3)(B) of the Code. See the discussions of such Code provisions above under "REMIC Series Tax Status of REMIC Certificates." Investors should review the related Prospectus Supplement for a discussion of the treatment of Non-REMIC Certificates and Contracts under these Code sections and should, in addition, consult with their own tax advisors with respect to these matters.

   Tax Treatment of Non-REMIC Certificates. Non-REMIC Certificateholders will be required to report on their federal income tax returns, and in a manner consistent with their respective methods of accounting, their pro rata share of the entire income arising from the Contracts comprising such Contract Pool, including interest, original issue discount, if any, prepayment fees, assumption fees, and late payment charges received by the Company, and any gain upon disposition of such Contracts. (For purposes of this discussion, the term "disposition," when used with respect to the Contracts, includes scheduled or prepaid collections with respect to the Contracts, as well as the sale or exchange of a Non-REMIC Certificate.) Non-REMIC Certificateholders will be entitled under Section 162 or 212 of the Code to deduct their pro rata share of related servicing fees, administrative and other non-interest expenses, including assumption fees and late payment charges retained by the Company. An individual, an estate, or a trust that holds a Non-REMIC Certificate either directly or through a pass-through entity will be allowed to deduct such expenses under Section 212 of the Code only to the extent that, in the aggregate and combined with certain other itemized deductions, they exceed 2% of the adjusted gross income of the holder. In addition, Section 68 of the Code provides that the amount of itemized deductions (including those provided for in Section 212 of the Code) otherwise allowable for the taxable year for an individual whose adjusted gross income exceeds a threshold amount specified in the Code ($124,500 in 1998 in the case of a joint return) will be reduced by the lesser of (i) 3% of the excess of adjusted gross income over the specified threshold amount or (ii) 80% of the amount of itemized deductions otherwise allowable for such taxable year. To the extent that a Non-REMIC Certificateholder is not permitted to deduct servicing fees allocable to a Non-REMIC Certificate, the taxable income of the Non-REMIC Certificateholder attributable to that Non-REMIC Certificate will exceed the net cash distributions related to such income. Non-REMIC Certificateholders may deduct any loss on disposition of the Contracts to the extent permitted under the Code.

   Under current Service interpretations of applicable Treasury Regulations the Company would be able to sell or otherwise dispose of any subordinated Non-REMIC Certificates. Accordingly, the Company expects to offer subordinated Non-REMIC Certificates for sale to investors. In general, such subordination should not affect the federal income tax treatment of either the subordinated or senior Certificates. Holders of subordinated classes of Certificates should be able to recognize any losses allocated to such class when and if losses are realized.

   To the extent that any of the Contracts comprising a Contract Pool were originated on or after March 2, 1984 and under circumstances giving rise to original issue discount, Certificateholders will be required to report annually an amount of additional interest income attributable to such discount in such Contracts prior to receipt of cash related to such discount. To the extent that the Non-REMIC Certificates represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used with respect to the Contracts comprising the Contract Pool in computing the accrual of any original issue discount, market discount or amortizable premiums. See the discussion above under "REMIC Series--Original Issue Discount." Similarly, Code provisions concerning market discount and amortizable premium will apply to the Contracts comprising a Contract Pool to the extent that the loans were originated after July 18, 1984 and September 27, 1985, respectively. See the discussions above under "REMIC Series--Market Discount" and "REMIC Series--Amortizable Premium." It is unclear whether a prepayment assumption would be applicable in accruing or amortizing any such original issue or market discount or premium with respect to Non-REMIC Certificates that do not represent an interest in any pool of debt instruments the yield on which may be affected by reason of prepayments, or for taxable years beginning prior to August 5, 1997.

   Stripped Non-REMIC Certificates. Certain classes of Non-REMIC Certificates may be subject to the stripped bond rules of Section 1286 of the Code and for purposes of this discussion will be referred to as "Stripped Certificates." In general, a Stripped Certificate will be subject to the stripped bond rules where there has been a separation of ownership of the right to receive some or all of the principal payments on a Contract from ownership of the right to receive some or all of the related interest payments. Non-REMIC Certificates will constitute Stripped Certificates and will be subject to these rules under various circumstances, including the following: (i) if any servicing compensation is deemed to exceed a reasonable amount; (ii) if the Company or any other party retains a Retained Yield with respect to the Contracts comprising a Contract Pool; (iii) if two or more classes of Non-REMIC Certificates are issued representing the right to non-pro rata percentages of the interest or principal payments on the Contracts; or (iv) if Non-REMIC Certificates are issued which represent the right to interest only payments or principal only payments.

   Although not entirely clear, each Stripped Certificate should be considered to be a single debt instrument issued on the day it is purchased for purposes of calculating any original issue discount. Original issue discount with respect to a Stripped Certificate, if any, must be included in ordinary gross income for federal income tax purposes as it accrues in accordance with the constant-yield method that takes into account the compounding of interest and such accrual of income may be in advance of the receipt of any cash attributable to such income. See "REMIC Series--Original Issue Discount" above. For purposes of applying the original issue discount provisions of the Code, the issue price of a Stripped Certificate will be the purchase price paid by each holder thereof and the stated redemption price at maturity may include the aggregate amount of all payments to be made with respect to the Stripped Certificate whether or not denominated as interest. The amount of original issue discount with respect to a Stripped Certificate may be treated as zero under the original issue discount de minimis rules described above. A purchaser of a Stripped Certificate will be required to account for any discount on the certificate as market discount rather than original issue discount if either (i) the amount of original issue discount with respect to the certificate was treated as zero under the original issue discount de minimis rule when the certificate was stripped or (ii) no more than 100 basis points (including any amount of servicing in excess of reasonable servicing) is stripped off of the Contracts. See "REMIC Series--Market Discount" above.

   To the extent the Stripped Certificates represent an interest in any pool of debt instrument the yield on which may by affected by reason of prepayments, for taxable years beginning after August 5, 1997, a prepayment assumption must be used in computing yield on the underlying assets of a Trust Fund with respect to which a REMIC election is not made. It is unclear whether a prepayment assumption would be applicable to the Stripped Certificates that do not represent an interest in any such pool or for taxable years beginning prior to August 5, 1997. The Code appears to require that such a prepayment assumption be used in computing yield with respect to Stripped Certificates that do not represent an interest in a pool of debt instruments the yield on which may be affected by reason of prepayments or for taxable years beginning prior to August 5, 1997. In the absence of authority to the contrary, the Company intends to base information reports and returns to the Service and the holders of Stripped Certificates taking into account an appropriate prepayment assumption. Holders of Stripped Certificates should refer to the related Prospectus Supplement to determine whether and in what manner the original issue discount rules will apply thereto.

   When an investor purchases more than one class of Stripped Certificates it is currently unclear whether for federal income tax purposes such classes of Stripped Certificates should be treated separately or aggregated for purposes of applying the original issue discount rules described above.

   It is possible that the Service may take a contrary position with respect to some or all of the foregoing tax consequences. For example, a holder of a Stripped Certificate may be treated as the owner of (i) as many stripped bonds or stripped coupons as there are scheduled payments of principal and/or interest on each Contract or (ii) a separate installment obligation for each Contract representing the Stripped Certificate's pro rata share of principal and/or interest payments to be made with respect thereto. As a result of these possible alternative characterizations, investors should consult their own tax advisors regarding the proper treatment of Stripped Certificates for federal income tax purposes.

   Gain or Loss on Disposition. Upon sale or exchange of a Non-REMIC Certificate, a Non-REMIC Certificateholder will recognize gain or loss equal to the difference between the amount realized in the sale and its aggregate adjusted basis in the Contracts represented by the Non-REMIC Certificate. Generally, the aggregate adjusted basis will equal the Non-REMIC Certificateholder's cost for the Non-REMIC Certificate increased by the amount of any previously reported gain with respect to the Non-REMIC Certificate and decreased by the amount of any losses previously reported with respect to the Non-REMIC Certificate and the amount of any distributions received thereon. Except as provided above with respect to the original issue discount and market discount rules, any such gain or loss would be capital gain or loss if the Non-REMIC Certificate was held as a capital asset.

   Recharacterization of Servicing Fees. The servicing compensation to be received by the Company may be questioned by the Service with respect to certain Certificates or Contracts as exceeding a reasonable fee for the services being performed in exchange therefor, and a portion of such servicing compensation could be recharacterized as an ownership interest retained by the Company or other party in a portion of the interest payments to be made pursuant to the Contracts. In this event, a Certificate might be treated as a Stripped

Certificate subject to the stripped bond rules of Section 1286 of the Code and the original issue discount provisions rather than to the market discount and premium rules. See the discussion above under "Non-REMIC Series--Stripped Non-REMIC Certificates."

   Tax Treatment of Certain Foreign Investors. Generally, interest or original issue discount paid to or accruing for the benefit of a Non-REMIC Certificateholder who is a Foreign Holder (as defined in "REMIC Series-- Taxation of Certain Foreign Investors") will be treated as "portfolio interest" and therefore will be exempt from the 30% withholding tax. Such Non-REMIC Certificateholder will be entitled to receive interest payments and original issue discount on the Non-REMIC Certificates free of United States federal income tax, but only to the extent the Contracts were originated after July 18, 1984 and provided that such Non-REMIC Certificateholder periodically provides the Trustee (or other person who would otherwise be required to withhold tax) with a statement certifying under penalty of perjury that such Non-REMIC Certificateholder is not a United States person and providing the name and address of such Non-REMIC Certificateholder. For additional information concerning interest or original issue discount paid by the Company to a Foreign Holder and the treatment of a sale or exchange of a Non-REMIC Certificate by a Foreign Holder, which will generally have the same tax consequences as the sale of a Regular Certificate, see the discussion above under "REMIC Series-- Taxation of Certain Foreign Investors".

   Tax Administration and Reporting. The Company will furnish to each Non-REMIC Certificateholder with each distribution a statement setting forth the amount of such distribution allocable to principal and to interest. In addition, the Company will furnish, within a reasonable time after the end of each calendar year, to each Non-REMIC Certificateholder who was a Certificateholder at any time during such year, information regarding the amount of servicing compensation received by the Company and any sub-servicer and such other customary factual information as the Company deems necessary or desirable to enable Certificateholders to prepare their tax returns. Reports will be made annually to the Service and to holders of record that are not excepted from the reporting requirements regarding information as may be required with respect to interest and original issue discount, if any, with respect to the Non-REMIC Certificates.

Other Tax Consequences

   No advice has been received as to local income, franchise, personal property, or other taxation in any state or locality, or as to the tax effect of ownership of Certificates in any state or locality. Certificateholders are advised to consult their own tax advisors with respect to any state or local income, franchise, personal property, or other tax consequences arising out of their ownership of Certificates.

                        LEGAL INVESTMENT CONSIDERATIONS

   Unless otherwise indicated in the applicable Prospectus Supplement, any Certificates offered hereby that are rated in one of the two highest rating categories by at least one nationally recognized statistical rating organization will constitute "mortgage related securities" for purposes of the Secondary Mortgage Market Enhancement Act of 1984 ("SMMEA") and, as such, will be legal investments for persons, trusts, corporations, partnerships, associations, business trusts and business entities (including depository institutions, life insurance companies and pension funds) created pursuant to or existing under the laws of the United States or of any state whose authorized investments are subject to state regulation to the same extent as, under applicable law, obligations issued by or guaranteed as to principal and interest by the United States or any such entities. Under SMMEA, certain states have created legislation specifically limiting the legal investment authority of any such entities with respect to "mortgage related securities," in which case the Certificates will constitute legal investments for entities subject to such legislation only to the extent provided therein. SMMEA provides, however, that in no event will the enactment of any such legislation affect the validity of any contractual commitment to purchase, hold or invest in Certificates, or require the sale or other disposition of Certificates, so long as such contractual commitment was made or such Certificates were acquired prior to the enactment of such legislation.

   SMMEA also amended the legal investment authority of federally-chartered depository institutions as follows: federal savings and loan associations and federal savings banks may invest in, sell or otherwise deal in Certificates without limitation as to the percentage of their assets represented thereby; federal credit unions may invest in Certificates; and national banks may purchase Certificates for their own account without regard to the limitations generally applicable to investment securities set forth in 12 U.S.C. (S)24 (Seventh), subject in each case to such regulations as the applicable federal regulatory authority may prescribe.

   Some Classes of Certificates offered hereby may not be rated in one of the two highest rating categories and thus would not constitute "mortgage related securities" for purposes of SMMEA.

   The Federal Financial Institutions Examination Council, The Federal Deposit Insurance Corporation, the Office of Thrift Supervision, the Office of the Comptroller of the Currency and the National Credit Union Administration have proposed or adopted guidelines regarding investment in various types of mortgage-backed securities. In addition, certain state regulators have taken positions that may prohibit regulated institutions subject to their jurisdiction from holding securities representing residual interests, including securities previously purchased. There may be other restrictions on the ability of certain investors, including depository institutions, either to purchase Certificates or to purchase Certificates representing more than a specified percentage of the investor's assets. Investors should consult their own legal advisors in determining whether and to what extent the Certificates constitute legal investments for such investors.

                                    RATINGS

   It is a condition precedent to the issuance of any Class of Certificates sold under this Prospectus that they be rated by at least one nationally recognized statistical rating organization in one of its four highest rating categories (within which there may be sub-categories or gradations indicating relative standing). A security rating is not a recommendation to buy, sell or hold securities and may be subject to revision or withdrawal at any time by the assigning rating agency. The security rating of any Series of Certificates should be evaluated independently of similar security ratings assigned to other kinds of securities.

                                  UNDERWRITING

   The Company may sell Certificates of each Series to or through underwriters (the "Underwriters") by a negotiated firm commitment underwriting and public reoffering by the Underwriters, and also may sell and place Certificates directly to other purchasers or through agents. The Company intends that Certificates will be offered through such various methods from time to time and that offerings may be made concurrently through more than one of these methods or that an offering of a particular Series of Certificates may be made through a combination of such methods.

   The distribution of the Certificates may be effected from time to time in one or more transactions at a fixed price or prices, which may be changed, or at market prices prevailing at the time of sale, at prices related to such prevailing market prices or at negotiated prices.

   If so specified in the Prospectus Supplement relating to a Series of Certificates, the Company or any affiliate thereof may purchase some or all of one or more Classes of Certificates of such Series from the Underwriter or Underwriters at a price specified in such Prospectus Supplement. Such purchaser may thereafter from time to time offer and sell, pursuant to this Prospectus, some or all of such Certificates so purchased directly, through one or more Underwriters to be designated at the time of the offering of such Certificates or through broker-dealers acting as agent and/or principal. Such offering may be restricted in the manner specified in such Prospectus Supplement. Such transactions may be effected at market prices prevailing at the time of sale, at negotiated prices or at fixed prices.

   In connection with the sale of the Certificates, Underwriters may receive compensation from the Company or from purchasers of Certificates for whom they may act as agents in the form of discounts, concessions or commissions. Underwriters may sell the Certificates of a Series to or through dealers and such dealers may receive compensation in the form of discounts, concessions or commissions from the Underwriters and/or commissions from the purchasers for whom they may act as agents. Underwriters, dealers and agents that participate in the distribution of the Certificates of a Series may be deemed to be Underwriters, and any discounts or commissions received by them from the Company and any profit on the resale of the Certificates by them may be deemed to be underwriting discounts and commissions, under the Act. Any such Underwriters or agents will be identified, and any such compensation received from the Company will be described, in the Prospectus Supplement.

   Under agreements which may be entered into by the Company, Underwriters and agents who participate in the distribution of the Certificates may be entitled to indemnification by the Company against certain liabilities, including liabilities under the Act.

   If so indicated in the Prospectus Supplement, the Company will authorize Underwriters or other persons acting as the Company's agents to solicit offers by certain institutions to purchase the Certificates from the Company pursuant to contracts providing for payment and delivery on a future date. Institutions with which such contracts may be made include commercial and savings banks, insurance companies, pension funds, investment companies, educational charitable institutions and others, but in all cases such institutions must be approved by the Company. The obligation of any purchaser under any such contract will be subject to the condition that the purchaser of the offered Certificates shall not at the time of delivery be prohibited under the laws of the jurisdiction to which such purchaser is subject from purchasing such Certificates. The Underwriters and such other agents will not have responsibility in respect of the validity or performance of such contracts.

   The Underwriters may, from time to time, buy and sell Certificates, but there can be no assurance that an active secondary market will develop and there is no assurance that any such market, if established, will continue.

   Certain of the Underwriters and their associates may engage in transactions with and perform services for the Company in the ordinary course of business.

                                 LEGAL MATTERS

   The legality and material federal income tax consequences of the Certificates will be passed upon for the Company by the counsel to the Company identified in the applicable Prospectus Supplement.

                                    EXPERTS

   The consolidated financial statements of the Company as of December 31, 1998 and for the year ended December 31 1998, incorporated by reference herein have been audited by PricewaterhouseCoopers LLP, independent accountants, as stated in their opinion given upon their authority as experts in accounting and auditing.

   The consolidated financial statements of the Company as of December 31, 1997 and for each of the years in the two-year period ended December 31, 1997 incorporated by reference herein have been audited by KPMG Peat Marwick LLP, independent accountants, as stated in their report given upon their authority as experts in accounting and auditing.

                                    GLOSSARY

   There follows abbreviated definitions of certain capitalized terms used in this Prospectus and the Prospectus Supplement. The Agreement may contain a more complete definition of certain of the terms defined herein and reference should be made to the Agreement for a more complete definition of all such terms.

   "Accrual Remittance Amount" means, with respect to the Compound Interest Certificates of a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, as of any Remittance Date, the amount of interest, calculated at the Interest Rate, which has accrued on such Compound Interest Certificates from the prior Remittance Date.

   "Adjustable Rate Certificates" means Certificates which evidence the right to receive distributions of income at a variable Remittance Rate.

   "Advances" means the advances made by a Servicer (including from advances made by a Sub-servicer) on any Remittance Date pursuant to an Agreement.

   "Agreement" means each Pooling and Servicing Agreement by and among the Company, the Trustee and any other party specified in the related Prospectus Supplement.

   "Asset Value" means the Asset Value of the Contracts included in a Trust Fund, determined in the manner set forth in the related Agreement.

   "Amount Available" means, with respect to each Series of Certificates, certain amounts on deposit in the Certificate Account on a Determination Date.

   "Available Subordination Amount" means, with respect to a Series of Certificates having a Class of Subordinated Certificates, unless otherwise provided in the related Prospectus Supplement, as of any Remittance Date, the excess, if any, of the then applicable Maximum Subordination Amount over the Cumulative Subordination Payments as of the preceding Remittance Date.

   "Certificate Account" means the account maintained by the Servicer or the Trustee, as specified in the related Prospectus Supplement.

   "Certificate Distribution Amount" means, unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates evidencing an interest in a Contract Pool, the amount of interest (calculated as specified in such Prospectus Supplement) and the amount of Principal (calculated as specified in such Prospectus Supplement) to be distributed to Certificateholders on each Remittance Date.

   "Certificate Remittance Amount" means, unless otherwise specified in the related Prospectus Supplement, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, as of any Remittance Date, the amount, if any, by which the then outstanding Stated Balance of the Classes of Certificates of such Series (before taking into account the amount of interest accrued on any Class of Compound Interest Certificates to be added to the Stated Balance thereof on such Remittance Date) exceeds the Asset Value (as defined in the related Prospectus Supplement) of the Contracts included in the Trust Fund for such Series as of the end of the related Due Period.

   "Certificates" means the Manufactured Housing Contract Pass-Through Certificates issued pursuant to an Agreement.

   "Code" means the Internal Revenue Code of 1986, as amended, and any regulations promulgated thereunder.

   "Company" means Green Tree Financial Corporation.

   "Compound Interest Certificates" means Certificates on which interest may accrue but not be paid for the period described in the related Prospectus Supplement.

   "Contract Pool" means, with respect to each Series of Certificates, the pool of manufactured housing conditional sales contracts and installment loan agreements transferred by the Company to the Trustee.

   "Contract Rate" means, with respect to each Contract, the interest rate specified in the Contract.

   "Contracts" means manufactured housing installment sales contracts and installment loan agreements, including any and all rights to receive payments due thereunder on and after the Cut-off Date and security interests in Manufactured Homes purchased with the proceeds of such contracts.

   "Cumulative Subordination Payments" means, with respect to a Series of Certificates having a class of Subordinated Certificates, unless otherwise provided in the related Prospectus Supplement as of any Remittance Date, the cumulative amount equal to (i) the total of all amounts distributed to the Senior Certificateholders, exclusive of Advances made by the Servicer and the Initial Deposit to the Reserve Fund, up to and including such Remittance Date minus (ii) the Senior Percentage times the Available Distribution Amount for all Remittance Dates up to and including such Remittance Date.

   "Cut-off Date" means the date specified in the related Prospectus Supplement as the date from which principal and interest payments on the Contracts are included in the Trust Fund.

   "Determination Date" means, unless otherwise specified in the related Prospectus Supplement, the third Business Day immediately preceding the related Remittance Date.

   "Due Period" means, unless otherwise provided in a related Prospectus Supplement, with respect to any Remittance Date, the period from and including the 15th day of the second month preceding the Remittance Date, to and including the 14th day of the month immediately preceding the Remittance Date.

   "Eligible Investments" means one or more of the investments specified in the Agreement in which moneys in the Certificate Account and certain other accounts are permitted to be invested.

   "Excess Interest or Excess Interest Rate" means, with respect to any Contract, the per annum percentage of the principal balance from time to time outstanding, which may be retained by a seller, the Company or the Servicer or allocated to a designated Class of Certificates, as specified in the related Prospectus Supplement.

   "FDIC" means the Federal Deposit Insurance Corporation.

   "FHA" means the Federal Housing Administration.

   "Final Scheduled Remittance Date" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of each Series, the date, based on the assumptions set forth in the related Prospectus Supplement, on which the Stated Balance of all Certificates of each Class shall have been reduced to zero.

   "FNMA" means the Federal National Mortgage Association.

   "GNMA" means the Government National Mortgage Association.

   "GNMA Certificates" means individual mortgage pass-through securities issued or guaranteed by GNMA.

   "HUD" means the United States Department of Housing and Urban Development.

   "Initial Deposit" means, with respect to a Series of Certificates, the amount, if any, deposited into the Reserve Fund on the date of the initial issuance of the Certificates.

   "Interest Rate" means, with respect to a Series of Certificates providing for sequential distributions in reduction of the Stated Balance of the Classes of such Series, the interest payable on the Principal Balance outstanding of each such Class.

   "Late Collections" means, with respect to any Contract, amounts received during any Due Period, whether as late payments of Monthly Payments, or as Liquidation Proceeds, condemnation awards, proceeds of insurance policies or otherwise, which represent late payments or collections of Monthly Payments due but delinquent for a previous Due Period and not previously recovered.

   "Liquidation Proceeds" means cash (including insurance proceeds) received in connection with the repossession of a Manufactured Home.

   "Loan-to-Value Ratio" means the loan-to-value ratio at the time of origination of the Contract.

   "Manufactured Home" means a unit of manufactured housing, including all accessions thereto, securing the indebtedness of the Obligor under the related Contract.

   "Maximum Subordination Amount" means, with respect to a Series of Certificates having a Class of Subordinated Certificates, the amount specified in the related Prospectus Supplement, representing the maximum amount of Cumulative Subordination Payments which may be required to be made over the term of the related Agreement.

   "Monthly Payment" means the scheduled monthly payment of principal and interest on a Contract.

   "Obligor" means each person who is indebted under a Contract or who has acquired a Manufactured Home subject to a Contract.

   "Record Date" means the date specified in the related Prospectus Supplement for the list of Certificateholders entitled to distributions on the Certificates.

   "REMIC" means a "real estate mortgage investment conduit" as defined in the Code.

   "Remittance Date" means the date specified in the related Prospectus Supplement for payments on the Certificates.

   "Remittance Rate" means, as to a Certificate, the rate or rates of interest thereon specified in the related Prospectus Supplement.

   "Senior Certificates" means, with respect to each Series of Certificates, the Class or Classes which have rights senior to another Class or Classes in such Series.

   "Senior Distribution Amount" means, with respect to a Series of Certificates having Subordinated Certificates, as of each Remittance Date and for each Class of Senior Certificates, the amount due the holders of such Class of Senior Certificates.

   "Senior Percentage" means, with respect to a Series of Certificates having Subordinated Certificates, the percentage specified in the related Prospectus Supplement.

   "Senior Shortfall" means, with respect to a Series of Certificates having Subordinated Certificates, as of any date, to the extent not previously paid, the aggregate of the amounts by which the Senior Distribution Amount for any Remittance Date exceeds the amount actually paid on such date.

   "Servicer" means, with respect to each Series of Certificates evidencing interests in Contracts, the Servicer specified in the related Prospectus Supplement.

   "Servicing Fee" means the amount of the annual fee paid to the Servicer or the Trustee as specified in this Prospectus.

   "Single Certificate" means, unless otherwise specified in the related Prospectus Supplement, for each Class of Certificates of any Series, the initial principal amount of Contracts evidenced by a single Certificate of such Class.

   "Stated Balance" means, with respect to a Series of Certificates providing for sequential distributions in reduction of Stated Balance of the Classes of such Series, the maximum specified dollar amount (exclusive of interest at the related Interest Rate) to which the Holder thereof is entitled from the cash flow of the Trust Fund.

   "Subordinated Certificates" means, with respect to each Series of Certificates, the Class or Classes with rights subordinate to another Class or Classes of such Series.

   "Subordinated Percentage" means, with respect to a Series of Certificates having Subordinated Certificates, the percentage specified in the related Prospectus Supplement.

   "Trust Fund" means, with respect to each Series of Certificates, the corpus of the trust created by the related Agreement, to the extent described in such Agreement, consisting of, among other things, Contracts, such assets as shall from time to time be identified as deposited in the Certificate Account, the Manufactured Home which secured a Contract, insurance, a reserve fund and other forms of credit enhancement, if any.

   "Trustee" means the Trustee for a Series of Certificates specified in the related Prospectus Supplement.

   "VA" means the Veterans' Administration.

   "Variable Rate Certificates" means Certificates which evidence the right to receive distributions of income at a variable Remittance Rate.

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

      For 90 days after the date of this prospectus supplement, all dealers that effect transactions in these securities, whether or not participating in this offering, may be required to deliver a prospectus. This is in addition to the dealers' obligation to deliver a copy of this prospectus supplement and the prospectus when acting as underwriters and with respect to their unsold allotments or subscriptions.


                               [Green Tree Logo]
                               A Conseco Company

--------------------------------------------------------------------------------
--------------------------------------------------------------------------------

                                    PART II

                     INFORMATION NOT REQUIRED IN PROSPECTUS

Item 14. Other Expenses of Issuance and Distribution

      SEC registration fee........................................ $1,112,000.00
      Blue Sky fees and expenses..................................      5,000.00
      Accountant's fee and expenses...............................     20,000.00
      Attorney's fees and expenses................................    168,000.00
      Trustee's fees and expenses.................................     22,000.00
      Printing and engraving expenses.............................    100,000.00
      Rating Agency fee...........................................    180,000.00
      Miscellaneous...............................................     22,500.00
                                                                   -------------
          Total................................................... $1,629,500.00
                                                                   =============

Item 15. Indemnification of Directors and Officers

      Green Tree Financial Corporation is incorporated under the laws of Delaware. Section 145 of the Delaware General Corporation Law provides that a Delaware corporation may indemnify any persons, including officers and directors, who are, or are threatened to be made, parties to any threatened, pending or completed action, suit or proceeding, whether civil, criminal, administrative or investigative (other than an action by or in the right of such corporation, by reason of the fact that such person was an officer, director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, employee or agent of such corporation, or is or was serving at the request of such corporation as a director, officer, employee or agent of another corporation or enterprise). The indemnity may include expenses (including attorneys' fees), judgments, fines and amounts paid in settlement actually and reasonably incurred by such person in connection with such action, suit or proceeding, provided such person acted in good faith and in a manner he reasonably believed to be in or not opposed to the corporation's best interests and, for criminal proceedings, had no reasonable cause to believe that his conduct was illegal. A Delaware corporation may indemnify officers and directors in an action by or in the right of the corporation under the same conditions, except that no indemnification is permitted without judicial approval if the officer or director is adjudged to be liable to the corporation. Where and officer or director is successful on the merits or otherwise in the defense of any action referred to above, the corporation must indemnify him against the expenses which such officer or director actually and reasonably incurred.

      The Certificate of Incorporation and Bylaws of Green Tree Financial Corporation provide, in effect, that, subject to certain limited exceptions, such corporation will indemnify its officers and directors to the extent permitted by the Delaware General Corporation Law.

      The Company maintains a directors' and officers' insurance policy.

      Pursuant to the form of Underwriting Agreement, the Underwriters will agree, subject to certain conditions, to indemnify the Company, its directors, certain of their officers and any persons who control the Company, within the meaning of the Securities Act of 1933, as amended (the "Securities Act"), against certain liabilities.

Item 16. Exhibits


        1.1    Proposed form of Underwriting Agreement (incorporated by
               reference to similarly numbered exhibit on Registrant's
               Registration Statement No. 333-36969)
        1.2    Proposed form of alternate Underwriting Agreement (incor-
               porated by reference to similarly numbered exhibit on Reg-
               istrant's Registration Statement No. 333-36969)
        3.1    Certificate of Incorporation of Green Tree (incorporated
               by reference to Exhibit 1.2 to the Registrant's Registra-
               tion Statement No. 33-60869)
        3.2    Restated By-Laws of Green Tree (incorporated by reference
               to Exhibit 3.2 to Registrant's Registration Statement No.
               333-52233)
        4.1    Form of Pooling and Servicing Agreement (incorporated by
               reference to Exhibit 4.1 to the Registrant's Current Re-
               port on Form 8-K dated February 22, 1999)
       *5.1    Opinion and consent of Dorsey & Whitney LLP as to legality
       *8.1    Opinion of Dorsey & Whitney LLP as to tax matters
       12.1    Computation of Ratio of Earnings to Fixed Charges (incor-
               porated by reference to Exhibit 12.1 to the Registrant's
               Annual Report on Form 10-K for the period ended December
               31, 1998)
     **23.1    Consent of PricewaterhouseCoopers LLC
     **23.2    Consent of KPMG Peat Marwick LLP
       23.3    Consent of Dorsey & Whitney LLP (included as part of Ex-
               hibit 5.1)
       24.1    Power of attorney from officers and directors of the
               Registrants signed by an attorney-in-fact (included on
               page II-5)

--------
       *Filed herewith.
      **To be filed by amendment

Item 17. Undertakings

      Insofar as indemnification for liabilities arising under the Securities Act of 1933 may be permitted to directors, officers, and controlling persons of the registrant pursuant to the foregoing provisions, or otherwise, the registrant has been advised that, in the opinion of the Securities and Exchange Commission, such indemnification is against public policy as expressed in the Act and is, therefore, unenforceable. In the event that a claim for indemnification against such liabilities (other than the payment by the registrant of expenses incurred or paid by a director, officer or controlling person of the registrant in the successful defense of any action, suit or proceeding) is asserted by such director, officer or controlling person in connection with the securities being registered, the registrant will, unless in the opinion of its counsel the matter has been settled by controlling precedent, submit to a court of appropriate jurisdiction the question whether such indemnification by it is against public policy as expressed in the Act and will be governed by the final adjudication of such issue.

      The undersigned registrant hereby undertakes that:

       (1) For purposes of determining any liability under the Securities Act of 1933, the information omitted from the form of prospectus filed as a part of this registration statement in reliance upon Rule 430A and contained in a form of prospectus filed by the registrant pursuant to Rule 424(b)(1) or (4) or 497(h) under the Securities Act shall be deemed to be part of this registration statement as of the time it was declared effective.

       (2) For the purpose of determining any liability under the Securities Act of 1933, each post-effective amendment that contains a form of prospectus shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to Section 13(a) or 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to Section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes:

       (1) To file, during any period in which offers or sales are being made, a post-effective amendment to this registration statement:

         (i) To include any prospectus required by section 10(a)(3) of the Securities Act of 1933;

         (ii) To reflect in the prospectus any facts or events arising after the effective date of the registration statement (or the most recent post-effective amendment thereof) which, individually or in the aggregate, represent a fundamental change to the information set forth in the registration statement. Notwithstanding the foregoing, any increase or decrease in volume of securities offered (if the total dollar value of securities offered would not exceed that which was registered) and any deviation from the low or high end of the estimated maximum offering range may be reflected in the form of prospectus filed with the Commission pursuant to Rule 424(b) under the Securities Act of 1933 if, in the aggregate, the changes in volume and price represent no more than a 20% change in the maximum aggregate offering price set forth in the "Calculation of Registration Fee" table in the effective registration statement; and

         (iii) To include any material information with respect to the plan of distribution not previously disclosed in the registration statement or any material change to such information in the registration statement;

      Provided, however, that paragraphs (1)(i) and (1)(ii) do not apply if the registration statement is on Form S-3 or Form S-8, and the information required to be included in a post-effective amendment by those paragraphs is contained in periodic reports filed by the registrant pursuant to section 13 or section 15(d) of the Securities Exchange Act of 1934 that are incorporated by reference in the registration statement.

       (2) That, for the purpose of determining any liability under the Securities Act of 1933, each such post-effective amendment shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

       (3) To remove from registration by means of a post-effective amendment any of the securities being registered which remains unsold at the termination of the offering.

      The undersigned registrant hereby undertakes that, for purposes of determining any liability under the Securities Act of 1933, each filing of the registrant's annual report pursuant to section 13(a) or section 15(d) of the Securities Exchange Act of 1934 (and, where applicable, each filing of an employee benefit plan's annual report pursuant to section 15(d) of the Securities Exchange Act of 1934) that is incorporated by reference in the registration statement shall be deemed to be a new registration statement relating to the securities offered therein, and the offering of such securities at that time shall be deemed to be the initial bona fide offering thereof.

      The undersigned registrant hereby undertakes to deliver or cause to be delivered with the prospectus, to each person to whom the prospectus is sent or given, the latest annual report to security holders that is incorporated by reference in the prospectus and furnished pursuant to and meeting the requirements of Rule 14a-3 or Rule 14c-3 under the Securities Exchange Act of 1934; and, where interim financial information required to be presented by
Article 3 of Regulation S-X are not set forth in the prospectus, to deliver, or cause to be delivered to each person to whom the prospectus is sent or given, the latest quarterly report that is specifically incorporated by reference in the prospectus to provide such interim financial information.

                                   SIGNATURES

        Pursuant to the requirements of the Securities Act of 1933, the registrant certifies that it has reasonable grounds to believe that it meets all of the requirements for filing on Form S-3 and has duly caused this Registration Statement to be signed on its behalf by the undersigned, thereunto duly authorized, in the City of Saint Paul, State of Minnesota, on the 29th day of March, 1999.

                                          Green Tree Financial Corporation

                                                    /s/ Rollin M. Dick
                                          By___________________________________
                                                      Rollin M. Dick
                                            Executive Vice President and Chief
                                                     Financial Officer

                               POWER OF ATTORNEY

        Pursuant to the requirements of the Securities Act, this Registration Statement has been signed by the following persons in the capacities and on the date indicated. Each person whose signature to this Registration Statement appears below hereby constitutes and appoints Joel H. Gottesman and Scott T. Young and each of them, as his true and lawful attorney-in-fact and agent, with full power of substitution, to sign on his behalf individually and in the capacity stated below and to perform any acts necessary to be done in order to file all amendments and post-effective amendments to this Registration Statement, and any and all instruments or documents filed as part of or in connection with this Registration Statement or the amendments thereto and each of the undersigned does hereby ratify and conform all that said attorney-in-fact and agent, or his substitutes, shall do or cause to be done by virtue hereof.

              Signature                         Title                Date

        /s/ Thomas J. Kilian            Director and           March 29, 1999
-------------------------------------    President
          Thomas J. Kilian

         /s/ Rollin M. Dick             Director/Executive     March 29, 1999
-------------------------------------    Vice President and
           Rollin M. Dick                Chief Financial
                                         Officer (Principal
                                         Financial Officer)

         /s/ James S. Adams             Senior Vice            March 29, 1999
-------------------------------------    President and Chief
           James S. Adams                Accounting Officer
                                         (Principal
                                         Accounting Officer)

       /s/ Stephen C. Hilbert           Director               March 29, 1999
-------------------------------------
         Stephen C. Hilbert

                               INDEX TO EXHIBITS

                                                                          Page
                                                                          ----
    1.1    Proposed form of Underwriting Agreement (incorporated by
           reference to similarly numbered exhibit on Registrant's
           Registration Statement No. 333-36969)
    1.2    Proposed form of alternate Underwriting Agreement
           (incorporated by reference to similarly numbered exhibit on
           Registrant's Registration Statement No. 333-36969)
    3.1    Certificate of Incorporation of Green Tree (incorporated by reference to Exhibit 1.2 to the Registrant's Registration
           Statement No. 33-60869)
    3.2    Restated By-Laws of Green Tree (incorporated by reference to
           Exhibit 3.2 to Registrant's Registration Statement No. 333-
           52233)
    4.1    Form of Pooling and Servicing Agreement (incorporated by
           reference to Exhibit 4.1 to the Registrant's Current Report on Form 8-K dated August 13, 1998)
   *5.1    Opinion and consent of Dorsey & Whitney LLP as to legality
   *8.1    Opinion of Dorsey & Whitney LLP as to tax matters
   12.1    Computation of Ratio of Earnings to Fixed Charges
           (incorporated by reference to Exhibit 12.1 to the
           Registrant's Annual Report on Form 10-K for the period ended
           December 31, 1998)
 **23.1    Consent of PricewaterhouseCoopers LLP
 **23.2    Consent of KPMG Peat Marwick LLP
   24.1    Power of attorney from officers and directors of the Regis-
           trants signed by an attorney-in-fact (included on page II-5)

--------
 *Filed herewith
**To be filed by amendment